Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                SPECTRASITE, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                             4899                            56-2027322
  (State or other jurisdiction of      (Primary Standard Industrial     (IRS Employer Identification No.)
   incorporation or organization)      Classification Code Number)

                             ----------------------
                            400 REGENCY FOREST DRIVE
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  JOHN H. LYNCH
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                SPECTRASITE, INC.
                            400 REGENCY FOREST DRIVE
                           CARY, NORTH CAROLINA 27511
                                 (919) 468-0112
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
          BRUCE A. GUTENPLAN, ESQ.                    JAMES J. CLARK, ESQ.
           RAPHAEL M. RUSSO, ESQ.                    LUIS R. PENALVER, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP      CAHILL GORDON & REINDEL LLP
        1285 AVENUE OF THE AMERICAS                      80 PINE STREET
       NEW YORK, NEW YORK 10019-6064                NEW YORK, NEW YORK 10005
                212-373-3000                              212-701-3000

                             ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] ___________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                                      AMOUNT OF
        TITLE OF EACH CLASS                PROPOSED MAXIMUM         REGISTRATION
  OF SECURITIES TO BE REGISTERED      AGGREGATE OFFERING PRICE (1)       FEE
--------------------------------------------------------------------------------
Common Stock, par value $0.01              $305,325,000              $24,701
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated July 17, 2003

                                4,500,000 SHARES

                                SPECTRASITE, INC.
                                  COMMON STOCK

                           ---------------------------

         This is a public offering of shares of common stock of SpectraSite, Inc. All of the 4,500,000 shares of common stock are being sold by the selling stockholders. We will not receive any of the proceeds from the shares being sold by these selling stockholders.

         On July 16, 2003, the last reported sale price of our common stock, which is quoted on the OTC Bulletin Board under the ticker symbol "SPCS" was $59.00 per share. See "Price Range of Common Stock." We intend to list the common stock on the New York Stock Exchange.

         SEE "RISK FACTORS" ON PAGE 8 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                            ------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                                       PER SHARE        TOTAL
                                                       ---------        -----
Public offering price...........................     $                $
Underwriting discount...........................     $                $
Proceeds to the selling stockholders............     $                $

         To the extent that the underwriters sell more than 4,500,000 shares of common stock, the underwriters have the option to purchase up to an additional 675,000 shares from the selling stockholders at the public offering price less the underwriting discount.

                            ------------------------

         The underwriters expect to deliver the shares against payment in New York, New York on ____________, 2003.

           GOLDMAN, SACHS & CO.

                             BEAR, STEARNS & CO. INC.

                                     CITIGROUP

                                              CREDIT SUISSE FIRST BOSTON

                                                       LEHMAN BROTHERS


                            ------------------------

                      Prospectus dated ___________, 2003.

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE "RISK FACTORS" SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS. UNLESS THE CONTEXT INDICATES OR REQUIRES OTHERWISE, THE TERMS "SPECTRASITE," "WE," "OUR" AND "COMPANY" REFER TO SPECTRASITE, INC. (FORMERLY KNOWN AS SPECTRASITE HOLDINGS, INC.) AND ITS WHOLLY OWNED SUBSIDIARIES AND ALL PREDECESSOR ENTITIES, COLLECTIVELY. IN ADDITION, "COMMUNICATIONS" REFERS TO SPECTRASITE COMMUNICATIONS, INC., A WHOLLY OWNED SUBSIDIARY OF SPECTRASITE. SOME OF THE STATEMENTS IN THIS SUMMARY ARE FORWARD-LOOKING STATEMENTS. REFERENCES TO MARKETS IN THE UNITED STATES REFER TO BASIC TRADING AREAS OR "BTAS." FOR MORE INFORMATION, PLEASE SEE "FORWARD-LOOKING STATEMENTS."

                                   SPECTRASITE

OVERVIEW

         We are one of the largest and fastest growing wireless tower operators in the United States, based on number of towers and revenue growth, respectively. Our primary business is owning and leasing antenna sites on wireless and broadcast towers, owning and leasing in-building shared infrastructure systems and managing access to rooftop telecommunications on commercial real estate. For the three months ended March 31, 2003, approximately 94% of our revenues and 99% of our gross profit came from our site leasing operations. We also provide design, construction, modification and maintenance services for the broadcast tower industry.

         We have a portfolio of approximately 7,500 towers, primarily located in the top 100 markets in the United States. We believe that the growing use of wireless communications services together with capacity constraints in the top 100 markets will continue to increase the demand for tower assets located in these markets and drive the growth of our business.

         Our business is characterized by stable and recurring revenues, predictable operating costs and a low level of capital expenditures. We expect to continue to increase our revenues by adding new tenants to our towers and by providing additional space to our existing leasing customers. Revenues from our existing customers are expected to grow because of contractual provisions that increase our customers' payments to us on an annual basis. In addition, we experience minimal customer turnover due to long-term customer contracts, the quality of our assets and the significant relocation costs for our existing tenants.

PRODUCTS AND SERVICES

         Our business consists of site leasing and broadcast services.

         SITE LEASING

         As of March 31, 2003, we owned or operated 7,414 wireless towers and in-building systems and 74 broadcast towers. We have major metropolitan market clusters in Los Angeles, Chicago, San Francisco, Philadelphia, Detroit and Dallas. Our principal business is the leasing of space on our antenna sites to wireless carriers, which represents more than 92% of our monthly site leasing revenues.

         o WIRELESS TOWER OWNERSHIP, LEASING AND MANAGEMENT. We are one of the largest independent owners and operators of wireless communications towers in the United States. We provide antenna site leasing services, which primarily involve the leasing of antenna space on our towers, to wireless carriers. Our wireless leasing customers are leading wireless service providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile, Verizon Wireless and their affiliates. Together, these customers account for more than 89% of our monthly wireless leasing revenues.

         o IN-BUILDING SHARED INFRASTRUCTURE SOLUTIONS. We are a leading provider in the rapidly growing business of in-building neutral host distributed antenna systems serving telecommunications carriers in the United States. We have the exclusive rights to provide in-building systems to wireless carriers in over 300 retail shopping malls, casino/hotel resorts and office buildings in the United States.

         o BROADCAST TOWER OWNERSHIP, LEASING AND MANAGEMENT. We are one of the largest independent owners and operators of broadcast towers in the United States. We provide antenna site leasing services, which involve the leasing of antenna space on our broadcast towers to broadcasters and wireless carriers.

         o ROOFTOP MANAGEMENT. We provide rooftop management services to telecommunications carriers in the United States. We are the exclusive site manager for over 11,000 real estate properties, with significant access clusters in major metropolitan areas.

         BROADCAST SERVICES

         We are a leading provider of broadcast tower analysis, design, installation and technical services. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represent approximately 50% of the existing broadcast tower infrastructure in the United States.

         COMPETITIVE STRENGTHS:

         We believe that we are distinguished by the following competitive strengths which will allow us to continue to grow our revenues and increase our operating margins:

         o HIGH QUALITY ASSETS. We believe that the quality of our portfolio of tower assets, including our tower clusters in major metropolitan markets, makes us a preferred provider for the largest carriers in the wireless industry. In addition, because our tower portfolio was predominantly built over the last four years and we acquired primarily single-tenant towers from wireless carriers, we have fewer tenants per tower than the other publicly traded tower companies. Therefore, we expect that as we add new tenants our revenue per tower will grow at a faster rate than revenue per tower of other publicly traded tower companies. Over the last two years, we have been a leader in the tower industry in terms of key operating performance measures such as same tower revenue and same tower cash flow growth.

         o STABLE AND GROWING CORE LEASING BUSINESS. Our long-term site leasing contracts with our customers provide us with a recurring and stable cash flow stream that grows through contractual rent increases. Significant relocation costs also tend to deter existing tenants from switching to other towers. Because our tower operating expenses generally do not grow as we add additional tenants, once a tower is built for an anchor tenant, additional tenants provide high incremental cash flow.

         o LOW LEVELS OF DEBT IN OUR CAPITAL STRUCTURE. We currently operate with the lowest levels of total debt and debt leverage among the publicly traded tower companies. We have also substantially completed the build-out of our wireless tower portfolio and terminated our build-to-suit contracts with wireless carriers. We believe our lower level of total debt and funding requirements will increase our financial flexibility and enhance our cash flow generating capability.

         o DISCIPLINED APPROACH TO OPERATIONS. Over the last eight quarters, we have aggressively focused on operating cost controls. During that time, we reduced our quarterly sales, general and administrative expenses as a percentage of revenue from 31% to 16%, and our accounts receivable as a percentage of revenues to the lowest level among the publicly traded tower companies. By reducing the amount of working capital required to operate our business we have improved our operating flexibility.

         o EXPERIENCED MANAGEMENT. Our senior management team has been in place for four years and has an average of over 11 years of experience in the wireless industry. Our chief operating officer and the presidents of our leasing and broadcast divisions, for example, have a combined 38 years of experience in management positions at wireless carriers.

         BUSINESS STRATEGY

         We intend to capitalize on the continued growth in demand for wireless services and the related infrastructure required to support that growth. The principal features of our business strategy are to:

         o MAXIMIZE USE OF OUR TOWER PORTFOLIO. We believe that our highest returns will be achieved by leasing additional space on our existing towers. Because the costs of operating a tower are largely fixed, increasing utilization will significantly improve our operating margins. For example, (excluding the results from the 545 towers we sold to Cingular in February
                  2003) our revenues per tower have increased by approximately 18% and our tower cash flow per tower has increased by approximately 26% for the quarter ended March 31, 2003 compared to the quarter ended March 31, 2002.

         o TAKE ADVANTAGE OF OUR MAJOR MARKET PRESENCE. Approximately 71% of our wireless antenna sites are located in the top 100 markets in the United States, which is the highest percentage among the publicly traded tower companies. These markets cover approximately 74% of the U.S. population. We believe the increase in peak minutes of use, together with capacity constraints, in these markets will lead carriers to deploy more capital to expand their network capacity in these markets than in other markets.

         o LEVERAGE EXISTING RELATIONSHIPS WITH WIRELESS SERVICE PROVIDERS AND THEIR PROGRAM MANAGEMENT COMPANIES. We have a dedicated group of sales representatives that focuses on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

         o CAPITALIZE ON OUR INDUSTRY-LEADING POSITION IN PROVIDING IN-BUILDING SHARED INFRASTRUCTURE SOLUTIONS TO WIRELESS carriers. We have the largest operational base of distributed antenna systems providing in-building wireless coverage in the tower industry. We believe wireless carriers will continue to commit greater financial resources to these areas as they seek to improve network quality and provide additional high quality network coverage.

                               RECENT DEVELOPMENTS

         On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. We emerged from bankruptcy on February 10, 2003. Our operating subsidiaries, including SpectraSite Communications, Inc., were not part of the bankruptcy reorganization. Our senior management team remained with the company through the reorganization. Upon our emergence from bankruptcy, our largest stockholders are affiliates of Apollo Management V, L.P. and certain funds managed by Oaktree Capital Management, LLC. Members of our management team have options representing an aggregate of 10.0% of our fully diluted common stock.

         In order to focus on our core leasing business, we completed the sale of our network services division on December 31, 2002. In connection with the sale, we reduced our headcount by more than 1,000. On February 10, 2003, we sold 545 towers to Cingular. We used all of the net proceeds from the sale of the 545 towers to repay approximately $73.5 million of outstanding term loans under our credit facility.

         On May 21, 2003, we completed the sale of $200 million of our 81/4% senior notes due 2010 in a private offering. The net proceeds of $194.5 million of the offering were used to repay a portion of the outstanding indebtedness under our credit facility.

                                  THE OFFERING

Common stock
offered by the selling stockholders..........    4,500,000 shares

Common stock outstanding before and
after this offering..........................    23,743,515 shares

Dividend policy..............................    We have not paid any dividends
                                                 on our common stock in the past
                                                 and currently do not expect to
                                                 pay dividends or make any other
                                                 distributions on our common
                                                 stock in the future.

Use of proceeds..............................    We will not receive any
                                                 proceeds from the sale of
                                                 shares by the selling
                                                 stockholders.

Proposed New York Stock Exchange symbol......    "      "

         The number of shares of common stock outstanding before and after this offering excludes 2,731,357 shares of common stock issuable upon exercise of outstanding stock options, an additional 207,225 shares of common stock available for future awards under our equity incentive plan, 1,249,970 shares of common stock issuable upon exercise of outstanding warrants and 67,933 shares of common stock issuable in connection with further distributions pursuant to our plan of reorganization.

         All of the shares of common stock in this offering are being sold by the selling stockholders.

         Information regarding the number of shares of common stock outstanding is as of June 30, 2003.

         As of June 30, 2003, the selling stockholders held approximately 69.0% of our outstanding common stock. After giving effect to this offering and assuming the full exercise of the underwriters' option to purchase 675,000 additional shares, the selling stockholders will own approximately 47.2% of our outstanding common stock.

         Unless otherwise indicated, the information in this prospectus assumes that the underwriters will not exercise the over-allotment option granted to them by the selling stockholders.

                                  RISK FACTORS

         See "Risk Factors" immediately following this summary for a discussion of some of the risks relating to investing in our common stock.

                          INFORMATION ABOUT SPECTRASITE

         We were incorporated in Delaware in 1997. Our principal executive offices are located at 400 Regency Forest Drive, Cary, North Carolina 27511, and our telephone number at that address is (919) 468-0112. Our World Wide Web site address is http://www.spectrasite.com. The information in our website is not part of this prospectus.

                  SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

         The following table sets forth summary historical consolidated financial and other data. We refer to the periods prior to our emergence from chapter 11 as "predecessor company" and to the periods subsequent to that date as "reorganized company." The balance sheet data as of December 31, 2000, 2001 and 2002 and the statement of operations data for the years ended December 31, 2000, 2001 and 2002 are derived from our audited consolidated financial statements. The balance sheet data as of March 31, 2002, January 31, 2003 and March 31, 2003 and the statement of operations data for the three months ended March 31, 2002 and for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are derived from our unaudited financial statements. In our opinion, the unaudited financial data include all adjustments (consisting only of normal recurring adjustments for the predecessor company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the predecessor company for the one month period ended January 31, 2003, for the reorganized company for the two months ended March 31, 2003 and for the combined predecessor and reorganized company for the three months ended March 31, 2003) necessary to present fairly the information set forth therein.

         As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. We believe that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. Operating results for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

         The information set forth below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. Prior period information has been restated to present the operations of the network services division as a discontinued operation.

                                                                                                          COMBINED
                                                                                                         PREDECESSOR
                                                                                                            AND
                                                                                             REORGANIZED REORGANIZED
                                                                                             COMPANY      COMPANY
                                                  PREDECESSOR COMPANY (1)                       (1)        (1)(2)
                                 ----------------------------------------------------------  ----------- -----------
                                                                        THREE                   TWO        THREE
                                                                       MONTHS     ONE MONTH    MONTHS      MONTHS
                                      YEAR ENDED DECEMBER 31,           ENDED       ENDED      ENDED       ENDED
                                 -----------------------------------  MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                                    2000         2001         2002      2002        2003        2003        2003
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
   DATA:
Revenues:
     Site leasing..........      $  116,476   $  221,614  $  282,525  $   65,952 $   25,556   $   51,069  $   76,625
     Broadcast services....          38,953       38,211      26,809       6,452      1,237        3,575       4,812
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
        Total revenues.....      $  155,069   $  259,825  $  309,334  $   72,404 $   26,793   $   54,644  $   81,437
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
Operating expenses:
     Costs of operations
        (excluding
        depreciation,
        amortization and
        accretion expense):
        Site leasing.......      $   46,667   $   91,689  $  108,540  $   25,505 $    8,840   $   17,060  $   25,900
        Broadcast services.          26,245       29,538      21,158       5,370      1,492        2,889       4,381
     Selling, general and
        administrative
        expenses...........          51,825       72,431      58,037      15,520      4,280        8,686      12,966
     Depreciation,
        amortization and
        accretion expense
        (3)................          78,103      165,267     189,936      44,638     16,075       16,826      32,901
     Restructuring and
        non-recurring
        charges............              --      142,599      28,570          --         --           --          --
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
        Total operating
          expenses.........         202,840      501,524     406,241      91,033     30,687       45,461      76,148
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
Operating income (loss)....      $  (47,771)  $ (241,699) $  (96,907) $  (18,629)$   (3,894)  $    9,183  $    5,289
                                 ==========   ==========  ==========  ========== ==========   ==========  ==========
Gain on debt discharge.....              --           --          --          --  1,034,764           --   1,034,764
Income (loss) from
   continuing operations...      $ (163,059)  $ (660,627) $ (338,979) $  (77,790)$1,025,788   $   (1,692) $1,024,096

                                                                                                          COMBINED
                                                                                                         PREDECESSOR
                                                                                                            AND
                                                                                             REORGANIZED REORGANIZED
                                                                                             COMPANY      COMPANY
                                                  PREDECESSOR COMPANY (1)                       (1)        (1)(2)
                                 ----------------------------------------------------------  ----------- -----------
                                                                        THREE                   TWO        THREE
                                                                       MONTHS     ONE MONTH    MONTHS      MONTHS
                                      YEAR ENDED DECEMBER 31,           ENDED       ENDED      ENDED       ENDED
                                 -----------------------------------  MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                                    2000         2001         2002      2002        2003        2003        2003
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF CASH FLOWS
   DATA:
Net cash provided by (used
   in) operating activities...   $   11,365   $  (12,133) $   36,286  $    4,202 $    5,892   $   11,927  $   17,819
Net cash provided by (used
   in) investing activities...   (1,108,690)    (984,724)    (69,966)    (39,768)    (2,737)      78,873      76,136
Net cash provided by (used
   in) financing activities...    1,612,200      475,751      83,094      89,586    (10,884)     (76,128)    (87,012)
Purchases of property
   and equipment..............      658,283      958,945      71,248      39,018      2,737        2,255       4,992

BALANCE SHEET DATA (AT END
   OF PERIOD):
Cash and cash equivalents..      $  552,653    $  31,547  $   80,961  $   85,567 $   73,442   $   87,904  $   87,904
Total assets...............       3,054,105    3,203,425   2,578,456   2,834,032  2,577,575    1,597,487   1,597,487
Total long-term debt.......       1,709,055    2,326,177     792,083   2,446,833    783,442      707,383     707,383
Liabilities subject to
   compromise..............              --           --   1,763,286          --  1,763,286           --          --
     Total stockholders'
        equity (deficit)...       1,224,800      719,345     (75,127)    252,567    (96,678)     684,166     684,166

SELECTED OPERATING DATA
  (AT END OF PERIOD):
EBITDA (4) (5).............      $   32,904   $  (74,307) $   93,724  $   26,298 $   12,181   $   26,009  $   38,190
Number of owned or
   operated towers.........           5,030        7,925       8,036       8,015      8,035        7,488       7,488

-------------------------------

(1) On February 10, 2003, we emerged from chapter 11. References to the combined predecessor and reorganized company represent the one month period ended January 31, 2003 for the predecessor company and the two months ended March 31, 2003 for the reorganized company. In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), we adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "predecessor company" and the periods subsequent to January 31, 2003 have been designated "reorganized company." As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after the effective date are not comparable to our financial statements for prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company.

(2) On February 10, 2003, we sold 545 towers to Cingular. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Tower Acquisitions and Dispositions" for a presentation of the three months ended March 31, 2003, giving effect to the sale as if it had occurred on January 1, 2003.

(3) Depreciation, amortization and accretion expense for the one-month and two-month periods are not proportional because the predecessor company and the reorganized company used different bases of accounting.

(4) EBITDA consists of operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use this measure to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to amounts such as depreciation and amortization, which may vary significantly depending on accounting methods or non-operating factors such as historical cost bases. EBITDA was calculated as follows for the periods indicated:

                                                                                                          COMBINED
                                                                                                         PREDECESSOR
                                                                                                            AND
                                                                                             REORGANIZED REORGANIZED
                                                  PREDECESSOR COMPANY                         COMPANY      COMPANY
                                 ----------------------------------------------------------  ----------- -----------
                                                                        THREE                   TWO        THREE
                                                                       MONTHS     ONE MONTH    MONTHS      MONTHS
                                      YEAR ENDED DECEMBER 31,           ENDED       ENDED      ENDED       ENDED
                                 -----------------------------------  MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                                    2000         2001         2002      2002        2003        2003        2003
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
         Operating income
            (loss)..........     $  (47,771)  $ (241,699) $  (96,907) $  (18,629)$   (3,894)  $    9,183  $    5,289
         Depreciation,
            amortization and
            accretion
            expense.........         78,103      165,267     189,936      44,638     16,075       16,826      32,901
         Non-cash
            compensation
            chargesRevenues:          2,572        2,125         695         289         --           --          --
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
             EBITDA              $   32,904   $  (74,307) $   93,724  $   26,298 $   12,181   $   26,009  $   38,190
                                 ==========   ==========  ==========  ========== ==========   ==========  ==========


(5) EBITDA for the year ended December 31, 2001 does not exclude restructuring and non-recurring charges of approximately $142.6 million relating to the consolidation of our rooftop management operations, the divestiture of our operations in Mexico, the closing of operations from the purchase of Vertical Properties, and the reduction of our planned new tower construction and acquisition programs for 2002. EBITDA for the year ended December 31, 2002 does not exclude restructuring and non-recurring charges of approximately $28.6 million, relating to the termination of our build-to-suit programs with Cingular and other carriers, the writedown of towers that were impaired and other cost cutting measures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document for further discussion of these charges.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE INVESTING IN OUR COMMON STOCK. ANY OF THE RISK FACTORS WE DESCRIBE BELOW COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE IF ONE OR MORE OF THESE RISKS AND UNCERTAINTIES DEVELOP INTO ACTUAL EVENTS. YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK. WHILE THESE ARE THE RISKS AND UNCERTAINTIES THAT WE BELIEVE ARE MOST IMPORTANT FOR YOU TO CONSIDER, YOU SHOULD KNOW THAT THEY ARE NOT THE ONLY RISKS OR UNCERTAINTIES FACING US OR WHICH MAY ADVERSELY AFFECT OUR BUSINESS. CERTAIN STATEMENTS IN "RISK FACTORS" ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS."

RISKS RELATING TO OUR BUSINESS

         WE RECENTLY EMERGED FROM A CHAPTER 11 BANKRUPTCY REORGANIZATION AND HAVE A HISTORY OF LOSSES.

         On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. We emerged from bankruptcy on February 10, 2003. We incurred net losses of approximately $157.6 million in 2000, $654.8 million in 2001 and $775.0 million in 2002. We adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. We cannot assure you that we will grow or achieve profitability in the near future, or at all.

         OUR HISTORICAL FINANCIAL INFORMATION IS NOT COMPARABLE TO OUR CURRENT FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         As a result of our emergence from bankruptcy, we are operating our business with a new capital structure. We also are subject to the "fresh start" accounting prescribed by generally accepted accounting principles, and our balance sheet as of January 31, 2003 reflects the application of these rules. Accordingly, our financial condition and results of operations will not be comparable to the financial condition and results of operations reflected in our historical financial statements contained in this prospectus, which may make it difficult for you to assess our future prospects based on our historical performance.

         THE FINANCIAL AND OPERATING DIFFICULTIES IN THE WIRELESS
         TELECOMMUNICATIONS SECTOR MAY NEGATIVELY AFFECT OUR CUSTOMERS AND OUR COMPANY.

         Recently, the wireless telecommunications sector has been facing significant challenges resulting from intense competition and financial difficulties. As a result, some of our customers face uncertain financial circumstances. The impact to us could include a reduced demand for communications sites, higher bad debt expense, lower pricing on new customer contracts and possible consolidation among our customers. In addition, because we are considered to operate in the wireless telecommunications sector, we may also be negatively impacted by limited access to debt and equity capital.

         OUR BUSINESS DEPENDS ON DEMAND FOR WIRELESS COMMUNICATIONS SITES AND OUR ABILITY TO SECURE ADDITIONAL TENANTS.

         Our business depends on demand for communications sites from wireless service providers, which, in turn, depends on consumer demand for wireless services. A reduction in demand for communications sites or increased competition for additional tenants could have a material adverse effect on our business, financial condition or results of operations. The extent to which wireless service providers lease communications sites on our towers depends on, among other things, the level of demand by consumers for wireless services, the financial condition and access to capital of those providers, the strategy of providers with respect to owning, leasing or sharing communications sites, available spectrum and related infrastructure, consolidation among our customers and potential customers, government regulation of communications licenses, changes in telecommunications regulations, the characteristics of each company's technology, and geographic terrain. The demand for communications sites may decrease significantly or fail to grow from current levels, which could have a material adverse effect on our business, financial condition or results of operations.

         CONSOLIDATION IN THE WIRELESS INDUSTRY COULD HAVE A NEGATIVE IMPACT ON THE DEMAND FOR OUR SERVICES.

         Various wireless service providers, which are our primary existing and potential customers, could enter into mergers, acquisitions or joint ventures with each other over time. Consolidation in the wireless industry could have a negative impact on the demand for our services. Recent regulatory developments have made consolidation in the wireless industry easier and more likely. Until recently, cellular and PCS providers were subject to a spectrum aggregation cap of 45 MHz in any geographic area. This rule limited the ability of wireless carriers to consolidate. In November 2001, the Federal Communications Commission, or "FCC," raised this limit to 55 MHz. On January 1, 2003, the spectrum cap was eliminated completely in favor of a case-by-case review of spectrum transactions. The FCC also lifted, for major metropolitan areas, a previous rule limiting the ownership by a single entity of interests in both cellular carriers in an overlapping cellular service area. In addition, in May 2003, the FCC adopted new rules authorizing spectrum leasing for a variety of wireless radio services. It is possible that at least some wireless service providers may take advantage of this relaxation of spectrum and ownership limitations and consolidate their businesses. Industry consolidation could have a material adverse impact on our business, financial condition or results of operations.

         THE INCREASE IN THE SPECTRUM AVAILABLE FOR WIRELESS SERVICES MAY IMPACT THE DEMAND FOR OUR COMMUNICATION TOWERS.

         It is expected that additional spectrum for the provision of wireless services will be made available over the next few years. For example, the FCC is required to make available for commercial use a portion of the frequency spectrum currently reserved for government use. Some portion of this spectrum may be used to create new land-mobile services or to expand existing offerings. Further, the FCC has auctioned or announced plans to auction large blocks of spectrum that will in the future be used to expand existing wireless networks and create new or advanced wireless services. This additional spectrum could be used to replace existing spectrum, and could be deployed in a manner that reduces the need for communications towers to transmit signals over existing spectrum. Any increased spectrum could have a material adverse impact on our business, financial condition or results of operations.

         A SIGNIFICANT PORTION OF OUR REVENUES DEPENDS ON NEXTEL AND CINGULAR.

         Nextel (including its affiliates) and Cingular account for a significant portion of our total revenues. Nextel and Cingular represented approximately 28% and 20%, respectively, of our revenues for each of 2002 and the three months ended March 31, 2003. If Nextel, Cingular or any of the other major wireless carriers were to suffer financial difficulties or were unwilling or unable to perform their obligations under their arrangements with us, our business, financial condition or results of operations could be materially and adversely affected.

         WE FACE SIGNIFICANT COMPETITION FROM A VARIETY OF SOURCES.

         If we are unable to successfully compete, our business will suffer. We believe that tower location and capacity, price, quality of service and density within a geographic market historically have been, and will continue to be, the most significant competitive factors affecting the site leasing business. We compete for site leasing tenants with:

         o wireless service providers that own and operate their own towers and lease, or may in the future decide to lease, antenna space to other providers;

         o        other independent tower operators; and

         o owners of non-tower antenna sites, including rooftops, water towers and other alternate structures.

         COMPETING TECHNOLOGIES AND OTHER SERVICE OPTIONS OFFER ALTERNATIVES TO GROUND-BASED ANTENNA SYSTEMS AND ALLOW OUR CUSTOMERS TO INCREASE WIRELESS CAPACITY WITHOUT INCREASED USE OF GROUND-BASED FACILITIES, BOTH OF WHICH COULD REDUCE THE DEMAND FOR OUR SERVICES.

         Most types of wireless and broadcast services currently require ground-based network facilities, including communications sites for transmission and reception. The development and growth of communications technologies that do not require ground-based sites could reduce the demand for space on our towers, as could certain other alternatives.

         In particular, the emergence of new technologies that do not require ground-based antenna sites could have a negative impact on our operations. For example, the growth in delivery of video, voice and data services by satellites, which allow communication directly to users' terminals without the use of ground-based facilities, could lessen demand for our services. Low earth orbit satellite systems provide mobile voice and data services to consumers, as well as to government and defense industry customers. Other geostationary orbit satellite systems provide television and Internet access services directly to home and small office users.

         Moreover, the FCC has issued licenses for several additional satellite systems (including low earth orbit systems) that are intended to provide more advanced, high-speed data services directly to consumers. Although these satellite systems are highly capital-intensive, they compete with land-based wireless communications systems, thereby reducing the demand for the services that we provide.

         Technological developments are also making it possible for carriers to expand their use of existing facilities to provide service without additional tower facilities. The increased use by carriers of signal combining and related technologies, which allow two or more carriers to provide services on different transmission frequencies using the communications antenna and other facilities normally used by only one carrier, could reduce the demand for tower-based broadcast transmissions and antenna space. In addition to sharing transmitters, carriers are, through joint ventures and other arrangements (such as Cingular's infrastructure joint ventures with T-Mobile and AT&T Wireless), sharing (or considering the sharing of) telecommunications infrastructure in ways that might adversely impact the growth of our business.

         In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless service providers as a superior alternative to leasing space for their own antennas on communications sites we own.

         Any of the conditions and developments described above could reduce demand for ground-based antenna sites and have a material adverse effect on our business, financial condition or results of operations.

         WE MAY BE UNABLE TO MODIFY TOWERS AND ADD NEW CUSTOMERS AS CONTEMPLATED BY OUR BUSINESS PLAN.

         Our business depends on our ability to modify towers and add new customers as they expand their tower network infrastructure. Regulatory and other barriers could adversely affect our ability to modify towers in accordance with the requirements of our customers, and, as a result, we may not be able to meet our customers' requirements. Our ability to modify towers and add new customers to towers may be affected by a number of factors beyond our control, including zoning and local permitting requirements, Federal Aviation Administration, or "FAA," considerations, FCC tower registration procedures, availability of tower components and construction equipment, availability of skilled construction personnel, weather conditions and environmental compliance issues. In addition, because the concern over tower proliferation has grown in recent years, many communities now restrict tower modifications or delay granting permits required for adding new tenants.

         We may not be able to overcome the barriers to modification or installation of new customers. Our failure to complete the necessary modifications could have a material adverse effect on our business, financial condition or results of operations.

         WE MAY ENCOUNTER DIFFICULTIES IN INTEGRATING ACQUISITIONS WITH OUR OPERATIONS, WHICH COULD LIMIT OUR REVENUE GROWTH AND OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

         We have agreed to complete the sublease of 600 towers from SBC between May 2003 and August 2004. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties, divert managerial attention or require significant financial resources. These subleases and other future acquisitions will require us to incur additional indebtedness and contingent liabilities, which could have a material adverse effect on our business, financial condition or results of operations.

         A SMALL NUMBER OF STOCKHOLDERS BENEFICIALLY OWN A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK AND COULD SIGNIFICANTLY AFFECT MATTERS REQUIRING A STOCKHOLDER VOTE.

         After giving effect to the offering, affiliates of Apollo Management V, L.P. will own approximately 4.1 million shares, or 17.4%, of our common stock and certain funds managed by Oaktree Capital Management, LLC will own approximately 3.6 million shares, or 15.2%, of our common stock. In addition, each of Apollo and Oaktree has a representative on our board of directors. As a result, Apollo and Oaktree are able to exert significant influence over the management and policies of SpectraSite and may have interests that are different from yours.

         OUR BUSINESS DEPENDS ON OUR KEY PERSONNEL.

         Our future success depends to a significant extent on the continued services of our Chief Executive Officer, Stephen H. Clark, our Chief Operating Officer, Timothy G. Biltz, and our Chief Financial Officer, David P. Tomick. Although each of these officers has an employment agreement with SpectraSite, the loss of any of these key employees would likely have a significantly detrimental effect on our business.

         OUR OPERATIONS REQUIRE COMPLIANCE WITH AND APPROVAL FROM FEDERAL, STATE AND LOCAL REGULATORY AUTHORITIES.

         We are subject to a variety of regulations, including those at the federal, state and local levels. Both the FCC and the FAA regulate towers and other sites used for wireless communications transmitters and receivers. These regulations control the siting, marking, and lighting of towers and generally, based on the characteristics of the tower, require registration of tower facilities with the FCC. Wireless and broadcast communications antennas operating on towers are separately regulated and independently authorized by the FCC based upon the particular frequency used and the services provided. Any proposals to construct new communications sites or modify existing communications sites that could affect air traffic must be filed with and reviewed by the FAA to ensure that the proposals will not present a hazard to aviation. Tower owners may have an obligation to mark their towers or install lighting to conform to FCC and FAA standards and to maintain such marking or lighting. Tower owners also bear the responsibility for notifying the FAA of any tower lighting failure. We generally outsource the monitoring of the lighting of our towers to contractors that specialize in those services. However, under the FCC's rules, we remain fully liable for the acts or omissions of our contractors. We generally indemnify our customers against any failure by us to comply with applicable standards. Failure to comply with applicable requirements (including as a result of acts or omissions of our contractors, which may be beyond our control) may lead to monetary forfeitures or other enforcement actions, as well as civil penalties, contractual liability and/or tort liability, any of which could have an adverse impact on our business.

         Local regulations and restrictions include building codes and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations and restrictions vary greatly, but typically require tower owners to obtain a permit or other approval from local officials or community standards organizations prior to tower construction and prior to modifications of towers, including installation of equipment for new customers. Local regulations can delay or prevent new tower construction or modifications, thereby limiting our ability to respond to customers' demands. In addition, these regulations increase the costs associated with new tower construction and modifications. Existing regulatory policies may adversely affect the timing or cost of new tower construction and modification, and additional regulations may be adopted that will increase these delays or result in additional costs to us. These factors could have a material adverse effect on our business, financial condition or results of operations and on our ability to implement or achieve our business objectives.

         In October 2000, the FCC adopted rules and policies related to telecommunications service providers' access to rooftops, other rights-of-way and conduits in multi-tenant buildings. The FCC prohibited telecommunications carriers in commercial settings from entering into new exclusive contracts with building owners, required utilities, including local exchange carriers, to afford telecommunications carriers and cable service providers reasonable and nondiscriminatory access to utility-owned conduits and rights-of-way in customer buildings, and gave building tenants the same ability to place on their leased or owned property small satellite dishes for receiving telecommunications signals that they currently have for receiving video services.

         In June 2003, the FCC issued a Notice of Proposed Rulemaking seeking comment on a draft agreement between the FCC, the Advisory Council on Historic Preservation and the National Conference of State Historic Preservation Officers that would tailor and streamline procedures for review of towers and other FCC licensed communications facilities under the National Historic Preservation Act of 1966, or "NHPA", and on related revisions to the FCC's rules. The FCC has indicated that the intent of the agreement and the proposed rule revisions is to improve compliance with the NHPA and streamline the review process for construction of towers and other FCC licensed communications facilities. We cannot predict with certainty whether, and if so when, the FCC's proposals will be adopted, and, if they are, the effect they will have on our business.

         WE GENERALLY LEASE OR SUBLEASE THE LAND UNDER OUR TOWERS AND MAY NOT BE ABLE TO MAINTAIN THESE LEASES.

         Our real property interests relating to towers primarily consist of leasehold and sub-leasehold interests, private easements and licenses and easements and rights-of-way granted by governmental entities. A loss of these interests for any reason, including losses arising from the bankruptcy of a significant number of our lessors, from the default by a significant number of our lessors under their mortgage financing or from a challenge to our ownership interest, would interfere with our ability to conduct our business and generate revenues. Our ability to protect our rights against persons claiming superior rights in towers depends on our ability to:

         o recover under title policies, the policy limits of which may be less than the purchase price of a particular tower;

         o in the absence of title insurance coverage, recover under title warranties given by tower sellers, which warranties often terminate after the expiration of a specific period, typically one to three years;

         o recover from landlords under title covenants contained in lease agreements; and

         o obtain so-called "non-disturbance agreements" from mortgagees and superior lessors of the land under our towers.

         Our inability to protect our rights to the land under our towers could have a material adverse affect on our business, financial condition and results of operations.

         WE ARE SUBJECT TO ENVIRONMENTAL LAWS THAT IMPOSE LIABILITY WITHOUT REGARD TO FAULT.

         Owners and operators of communications towers are subject to environmental laws and regulations. These regulations place responsibility on each applicant to investigate potential environmental and other effects of operations and to disclose any significant effects in an environmental assessment prior to constructing a tower or adding a new tenant on a tower. In the event the FCC determines that a proposed tower would have a significant environmental impact, the FCC would be required to prepare an environmental impact statement. This regulatory process could be costly and could significantly delay the registration of a particular tower. In addition, we are subject to environmental laws that may require investigation and clean up of any contamination at facilities we own or operate or at third-party waste disposal sites. These laws could impose liability even if we did not know of, or were not responsible for, the contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, responding to petitions filed by environmental protection groups, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

         OUR TOWERS MAY BE DAMAGED BY DISASTERS.

         Our towers are subject to risks associated with natural disasters such as ice and wind storms, tornadoes, hurricanes and earthquakes as well as other unforeseen damage. We self-insure almost all of our towers against such risks. A tower accident for which we do not have adequate self-insurance reserves or are underinsured, or damage to a tower or group of towers, could have a material adverse effect on our business, financial condition or results of operations.

         PERCEIVED HEALTH RISKS OF RADIO FREQUENCY EMISSIONS COULD IMPACT OUR BUSINESS.

         The wireless service providers that utilize our sites are subject to FCC requirements and other guidelines relating to radio frequency emissions. FCC safety guidelines apply to all cellular and personal communications service hand-held telephones that were authorized by the FCC after August 1, 1996. The safety guidelines for radio frequency emissions from our sites require us to undertake safety measures to protect workers whose activities bring them into proximity with the emitters and to restrict access to our sites by others. If radio frequency emissions were found harmful, our tenants and possibly we could face lawsuits claiming damages from such emissions, and demand for wireless services and new towers, and thus our business, financial condition and results of operations could be adversely affected. Although we have not been subject to any claims relating to radio frequency emissions, we cannot assure you that these claims will not arise in the future.

         OUR SUBSTANTIAL INDEBTEDNESS COULD IMPAIR OUR FINANCIAL CONDITION.

         Even after our recent restructuring, we are, and will continue to be, highly leveraged. As of March 31, 2003, after giving effect to the offering of our senior notes, we would have had $712.9 million of consolidated debt. Our high level of indebtedness could have important consequences to us. For example, it could:

         o increase our vulnerability to general adverse economic and industry conditions;

         o        limit our ability to obtain additional financing;

         o require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

         o place us at a competitive disadvantage relative to less leveraged competitors.

         Our ability to generate sufficient cash flow from operations to pay the principal of, and interest on, our indebtedness is uncertain. In particular, we may not meet our anticipated revenue growth and operating expense targets, and, as a result, our future debt service obligations, including our obligations on our senior notes, could exceed cash available to us. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

         In addition, we may be able to incur significant additional indebtedness in the future. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase, which could have a material adverse effect on our business, financial condition or results of operations.

         REPAYMENT OF THE PRINCIPAL OF OUR OUTSTANDING INDEBTEDNESS, INCLUDING OUR SENIOR NOTES, MAY REQUIRE ADDITIONAL FINANCING. WE ARE NOT CERTAIN OF THE SOURCE OR AVAILABILITY OF ANY SUCH FINANCING AT THIS TIME.

         Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations, including our senior notes, will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, legislative and business factors, many of which are beyond our control. In addition, we currently anticipate that, in order to pay the principal of our outstanding indebtedness, including our senior notes, or to repay such indebtedness upon a change of control as defined in the instruments governing our indebtedness, we may be required to adopt one or more alternatives, such as refinancing our indebtedness or selling our equity securities or the equity securities or assets of our subsidiaries. We cannot assure you that we could affect any of the foregoing alternatives on terms satisfactory to us, that any of the foregoing alternatives would enable us to pay the interest or principal of our indebtedness or that any of such alternatives would be permitted by the terms of our credit facility and other indebtedness then in effect.

         THE TERMS OF OUR CREDIT FACILITY AND THE INDENTURE RELATING TO OUR SENIOR NOTES MAY RESTRICT OUR CURRENT AND FUTURE OPERATIONS, PARTICULARLY OUR ABILITY TO RESPOND TO CHANGES IN OUR BUSINESS OR TO TAKE CERTAIN ACTIONS.

         Our credit facility and the indenture relating to our senior notes contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

         o        incur additional debt;

         o        pay dividends and make other restricted payments;

         o        create liens;

         o        make investments;

         o        engage in sales of assets and subsidiary stock;

         o        enter into sale-leaseback transactions;

         o        enter into transactions with affiliates;

         o transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

         o        make capital expenditures.

         The credit facility also requires us to maintain certain financial ratios. A failure by us to comply with the covenants or financial ratios contained in the credit facility could result in an event of default under the facility which could materially and adversely affect our operating results and our financial condition. In the event of any default under our credit facility, the lenders under our credit facility will not be required to lend any additional amounts to us. The lenders also could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on our senior notes, any of which could result in an event of default under our senior notes. If the indebtedness under our credit facility or our senior notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay this indebtedness in full.

RISKS RELATING TO THIS OFFERING

         WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE AND, BECAUSE WE ARE A HOLDING COMPANY, WE MAY BE UNABLE TO PAY DIVIDENDS.

         We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. In addition, our credit facility and the indenture governing our senior notes restrict our ability to pay dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant. Furthermore, because we are a holding company, we depend on the cash flow of our subsidiaries, and Communications' credit facility imposes restrictions on our subsidiaries' ability to distribute cash to us.

         OUR STOCK PRICE MAY BE VOLATILE, AND YOU MAY BE UNABLE TO RESELL YOUR SHARES AT OR ABOVE THE OFFERING PRICE.

         Prior to the offering, there has been a limited public market for our common stock and no prediction can be made as to the effect, if any, that this offering will have on the market price of the common stock. The market price of our common stock could be subject to wide fluctuations as a result of many factors, including those listed in this "Risk Factors" section of this prospectus. As a result of these factors, you may not be able to resell your shares at or above the public offering price.

         In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. Our market price may fluctuate based on a number of factors, including:

         o        quarterly variations in our operating results;

         o operating results that vary from the expectations of securities analysts and investors;

         o changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

         o announcements of technological innovations or new services by us or our competitors;

         o announcements of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

         o        additions or departures of key personnel;

         o        future sales of our common stock; and

         o        stock market price and volume fluctuations.

         SUBSTANTIAL SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Sales of a substantial number of shares of our common stock into the public market after this offering, or the perception that these sales could occur, could adversely affect our stock price. As of June 30, 2003, we have 23,743,515 shares of common stock outstanding. We have reserved an additional 67,933 shares of common stock issuable in connection with further distributions pursuant to our plan of reorganization. We have also reserved an additional 2,938,582 shares of common stock for issuance under our stock option plan and 1,249,970 shares of common stock for issuance upon the exercise of warrants. All of our outstanding shares of common stock, as well as the shares of common stock issuable in connection with our emergence from bankruptcy and upon exercise of outstanding stock options and warrants, are or will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one or our affiliates, as that term is defined in Rule 144 under the Securities Act. Upon the completion of this offering the selling stockholders will hold approximately 50.0% of the outstanding shares of our common stock, or approximately 47.2% if the underwriters' over-allotment option is exercised in full. After the expiration of the 120 day "lock-up" period to which all of the selling stockholders and our directors and executive officers are subject, these individuals and entities will be entitled to dispose of their remaining shares, although the shares of common stock held by our affiliates will continue to be subject to the volume and other restrictions of Rule 144 under the Securities Act of 1933. In addition, Goldman, Sachs & Co. may, in its sole discretion and at any time without notice, release all or a portion of the shares subject to the lock-up. The shares that are released from the lock-up will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one of our affiliates, as that term is defined in Rule 144 under the Securities Act.

         After giving effect to the sale of common stock in this offering (and assuming that the underwriters do not exercise the over-allotment option granted to them by the selling stockholders), three stockholders holding an aggregate of approximately 10.2 million shares of our common stock (including shares issuable upon the exercise of outstanding options) have the right (subject to limited conditions) to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. Sales by these stockholders in a registered public offering would not be subject to the limitations of Rule 144 under the Securities Act. By exercising their registration rights and selling a large number of shares, these holders could cause the price of our common stock to decline.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include but are not limited to:

         o substantial leverage and capital requirements, even after our emergence from chapter 11;

         o        dependence on demand for wireless communications;

         o        our ability to add tenants on our towers;

         o material adverse changes in economic conditions in the markets we serve;

         o future regulatory actions and conditions in our operating areas;

         o        competition from others in the communications tower industry;

         o        technological innovation;

         o the integration of our operations with those of towers or businesses we have acquired or may acquire in the future and the realization of the expected benefits; and

         o other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

         You should keep in mind that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares by the selling stockholders.

                           PRICE RANGE OF COMMON STOCK

         Our common stock was initially available for trading on the Pink Sheets as of February 11, 2003 and now trades on the OTC Bulletin Board under the ticker symbol SPCS. We intend to list our common stock on the New York Stock Exchange.

         The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the Pink Sheets or OTC Bulletin Board, as applicable, through July 16, 2003.

                                                             COMMON STOCK
                                                        ----------------------
                                                          HIGH          LOW
                                                        --------      --------
2003
First quarter (beginning February 11, 2003).........    $  32.00      $  24.50
Second quarter......................................    $  54.10      $  28.00
Third quarter (through July 16, 2003)...............    $  59.00      $  49.75

As of July 16, 2003, there were approximately 9 holders of record of our common stock, including record holders on behalf of an indeterminate number of beneficial owners. On July 16, 2003, the last reported sale price of our common stock price was $59.00.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings and we do not anticipate paying any cash dividends on our common stock. In addition, our credit facility and the indenture governing our senior notes restrict our ability to pay dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant. Furthermore, because we are a holding company, we depend on the cash flow of our subsidiaries, and Communications' credit facility imposes restrictions on our subsidiaries' ability to distribute cash to us.

                                 CAPITALIZATION

         The following table sets forth our cash and capitalization as of March 31, 2003:

         o        on an actual basis; and

         o on an as-adjusted basis to give effect to the May 2003 issuance of $200 million of our senior notes and the use of proceeds therefrom.

         The information set forth below should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                                                                  AS OF MARCH 31, 2003 (1)
                                                                             -------------------------------------
                                                                                  ACTUAL           AS-ADJUSTED (2)
                                                                             ----------------     ----------------
                                                                                   (DOLLARS IN THOUSANDS)
Cash and cash equivalents (3)........................................        $         87,904     $         86,904
Long-term debt:
     Credit facility (4).............................................        $        706,955     $        512,455
     8 1/4% senior notes due 2010....................................                      --              200,000
     Other debt......................................................                     428                  428
        Total long-term debt.........................................        $        707,383     $        712,883
Stockholders' equity (deficit):
   Common Stock, $0.01 par value, 250,000,000 shares authorized,
        23,587,085 issued and outstanding (5)........................                     236                  236
   Additional paid-in-capital........................................                 685,494              685,494
   Accumulated other comprehensive income (loss).....................                     128                  128
   Accumulated deficit (6)...........................................                  (1,692)              (7,589)
     Total stockholders' equity (deficit)............................                 684,166              678,269
         Total capitalization........................................        $      1,391,549      $     1,391,152

----------------------------

(1) Our capitalization as of March 31, 2003 does not give effect to the estimated expenses of $1.0 million payable by us in connection with this offering.

(2) The "As-Adjusted" column reflects the use of the net proceeds from the May 2003 offering of our senior notes to repay a portion of the outstanding term loans under the credit facility.

(3) Includes estimated costs from the May 2003 offering of our senior notes of approximately $1.0 million.

(4) On an As-Adjusted basis, the credit facility includes a $200 million revolving credit facility, a $218.7 million multiple draw term loan and a $293.8 million term loan. As of March 31, 2003, the revolving credit facility was undrawn and the term loans were fully drawn. The weighted average interest rate on outstanding borrowings under the credit facility was 5.17% as of March 31, 2003 and 5.22% after giving effect to the May 2003 offering of our senior notes and the use of proceeds therefrom.

(5) As of June 30, 2003, we had 23,743,515 shares outstanding. An additional 67,933 shares are subject to issuance pursuant to further distributions under our plan of reorganization. In addition, as of June 30, 2003, we have 1,249,970 warrants outstanding that are exercisable into our common stock on a one for one basis at an exercise price of $32.00 per share. As of June 30, 2003, options to purchase 2,731,357 shares of our common stock are outstanding and 207,225 shares are available for future awards under our equity incentive plan.

(6) In connection with the reduction of the revolving portion of the credit facility and the repayment of the term loans with the proceeds from the offering of our senior notes, we wrote off approximately $5.9 million of associated debt issuance costs.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

         The following table sets forth selected historical consolidated financial and other data. We refer to the periods prior to our emergence from chapter 11 as "predecessor company" and to the periods subsequent to that date as "reorganized company." The balance sheet data as of December 31, 1998, 1999, 2000, 2001 and 2002 and the statement of operations data for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 are derived from our audited consolidated financial statements. The balance sheet data as of March 31, 2002, January 31, 2003 and March 31, 2003 and the statement of operations data for the three months ended March 31, 2002 and for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are derived from our unaudited financial statements. In our opinion, the unaudited financial data include all adjustments (consisting only of normal recurring adjustments for the predecessor company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the predecessor company for the one month period ended January 31, 2003, for the reorganized company for the two months ended March 31, 2003 and for the combined predecessor and reorganized company for the three months ended March 31, 2003) necessary to present fairly the information set forth therein.

         As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after that date are not comparable to our financial statements for prior periods because of the differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. We believe that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. Operating results for the one month ended January 31, 2003 for the predecessor company, the two months ended March 31, 2003 for the reorganized company and the three months ended March 31, 2003 for the combined predecessor and reorganized company are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

         The information set forth below should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. Prior period information has been restated to present the operations of the network services division as a discontinued operation.






                                                                 PREDECESSOR COMPANY (1)
                                 -----------------------------------------------------------------------------------
                                                                                               THREE
                                                                                               MONTHS     ONE MONTH
                                                    YEAR ENDED DECEMBER 31,                    ENDED       ENDED
                                 ----------------------------------------------------------   MARCH 31,   JANUARY 31,
                                    1998         1999        2000         2001         2002      2002        2003
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
     Site leasing............    $      656   $   46,515  $  116,476  $  221,614 $  282,525   $   65,952  $   25,556
     Broadcast services......         8,142       12,624      38,593      38,211     26,809        6,452       1,237
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
        Total revenues.......    $    8,798   $   59,139  $  155,069  $  259,825 $  309,334   $   72,404  $   26,793
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
Operating expenses:
   Costs of operations
   (excluding depreciation,
   amortization and accretion
   expense):
        Site leasing.........    $      299   $   17,825  $   46,667  $   91,689 $  108,540   $   25,505  $    8,840
        Broadcast services...         2,492        5,572      26,245      29,538     21,158        5,370       1,492
     Selling, general and
        administrative
        expenses.............         9,690       31,243      51,825      72,431     58,037       15,520       4,280
     Depreciation,
        amortization and
        accretion
        expense (3)..........         1,268       32,038      78,103     165,267    189,936       44,638      16,075
     Restructuring and
        non-recurring charges            --        7,727          --     142,599     28,570           --          --
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
        Total operating
          expenses...........        13,749       94,405     202,840     501,524    406,241       91,033      30,687
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
Operating income (loss)......    $   (4,951)  $  (35,266) $  (47,771) $ (241,699)$  (96,907)  $  (18,629) $   (3,894)
                                 ==========   ==========  ==========  ========== ==========   ==========  ==========
Gain on debt discharge.......            --           --          --          --         --           --   1,034,764
Income (loss) from
   continuing operations.....    $   (9,079)  $  (94,282) $ (163,059) $ (660,627)$ (338,979)  $  (77,790) $1,025,788
Reorganization items:
Adjust accounts to fair value            --           --          --          --         --           --    (644,688)
Professional and other fees..            --           --          --          --         --           --     (23,894)
Income (loss) from
   discontinued operations...            --       (3,386)      5,443       5,858    (59,252)       2,012          --


                                               COMBINED
                                             PREDECESSOR
                                                 AND
                                 REORGANIZED REORGANIZED
                                  COMPANY      COMPANY
                                    (1)        (1)(2)
                                 ----------- -----------
                                   TWO        THREE
                                   MONTHS      MONTHS
                                   ENDED       ENDED
                                  MARCH 31,   MARCH 31,
                                    2003        2003
                                 ----------- -----------
STATEMENT OF OPERATIONS DATA:
Revenues:
     Site leasing............    $    51,069  $   76,625
     Broadcast services......          3,575       4,812
                                 -----------   ---------
        Total revenues.......    $    54,644   $  81,437
                                 -----------   ---------
Operating expenses:
   Costs of operations
   (excluding depreciation,
   amortization and accretion
   expense):
        Site leasing.........    $    17,060   $  25,900
        Broadcast services...          2,889       4,381
     Selling, general and
        administrative
        expenses.............          8,686      12,966
     Depreciation,
        amortization and
        accretion
        expense (3)..........         16,826      32,901
     Restructuring and
        non-recurring charges             --          --
                                 -----------   ---------
        Total operating
          expenses...........         45,461      76,148
                                 -----------   ---------
Operating income (loss)......    $     9,183   $   5,289
                                 ===========   =========
Gain on debt discharge.......             --   1,034,764
Income (loss) from
   continuing operations.....    $    (1,692) $1,024,096
Reorganization items:
Adjust accounts to fair value             --    (644,688)
Professional and other fees..             --     (23,894)
Income (loss) from
   discontinued operations...             --          --






                                                                 PREDECESSOR COMPANY (1)
                                 -----------------------------------------------------------------------------------
                                                                                               THREE
                                                                                               MONTHS     ONE MONTH
                                                    YEAR ENDED DECEMBER 31,                    ENDED       ENDED
                                 ----------------------------------------------------------   MARCH 31,   JANUARY 31,
                                    1998         1999        2000         2001         2002      2002        2003
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
                                                              (DOLLARS IN THOUSANDS)
Cumulative effect of change
   in accounting principle...            --           --          --          --   (376,753)    (376,753)    (12,236)
                                 ----------   ----------  ----------  ---------- ----------   ----------  ----------
Net income (loss)............    $   (9,079)  $  (97,668) $ (157,616) $ (654,769)$ (774,984)  $ (452,531) $  344,970
Net income (loss) applicable
   to common stockholders....       (11,235)     (98,428)   (157,616)   (654,769)  (774,984)    (452,531)    344,970
Net loss per share (basic
   and diluted)..............    $   (11.98)  $   (12.48) $    (1.31) $    (4.36)$    (5.03)  $    (2.95) $     2.24
Weighted average common
   shares outstanding
   (basic and diluted).......           938        7,886     120,731     150,223    153,924      153,654     154,014
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used
   in) operating activities..    $   (2,347)  $   17,555  $   11,365  $  (12,133)$   36,286   $    4,202  $    5,892
Net cash provided by (used
   in) investing activities..       (45,002)    (813,225) (1,108,690)   (984,724)   (69,966)     (39,768)     (2,737)
Net cash provided by (used
   in) financing activities..       144,663      733,900   1,612,200     475,751     83,094       89,586     (10,884)
Purchases of property
   and equipment.............        26,598      644,778     658,283     958,945     71,248       39,018       2,737
BALANCE SHEET DATA (AT END
   OF PERIOD):
Cash and cash equivalents....    $  114,962   $   37,778  $  552,653  $   31,547 $   80,961   $   85,567  $   73,442
Total assets.................       161,946    1,219,953   3,054,105   3,203,425  2,578,456    2,834,032   2,577,575
Total long-term debt.........       132,913      718,778   1,709,055   2,326,177    792,083    2,446,833     783,442
Liabilities subject to
   compromise................            --           --          --          --  1,763,286           --   1,763,286
Redeemable convertible
   preferred stock...........        40,656           --          --          --         --           --          --
Total stockholders' equity
   (deficit).................       (14,067)     457,756   1,224,800     719,345    (75,127)     252,567     (96,678)
SELECTED OPERATING DATA (AT
   END OF PERIOD):

EBITDA (4) (5)...............    $   (3,683)  $   (2,878) $   32,904  $  (74,307)$   93,724   $   26,298  $   12,181
Number of owned or operated
   towers....................           106        2,765       5,030       7,925      8,036        8,015       8,036


                                               COMBINED
                                             PREDECESSOR
                                                 AND
                                 REORGANIZED REORGANIZED
                                  COMPANY      COMPANY
                                    (1)        (1)(2)
                                 ----------- -----------
                                   TWO        THREE
                                   MONTHS      MONTHS
                                   ENDED       ENDED
                                  MARCH 31,   MARCH 31,
                                    2003        2003
                                 ----------- -----------
Cumulative effect of change
   in accounting principle...             --     (12,236)
                                 -----------   ---------
Net income (loss)............    $    (1,692) $  343,278
Net income (loss) applicable
   to common stockholders....         (1,692)    343,278
Net loss per share (basic
   and diluted)..............    $     (0.07)        N/A
Weighted average common
   shares outstanding
   (basic and diluted).......    $    23,587         N/A
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used
   in) operating activities..    $    11,927  $   17,819
Net cash provided by (used
   in) investing activities..         78,873      76,136
Net cash provided by (used
   in) financing activities..        (76,128)    (87,012)
Purchases of property
   and equipment.............          2,255       4,992
BALANCE SHEET DATA (AT END
   OF PERIOD):
Cash and cash equivalents....    $    87,904  $   87,904
Total assets.................      1,597,487   1,597,487
Total long-term debt.........        707,383     707,383
Liabilities subject to
   compromise................             --          --
Redeemable convertible
   preferred stock...........             --          --
Total stockholders' equity
   (deficit).................        684,166     684,166
SELECTED OPERATING DATA (AT
   END OF PERIOD):

EBITDA (4) (5)...............    $    26,009  $   38,190
Number of owned or operated
   towers....................          7,488       7,488

---------------------------------

(1) On February 10, 2003, we emerged from chapter 11. References to the combined predecessor and reorganized company represent the one month period ended January 31, 2003 for the predecessor company and the two months ended March 31, 2003 for the reorganized company. In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), we adopted "fresh start" accounting as of January 31, 2003 and our emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "predecessor company" and the periods subsequent to January 31, 2003 have been designated "reorganized company." As a result of the implementation of fresh start accounting as of January 31, 2003, our financial statements after the effective date are not comparable to our financial statements for prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company.

(2) On February 10, 2003, we sold 545 towers to Cingular. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Tower Acquisitions and Dispositions" for a presentation of the three months ended March 31, 2003, giving effect to the sale as if it had occurred on January 1, 2003.

(3) Depreciation, amortization and accretion expense for the one-month and two-month periods are not proportional because the predecessor company and the reorganized company used different bases of accounting.

(4) EBITDA consists of operating income (loss) before depreciation, amortization, accretion and non-cash compensation charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use this measure to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to amounts such as depreciation and amortization, which may vary significantly depending on accounting methods or non-operating factors such as historical cost bases. EBITDA was calculated as follows for the periods indicated:

                                                                                                              COMBINED
                                                                                                             PREDECESSOR
                                                                                                                AND
                                                                                                             REORGANIZED REORGANIZED
                                                                PREDECESSOR COMPANY                           COMPANY      COMPANY
                        -----------------------------------------------------------------------------------  ----------- -----------
                                                                                       THREE                   TWO        THREE
                                                                                      MONTHS     ONE MONTH    MONTHS      MONTHS
                                            YEAR ENDED DECEMBER 31,                    ENDED       ENDED      ENDED       ENDED
                        ---------------------------------------------------------     MARCH 31,  JANUARY 31,  MARCH 31,   MARCH 31,
                           1998         1999         2000        2001      2002         2002        2003        2003        2003
                        ----------   ----------  ----------  ---------- ----------   ----------  ----------  ----------- -----------
                                                     (DOLLARS IN THOUSANDS)
Operating income
   (loss)..........     $   (4,951)  $  (35,266) $  (47,771) $ (241,699  $ (96,907)  $  (18,629) $   (3,894) $     9,183  $    5,289
Depreciation,
   amortization
   and accretion
   expense.........          1,268       32,038      78,103     165,267    189,936       44,638      16,075       16,826      32,901
Non-cash
   compensation
   charges.........             --          350       2,572       2,125        695          289          --           --          --
                        ----------   ----------  ----------  ----------  ---------   ----------  ----------  -----------  ----------
EBITDA.............     $   (3,683)  $   (2,878) $   32,904  $  (74,307) $  93,724   $   26,298  $   12,181  $    26,009  $   38,190
                        ==========   ==========  ==========  ==========  =========   ==========  ==========  ===========  ==========

(5) EBITDA for the year ended December 31, 2001 does not exclude restructuring and non-recurring charges of approximately $142.6 million relating to the consolidation of our rooftop management operations, the divestiture of our operations in Mexico, the closing of operations from the purchase of Vertical Properties, and the reduction of our planned new tower construction and acquisition programs for 2002. EBITDA for the year ended December 31, 2002 does not exclude restructuring and non-recurring charges of approximately $28.6 million, relating to the termination of our build-to-suit programs with Cingular and other carriers, the writedown of towers that were impaired and other cost cutting measures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document for further discussion of these charges.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         YOU SHOULD READ THE FOLLOWING DISCUSSION IN CONJUNCTION WITH "SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. SOME OF THE STATEMENTS IN THE FOLLOWING DISCUSSION ARE FORWARD-LOOKING STATEMENTS. SEE "FORWARD-LOOKING STATEMENTS."

         BUSINESS OVERVIEW

         We are one of the largest and fastest growing wireless tower operators in the United States, based on number of towers and revenue growth, respectively. Our primary business is owning and leasing antenna sites on wireless and broadcast towers, owning and leasing in-building shared infrastructure systems and managing rooftop telecommunications access on commercial real estate. We also provide design, construction, modification and maintenance services for the broadcast tower industry. After the sale of 545 towers to Cingular, we owned or operated 7,488 towers and antenna sites as of March 31, 2003, located primarily in the top 100 markets in the United States.

         On December 31, 2002, we completed the sale of our network services division. Network services' revenues for the years ended December 31, 2001 and 2002 were $213.1 million and $136.2 million, respectively, and $41.8 million for the three months ended March 31, 2002. In conjunction with the sale, we recorded a loss on disposal of the network services division of $47.0 million. The results of the network services' operations have been reported separately as discontinued operations in the statements of operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

         On November 15, 2002, we filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division.

         On November 18, 2002, we filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan of Reorganization"), was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003, thereby allowing us to emerge from bankruptcy.

         Our Plan of Reorganization provides for the distribution of 23.75 million shares of our common stock to our general unsecured creditors and 1.25 million of new warrants to the holders of our old common stock, par value $0.001 per share (the "Old Common Stock"). In addition, pursuant to the Plan of Reorganization, all outstanding shares of Old Common Stock and all outstanding options and warrants to purchase Old Common Stock that were outstanding on February 10, 2003 were cancelled. New options representing an aggregate of 10.0% of our fully diluted common stock were issued to our management.

         The warrants distributed pursuant to the Plan of Reorganization entitle the holders to purchase up to 1.25 million shares of common stock at a price of $32.00 per share through February 10, 2010.

TOWER ACQUISITIONS AND DISPOSITIONS

         Our portfolio has grown from 106 towers as of December 31, 1998 to 7,488 towers and antenna sites as of March 31, 2003. We have accomplished this growth through acquisitions or new construction (principally pursuant to build-to-suit arrangements). The majority of our towers were acquired from (or built under agreements with) affiliates of SBC Communications and Nextel.

         Our original agreement with SBC called for us to acquire approximately 3,900 towers over approximately two years and to commit to build towers for Cingular, an affiliate of SBC. Subsequent amendments to these agreements have resulted in a reduction in the number of towers to be purchased to approximately 3,306 towers and in the termination of the build-to-suit arrangement. In November 2001, we paid a fee of $35 million in connection with the first of these amendments. On February 10, 2003, we sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the last of the reductions in the maximum number of towers that we will lease or sublease. The following table shows the effects of the sale of the 545 SBC towers on operations for the first quarter of 2003:

                                                                                                       AMOUNTS
                                                                                                     ADJUSTED FOR
                                                                 ACTUAL              545 SBC           545 SBC
                                                                AMOUNTS           TOWERS SOLD        TOWERS SOLD
                                                              ----------          -----------       --------------
                                                                            (DOLLARS IN THOUSANDS)
PREDECESSOR COMPANY
One month ended January 31, 2003:
     Site leasing revenues............................        $   25,556           $   (1,202)          $   24,354
     Cost of site leasing operations, excluding
        depreciation, amortization and accretion
        expense.......................................             8,840                 (465)               8,375
                                                              ----------           ----------           ----------
Tower cash flow.......................................        $   16,716           $     (737)          $   15,979

REORGANIZED COMPANY
Two months ended March 31, 2003:
     Site leasing revenues............................        $   51,069           $     (368)          $   50,701
     Cost of site leasing operations, excluding
        depreciation, amortization and accretion
        expense.......................................            17,060                 (195)              16,865
                                                              ----------           ----------           ----------
Tower cash flow.......................................        $   34,009           $     (173)          $   33,836

COMBINED PREDECESSOR AND REORGANIZED COMPANY
Three months ended March 31, 2003:
     Site leasing revenues............................        $   76,625           $   (1,570)          $   75,055
     Cost of site leasing operations, excluding
        depreciation, amortization and accretion
        expense.......................................            25,900                 (660)              25,240
                                                              ----------           ----------           ----------
Tower cash flow.......................................        $   50,725           $     (910)          $   49,815
                                                              ==========           ==========           ==========

         We remain contractually obligated to purchase an additional 600 towers from SBC from May 2003 through August 2004 for an aggregate purchase price of approximately $156 million. These commitments will require approximately $78 million in each of 2003 and 2004.

RESULTS OF OPERATIONS

         THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2002

         On January 28, 2003, our Plan of Reorganization was confirmed by the Bankruptcy Court and we emerged from bankruptcy on February 10, 2003. As a result of the reorganization and implementation of fresh start accounting, our results of operations after January 31, 2003 are not comparable to results reported in prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company. Management believes that the presentation of operating results for the combined predecessor and reorganized company for the three months ended March 31, 2003 is useful to assist investors in evaluating our first quarter 2003 operating results in comparison to our operating results for the first quarter of 2002. See the notes to our unaudited interim financial statements included elsewhere in this prospectus for information on the consummation of the Plan of Reorganization and implementation of fresh start accounting. References to the three months ended March 31, 2003 refer to one month of the predecessor company (January 1, 2003 -- January 31, 2003) plus two months of the reorganized company (February 1, 2003 -- March 31, 2003).

         Consolidated revenues for the three months ended March 31, 2003 were $81.4 million, an increase of $9.0 million from the three months ended March 31, 2002. Revenues from site leasing increased to $76.6 million for the three months ended March 31, 2003 from $66.0 million for the three months ended March 31, 2002. The increase was primarily as a result of incremental revenue in 2003 from new tenants on towers that were part of our portfolio on March 31, 2002 and revenues derived from towers acquired or built subsequent to March 31, 2002, offset by reductions in revenues relating to the 545 SBC towers sold in February 2003. Based on trailing twelve-months revenue on the towers that we owned or operated as of March 31, 2002, same tower revenue growth was 16% and same tower cash flow increased 22%. After the sale of 545 towers to Cingular, we owned or operated 7,488 towers and antenna sites at March 31, 2003, as compared to 8,015 towers and antenna sites at March 31, 2002.

         Revenues from broadcast services decreased to $4.8 million for the three months ended March 31, 2003 compared to $6.5 million in the three months ended March 31, 2002. The decrease was primarily due to a change in the service mix from large broadcast tower installations to smaller broadcast tower modifications resulting in lower tower fabrication revenues.

         Costs of operations decreased to $30.3 million for the three months ended March 31, 2003 from $30.9 million for the three months ended March 31, 2002. Costs of operations for site leasing as a percentage of site leasing revenues decreased to 33.8% for the three months ended March 31, 2003 from 38.7% for the three months ended March 31, 2002. The decrease was primarily due to increased revenues generated from new tenants on existing towers. As our site leasing operations mature we expect that additional tenants on towers will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 91.0% for the three months ended March 31, 2003 from 83.2% for the three months ended March 31, 2002, primarily due to lower revenue volumes in 2003.

         Selling, general and administrative expenses decreased to $13.0 million for the three months ended March 31, 2003 from $15.5 million for the three months ended March 31, 2002. Selling, general and administrative expenses as a percentage of revenues decreased to 15.9% for the three months ended March 31, 2003 from 21.4% for the three months ended March 31, 2002. Selling, general and administrative expenses decreased in amount and as a percentage of revenues as a result of significant cost cutting measures implemented in the second half of 2002.

         Depreciation, amortization and accretion expenses decreased to $32.9 million for the three months ended March 31, 2003 from $44.6 million for the three months ended March 31, 2002. The decrease was primarily the result of the implementation of fresh start accounting which reduced the depreciable bases of property and equipment by $957.2 million, resulting in decreased depreciation expense, offset by an increase in amortization expense relating to customer contracts and an increase in accretion of the asset retirement obligation.

         Interest income increased to $0.4 million for the three months ended March 31, 2003 from $0.1 million in the three months ended March 31, 2002 due to higher cash balances on hand. Interest expense decreased to $14.0 million during the three months ended March 31, 2003 from $58.7 million for the three months ended March 31, 2002. The decrease was due to the extinguishment of the Liabilities Subject to Compromise and a reduction of amounts outstanding under our credit facility.

         On February 10, 2003, we emerged from bankruptcy and the holders of the Liabilities Subject to Compromise received their pro rata share of 23.75 million shares of common stock in exchange for their notes. The excess of the carrying value of the Liabilities Subject to Compromise, net of the related debt issuance costs, over the reorganization value used in adopting fresh start accounting was recorded as a gain on debt discharge of $1.03 billion.

         Other income (expense) was a net expense of $1.7 million in the three months ended March 31, 2003. Of this amount, $1.1 million was related to the loss on sale of assets and $0.6 million related to losses from investments in affiliates accounted for under the equity method. Other income (expense) was a net expense of $0.4 million in the three months ended March 31, 2002. Of this amount, $0.5 million related to losses from investments in affiliates accounted for under the equity method and $0.1 million was related to the gain on sale of assets.

         Income from operations of the discontinued network services segment was $2.0 million in the three months ended March 31, 2002. This segment was sold on December 31, 2002.

         YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31,
         2001

         Consolidated revenues increased to $309.3 million for the year ended December 31, 2002 from $259.8 million for the year ended December 31, 2001. Revenues from site leasing increased to $282.5 million for the year ended December 31, 2002 from $221.6 million for the year ended December 31, 2001. The increase was primarily a result of incremental revenue in 2002 from new tenants on towers that were part of our portfolio on December 31, 2001 and revenues derived from towers acquired in 2001 and 2002. Based on trailing twelve-months revenue on the towers that we owned or operated as of December 31, 2001, same tower revenue growth was 18% and same tower cash flow increased 29%. We owned or operated 8,036 towers at December 31, 2002, as compared to 7,925 towers at December 31, 2001.

         Revenues from broadcast services decreased to $26.8 million for the year ended December 31, 2002 compared to $38.2 million for the year ended December 31, 2001. The decrease was primarily due to a change in the service mix from large broadcast tower fabrication and installations to smaller broadcast tower modifications resulting in lower tower fabrication revenues.

         Costs of operations increased to $129.7 million for the year ended December 31, 2002 from $121.2 million for the year ended December 31, 2001. The increase was due to increases in site leasing costs attributable to operating costs of the communications towers acquired or constructed during 2001 and 2002 partially offset by a decrease in cost of operations for broadcast services resulting from lower revenue volumes. Costs of operations for site leasing as a percentage of site leasing revenues decreased to 38% for the year ended December 31, 2002 from 41% for the year ended December 31, 2001. The decrease was primarily due to increased revenues generated from new tenants on existing towers. As our site leasing operations mature we expect that additional tenants on towers will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 79% for the year ended December 31, 2002 from 77% for the year ended December 31, 2001 primarily due to lower revenue volumes in 2002.

         Selling, general and administrative expenses decreased to $58.0 million for the year ended December 31, 2002 from $72.4 million for the year ended December 31, 2001. Selling, general and administrative expenses as a percentage of revenues decreased to 19% for the year ended December 31, 2002 from 28% for the year ended December 31, 2001. Selling, general and administrative expenses decreased in amount and as a percentage of revenues as a result of significant cost cutting measures implemented in the second half of 2001 and early 2002. In addition, for the year ended December 31, 2002, we recorded non-cash compensation charges of $0.7 million related to the issuance of stock options and restricted shares of common stock to employees compared to $2.1 million in the year ended December 31, 2001.

         Depreciation and amortization expense increased to $189.9 million for the year ended December 31, 2002 from $165.3 million for the year ended December 31, 2001. The increase was primarily a result of the increased depreciation from the towers we have acquired or constructed, partially offset by the $35.5 million reduction in goodwill amortization as a result of the adoption of SFAS
142. See "Description of Critical Accounting Policies -- Goodwill."

         In May 2002, we announced that we would terminate our build-to-suit programs with Cingular and other carriers and implement other cost-cutting measures. As a result of these actions, we recorded restructuring charges of $24.3 million. Of this amount, $16.4 million was related to the write-off of work in progress related to sites in development that we plan to terminate, $3.2 million was related to the costs of closing offices and $4.7 million was related to the costs of employee severance. In addition, we recorded a non-recurring charge of $4.3 million to write-down the carrying value of 21 towers that are not marketable.

         In May 2001, we announced the consolidation of our rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, $5.1 million related to the write-down of assets and $1.1 million was related to the costs of employee severance and other costs related to the consolidation of those operations.

         In June 2001, we announced that we would divest our operations in Mexico. As a result, we recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs of employee severance and other costs related to the divestiture. Also in June 2001, we announced that we would close operations from the purchase of Vertical Properties. As a result, we recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of employee severance and other costs related to the closing.

         In November 2001, we announced that we would reduce our planned new tower construction and acquisition programs for 2002. As a result of the reduced new tower activity, we recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that we terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of employee severance. In addition, we completed an amendment to our agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provided for the number of towers to be leased or subleased to be reduced by 300 and for the lease or sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, we paid a fee of $35.0 million, which has been included as part of the restructuring charge.

         As a result of the factors discussed above, our loss from operations was $96.9 million for the year ended December 31, 2002, compared to a loss of $241.7 million for the year ended December 31, 2001.

         Net interest expense increased to $225.7 million during the year ended December 31, 2002 from $195.1 million for the year ended December 31, 2001. The increase was due to increased accreted value of the senior discount notes and increased amounts outstanding under our credit facility, as well as the write-off of $4.5 million of debt issuance costs related to the decrease in the maximum availability of the credit facility. This increase was partially offset by not incurring interest expense of $24.4 million on the senior notes, senior discount notes and senior convertible notes for the period from the date of the chapter 11 filing (November 15, 2002) through December 31, 2002.

         Other income (expense) was an expense of $10.9 million in the year ended December 31, 2002, primarily due to expenses associated with the proposed bond tender and exchange offers. Other income (expense) was a net expense of $223.2 million in the year ended December 31, 2001. Of this amount, $61.8 million related to losses from investments in affiliates accounted for under the equity method, primarily our investment in SpectraSite-Transco Communications, Ltd., $121.9 million related to the write-down of our investment in SpectraSite-Transco and $20.0 million related to the write-off of a loan to SpectraSite-Transco. We completed the sale of our interest in SpectraSite-Transco in October 2001. In addition, $7.5 million related to a write-off of our investment in Evolution Holdings, Inc., a network services company that ceased operations in the second quarter. Other income (expense) for 2001 also includes $7.0 million related to the write-down of a loan to Concourse Communications, Inc., an affiliate that provides in-building antenna sites primarily in airports and other public sites in New York City.

         Loss from operations of the discontinued network services segment was $12.3 million in the year ended December 31, 2002 compared to income from operations of the discontinued segment of $5.9 million in the year ended December 31, 2001. The loss from operations in 2002 was primarily due to lower revenues, fixed costs that did not decline as revenues did and a more competitive environment for these services that led to lower pricing and restructuring charges. On December 31, 2002, we completed the sale of the network services segment resulting in a loss on disposal of $47.0 million.

         We performed the first of the impairment tests of goodwill required by SFAS 142 by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, we recognized an adjustment of $376.8 million to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied fair value. The impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter 2002 statement of operations.

         As a result of the factors discussed above, net loss was $775.0 million, or $5.03 per share (basic and diluted), for the year ended December 31, 2002, compared to a net loss of $654.8 million, or $4.36 per share (basic and diluted), for the year ended December 31, 2001.

         YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31,
         2000

         Consolidated revenues for the year ended December 31, 2001 increased to $259.8 million for the year ended December 31, 2001 from $155.1 million for the year ended December 31, 2000. Revenues from site leasing increased to $221.6 million for the year ended December 31, 2001 from $116.5 million for the year ended December 31, 2000, primarily as a result of revenues derived from towers which we acquired or constructed during 2000 and 2001. We owned or operated 7,925 towers at December 31, 2001, as compared to 5,030 towers at December 31, 2000. The remaining factor contributing to the increase is incremental revenue in 2001 for towers that existed as of December 31, 2000 from new tenants.

         Revenues from broadcast services remained relatively flat at $38.2 million for the year ended December 31, 2001 compared to $38.6 million for the year ended December 31, 2000.

         Costs of operations increased to $121.2 million for the year ended December 31, 2001 from $72.9 million for the year ended December 31, 2000. The increase in costs was primarily attributable to operating costs of the communications towers acquired or constructed during 2000 and 2001, acquisitions in 2000 and 2001 and overall growth in operating activities. Costs of operations for site leasing as a percentage of site leasing revenues increased to 41% for the year ended December 31, 2001 from 40% for the year ended December 31, 2000. The increase was primarily due to the addition of new towers and higher tower operating expenses partially offset by increased revenues generated from new tenants on existing towers. As our site leasing operations mature, we expect that additional tenants on a tower will generate increases in our margins for site leasing and in cash flow because a significant percentage of tower operating costs are fixed and do not increase with additional tenants. Costs of operations for broadcast services as a percentage of broadcast services revenues increased to 77% for the year ended December 31, 2001 from 68% for the year ended December 31, 2000. This increase is primarily due to a shift in revenue mix to lower margin tower fabrication revenues.

         Selling, general and administrative expenses increased to $72.4 million for the year ended December 31, 2001 from $51.8 million for the year ended December 31, 2000. The increase is a result of expenses related to additional corporate overhead and field operations to manage and operate the growth of our ongoing operations and acquisition activities. For the year ended December 31, 2001, we recorded non-cash compensation charges of $2.1 million related to the issuance of stock options and restricted shares of common stock to employees. We recorded non-cash compensation charges of $2.6 million in the year ended December 31, 2000 related to stock options and restricted shares of common stock issued to employees. Selling, general and administrative expenses as a percentage of revenues decreased to 28% for the year ended December 31, 2001 from 33% for the year ended December 31, 2000 primarily due to cost reduction efforts implemented in the second quarter of 2001.

         Depreciation and amortization expense increased to $165.3 million for the year ended December 31, 2001 from $78.1 million for the year ended December 31, 2000, primarily as a result of the increased depreciation from towers we have acquired or constructed and amortization of goodwill related to acquisitions.

         In May 2001, we announced the consolidation of our rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, $5.1 million related to the write-down of assets and $1.1 million was related to the costs of employee severance and other costs related to the consolidation of those operations.

         In June 2001, we announced that we would divest our operations in Mexico. As a result, we recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs of employee severance and other costs related to the divestiture. Also in June 2001, we announced that we would close operations from the purchase of Vertical Properties. As a result, we recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of employee severance and other costs related to the closing.

         In November 2001, we announced that we would reduce our planned new tower construction and acquisition programs for 2002. As a result of the reduced new tower activity, we recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that we terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of employee severance. In addition, we completed an amendment to our agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provided for the number of towers to be leased or subleased to be reduced by 300 and for the lease or sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, we paid a fee of $35.0 million, which has been included as part of the restructuring charge.

         As a result of the factors discussed above, our loss from operations was $241.7 million for the year ended December 31, 2001, compared to a loss of $47.8 million for the year ended December 31, 2000.

         Net interest expense increased to $195.1 million during the year ended December 31, 2001 from $106.3 million for the year ended December 31, 2000. The increase reflects additional interest expense due to the issuance of our 12 7/8% senior discount notes due 2010 in March 2000, our 10 3/4% senior notes due 2010 in March 2000, our 6 3/4% senior convertible notes due 2010 in November 2000 and our 12 1/2% senior notes due 2010 in December 2000, as well as additional borrowings under our credit facility in 2001.

         Other income (expense) was a net expense of $223.2 million in the year ended December 31, 2001. Of this amount, $61.8 million related to losses from investments in affiliates accounted for under the equity method, primarily our investment in SpectraSite-Transco Communications, Ltd., $121.9 million related to the write-down of our investment in SpectraSite-Transco and $20.0 million related to the write-off of a loan to SpectraSite-Transco. We completed the sale of our interest in SpectraSite-Transco in October 2001. In addition, $7.5 million related to a write-off of our investment in Evolution Holdings, Inc., a network services company that ceased operations in the second quarter. Other income (expense) for 2001 also includes $7.0 million related to the write-down of a loan to Concourse Communications, Inc., an affiliate of ours that provides in-building antenna sites primarily in airports and other public sites in New York City. Other income (expense) was an expense of $8.6 million in the year ended December 31, 2000 primarily due to our 50% equity in the net loss of SpectraSite-Transco.

         Income from operations of the discontinued network services segment increased to $5.9 million in the year ended December 31, 2001 compared to income from operations of discontinued segment of $5.4 million in the year ended December 31, 2000 primarily as a result of increased revenues.

         As a result of the factors discussed above, net loss was $654.8 million, or $4.36 per share (basic and diluted), for the year ended December 31, 2001, compared to a net loss of $157.6 million, or $1.31 per share (basic and diluted), for the year ended December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         We are a holding company whose only significant asset is the outstanding capital stock of its subsidiary, Communications. Our only source of cash to pay our obligations is distributions from Communications.

         As a result of the reorganization and implementation of fresh start accounting, our results of operations after January 31, 2003 are not comparable to results reported in prior periods because of differences in the bases of accounting and the capital structure for the predecessor company and the reorganized company.

         CASH FLOWS

         For the year ended December 31, 2002, cash provided by operating activities were $36.3 million as compared to cash used in operating activities of $12.1 million in the year ended December 31, 2001. The change is primarily attributable to the $35.0 million fee paid in 2001 to SBC to amend our agreement to acquire leasehold and sub-leasehold interests in wireless communications towers and by improved operating performance, as measured by operating income
(loss) before depreciation, amortization, accretion and non-cash compensation charges, or "EBITDA." EBITDA was $93.7 million in 2002 compared to a loss of $74.3 million in 2001.

         For the three months ended March 31, 2003, cash provided by operating activities were $17.8 million as compared to $4.2 million in the three months ended March 31, 2002. The change is primarily attributable to decreased interest payments, decreased accounts receivable, increased accounts payable and improved operating performance, as measured by EBITDA. EBITDA was $38.2 million in the three months ended March 31, 2003 compared to $26.3 million in the three months ended March 31, 2002.

         For the year ended December 31, 2002, cash used in investing activities were $70.0 million compared to $984.7 million for the year ended December 31, 2001. In the year ended December 31, 2002, we invested $71.2 million in purchases of property and equipment, primarily related to the acquisition of communications towers. These expenditures were partially offset by the net proceeds from the sale of an investment in an affiliate. In the year ended December 31, 2001, we invested $958.9 million in acquisitions of property and equipment, primarily related to the acquisition of communications towers. Our capital expenditures consist of purchases of property and equipment

         For the three months ended March 31, 2003, cash provided by investing activities were $76.1 million compared to cash used in investing activities of $39.8 million for the three months ended March 31, 2002. Investing activities for the three months ended March 31, 2003 consisted primarily of proceeds received from the sale of the 545 SBC towers of $81.0 million. In addition, we invested $5.0 million and $39.0 million in purchases of property and equipment, primarily related to the acquisition and construction of communications towers, in the three months ended March 31, 2003 and 2002, respectively.

         In the year ended December 31, 2002, cash provided by financing activities were $83.1 million, as compared to $475.8 million in the year ended December 31, 2001. The cash provided by financing activities in 2001 and 2002 was primarily attributable to draws on our credit facility.

         In the three months ended March 31, 2003, cash used in financing activities were $87.0 million, as compared to cash provided by financing activities of $89.6 million in the three months ended March 31, 2002. Cash used in financing activities for the three months ended March 31, 2003 consisted primarily of $76.0 million of payments on our credit facility and payments on capital leases of $11.0 million, which includes the prepayment of a capital lease in connection with the exercise of our purchase option on our corporate headquarters. The cash provided by financing activities in the three months ended March 31, 2002 was primarily attributable to $90.0 million of draws on our credit facility.

         EBITDA is provided because it is a measure commonly used in the tower industry as a measure of a company's operating performance. We use EBITDA to compare our operating performance with that of our competitors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. Although EBITDA is not necessarily comparable with similarly titled measures for other companies, we believe that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation, amortization, accretion and non-cash compensation charges, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost bases. When evaluating EBITDA, investors should consider, among other factors, (1) increasing or decreasing trends in EBITDA, (2) whether EBITDA has remained at positive levels historically and (3) how EBITDA compares to levels of debt and interest expense. EBITDA for the years ended December 31, 2001 and 2002 and the three months ended March 31, 2002 and 2003 was calculated as follows:

                                                                                            THREE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,              MARCH 31,
                                                           -------------------------     -------------------------
                                                             2001           2002           2002           2003
                                                           ----------     ----------     ----------     ----------
                                                                           (DOLLARS IN THOUSANDS)
Operating income (loss).............................       $ (241,699)    $  (96,907)    $  (18,629)    $    5,289
Depreciation, amortization and accretion expense....          165,267        189,936         44,638         32,901
Non-cash compensation charges.......................            2,125            695            289             --
                                                           ----------     ----------     ----------     ----------
EBITDA..............................................       $  (74,307)    $   93,724     $   26,298     $   38,190
                                                           ==========     ==========     ==========     ==========

         Free cash flow (deficit) consists of net cash provided by operating activities less purchases of property and equipment. Free cash flow (deficit) is provided because it is a measure commonly used in the tower industry as a measure of a company's ability to generate cash from operations. Free cash flow (deficit) is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income or cash flows provided by (used in) operating activities as a measure of performance, cash flows or liquidity. Free cash flow (deficit) is not necessarily comparable with similarly titled measures for other companies. We believe that free cash flow (deficit) can assist in comparing company performance on a consistent basis. Free cash flow (deficit) for the three months ended March 31, 2002 and 2003 was calculated as follows:

                                                        THREE MONTHS ENDED
                                                            MARCH 31,
                                                 -----------------------------
                                                     2002             2003
                                                 ----------         ---------
                                                    (DOLLARS IN THOUSANDS)
Net cash provided by operating activities.....   $    4,202         $  17,819
Less: Purchases of property and equipment.....      (39,018)           (4,992)
                                                 ----------         ---------
Free cash flow (deficit)......................   $  (34,816)        $  12,827
                                                 ==========         =========

         CREDIT FACILITY

         Communications is party to an amended and restated credit facility totaling approximately $712.5 million. The credit facility includes a $200.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent. After giving effect to the offering of our senior notes, the use of proceeds therefrom and the amendment to the credit facility, Communications could borrow approximately $193.7 million of available funds under the revolving credit facility as of March 31, 2003 while remaining in compliance with the credit agreement's covenants. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on September 30, 2005 and ending on June 30, 2007. The credit facility also includes a $218.7 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on March 31, 2006 and ending on June 30, 2007 and a $293.8 million term loan that is fully drawn and which must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007.

         With the proceeds of the sale of 545 towers to Cingular, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003. In addition, Communications repaid $1.1 million of the multiple draw term loan and $1.4 million of the term loan on February 19, 2003. In connections with these repayments, Communications wrote off $1.6 million in debt issuance costs. This charge is included in interest expense in the unaudited condensed consolidated statement of operations. We used $194.5 million of the proceeds from the offering of our senior notes to repay amounts outstanding under the credit facility and wrote off approximately $5.9 million of associated debt issuance costs. As of March 31, 2003, after giving effect to the offering of our senior notes and the use of proceeds therefrom, Communications would have had approximately $512.5 million outstanding under the credit facility.

         Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

         SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA (as defined in the credit facility), a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

         Effective May 14, 2003, we amended our credit facility to, among other things, reduce our unused former $300 million commitment under our revolving credit facility by $100 million in exchange for moderately increasing the ratios in our leverage covenant in future periods.

         LIQUIDITY AND COMMITMENTS

         We emerged from bankruptcy in February 2003. As a result, $1.8 billion of previously outstanding indebtedness was cancelled. Communications, the borrower under the credit facility, and our other subsidiaries were not part of the bankruptcy. The credit facility has remained in place during, and since, the reorganization.

         We had cash and cash equivalents of $81.0 million at December 31, 2002 and $87.9 million at March 31, 2003. We also had $783.0 million outstanding under our credit facility at December 31, 2002, $707.0 million outstanding at March 31, 2003 and $512.5 million outstanding at March 31, 2003 after giving effect to the offering of our senior notes and the use of proceeds therefrom. The remaining $200.0 million under the credit facility was undrawn. Our ability to borrow under the credit facility is limited by the financial covenants regarding the total debt to EBITDA and interest and fixed charge coverage ratios of Communications and its subsidiaries. After giving effect to the offering of our senior notes, the use of proceeds therefrom and the amendment to the credit facility, Communications could borrow approximately $193.7 million of available funds under the revolving credit facility as of March 31, 2003 while remaining in compliance with the credit agreement's covenants. Our ability to borrow and use cash under the credit facility financial covenants will increase or decrease as our annualized EBITDA (as defined in the credit facility) increases or decreases. The weighted average interest rate on outstanding borrowings under the credit facility was 5.94% as of December 31, 2002, 5.17% as of March 31, 2003 and 5.22% after giving effect to the offering of our senior notes and the use of proceeds therefrom.

         While we have taken steps to reduce our capital commitments, we are contractually obligated to purchase an additional 600 towers from SBC from May 2003 through August 2004. These commitments will require approximately $78 million in each of 2003 and 2004. In addition, we will continue to make capital expenditures to improve our existing towers and to install new in-building neutral host distributed antenna systems. We believe that cash flow from operations, available cash on hand and anticipated borrowings under our credit facility will be sufficient to fund our capital expenditures and other currently anticipated cash needs for the foreseeable future. Our ability to meet these needs from cash provided by operating activities will depend on the demand for wireless services, developments in competing technologies and our ability to add new tenants, as well as general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. In addition, if we make additional acquisitions or pursue other opportunities or if our estimates prove inaccurate, we may seek additional sources of debt or equity capital or reduce the scope of tower construction and acquisition activity.

         The following table provides a summary of our material debt, lease and other contractual commitments as of March 31, 2003:

                                                                     PAYMENTS DUE BY PERIOD
                                               ---------------------------------------------------------------------
                                                             LESS THAN
CONTRACTUAL OBLIGATIONS                          TOTAL         1 YEAR       1-3 YEARS     4-5 YEARS    AFTER 5 YEARS
-----------------------                        -----------    ----------    ----------    ----------   -------------
                                                                     (DOLLARS IN THOUSANDS)
Credit facility (1).....................       $   706,955    $       --    $   84,095    $  622,860    $       --
Other long-term debt (2)................                --            --            --            --            --
Capital lease payments..................             1,109           771           338            --            --
Operating lease payments................           304,209        63,142       100,620        50,655        89,792
SBC tower commitment (3)................           156,000       104,000        52,000            --            --
Total contractual cash obligations......       $ 1,168,273    $  167,913    $  237,053    $  673,515    $   89,792

--------------------------------

(1) After giving effect to the use of proceeds from the May 2003 offering of our senior notes, we have $512.5 million outstanding under the credit facility, of which approximately $1.1 million is due within 1-3 years and approximately $511.4 million is due within 4-5 years.

(2) In May 2003 we issued $200 million of 8 1/4% senior notes which mature in 2010.

(3) Based on the estimated average purchase price of towers to be acquired from SBC.

         In addition, we had standby letters of credit of $6.3 million and performance bonds of $14.5 million outstanding at March 31, 2003, most of which expire within one year.

         DESCRIPTION OF CRITICAL ACCOUNTING POLICIES

         The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported amounts of assets and liabilities, revenues and expenses. We have identified the following critical accounting policies that affect the more significant estimates and judgments used in the preparation of our consolidated financial statements. On an on-going basis, we evaluate our estimates, including those related to the matters described below. These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary from those estimates under different assumptions or conditions.

         REVENUE RECOGNITION

         Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease. Revenues from fees, such as structural analysis fees and site inspection fees, are recognized upon delivery of the related products and services to the customer.

         Broadcast services revenues related to construction activities are derived from service contracts with customers that provide for billing on a time and materials or fixed price basis. For time and material contracts, revenues are recognized as services are performed. For fixed price contracts, we recognize revenue and profit as work progresses using the percentage-of-completion method of accounting, which relies on estimates of total expected contract revenues and costs. We follow this method because reasonably dependable estimates of the revenue and costs applicable to various stages of a contract can be made. Because the financial reporting of these contracts depends on estimates, which are assessed continually during the term of the contract, recognized revenues and profit are subject to revisions as the contract progresses to completion. Revisions in profit estimates are reflected in the period in which the facts that give rise to the revision become known. Accordingly, favorable changes in estimates result in additional revenue and profit recognition, and unfavorable changes in estimates result in the reversal of previously recognized revenue and profits. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

         ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

         We evaluate the collectibility of our accounts receivable based on a combination of factors. In circumstances where we are aware that a specific customer's ability to meet its financial obligations to us is in question (e.g., bankruptcy filings, substantial down-grading of credit ratings), we record a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount we reasonably believe will be collected. For all other customers, we reserve a percentage of the remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. If circumstances change (e.g., higher than expected defaults or an unexpected material adverse change in one or more significant customer's ability to meet its financial obligations to us), our estimates of the recoverability of amounts due us could be reduced by a material amount.

         PROPERTY AND EQUIPMENT

         Property and equipment built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. We capitalize costs incurred in bringing property and equipment to an operational state. Costs clearly associated with the acquisition, development and construction of property and equipment are capitalized as a cost of the assets. Indirect costs that relate to several assets are capitalized and allocated to the assets to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Estimates and cost allocations are reviewed at the end of each financial reporting period. Costs are revised and reallocated as necessary for material changes on the basis of current estimates. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

         GOODWILL

         The excess of the purchase price over the fair value of net assets acquired in purchase business combinations has been recorded as goodwill. Goodwill is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. On an ongoing basis, we assess the recoverability of goodwill by determining the ability of the specific assets acquired to generate future cash flows sufficient to recover the unamortized goodwill over the remaining useful life. We estimate future cash flows based on the current performance of the acquired assets and our business plan for those assets. Changes in business conditions, major customers or other factors could result in changes in those estimates. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets, such as property and equipment, goodwill and purchased intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Effective January 1, 2002, potential impairment of long-lived assets other than goodwill and purchased intangible assets with indefinite useful lives is evaluated using the guidance provided by Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

         ACCOUNTING FOR INCOME TAXES

         As part of the process of preparing our consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax liability together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income. To the extent that we believe that recovery is not likely, we must establish a valuation allowance. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. We have recorded a valuation allowance of $464.7 million as of December 31, 2002, due to uncertainties related to utilization of deferred tax assets, primarily consisting of net operating losses carryforwards, before they expire.

         DERIVATIVE FINANCIAL INSTRUMENTS

         Derivative financial instruments are accounted for in accordance with Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), as amended by Statement of Financial Accounting Standards No. 138, ACCOUNTING FOR CERTAIN INSTRUMENTS AND CERTAIN HEDGING

ACTIVITIES ("SFAS 138") and as further amended by Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. All derivative financial instruments are recorded in the consolidated financial statements at fair value. Changes in the fair values of derivative financial instruments are either recognized in earnings or in stockholders' equity as a component of other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting as defined by SFAS 133. Changes in fair values of derivatives not qualifying for hedge accounting are reported in earnings as they occur.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143") which is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. We adopted the new rules on asset retirement obligations on January 1, 2003. Application of the new rules is expected to result in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of adoption that will reduce net income and stockholders' equity (deficit) by $12.2 million.

         In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt that were included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on our consolidated statement of operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002. We adopted the provisions of SFAS 145 on January 1, 2003. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

         In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit or disposal activities to be recognized when they are incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. We adopted the provisions of SFAS 146 on January 1, 2003. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 are effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. We do not expect SFAS 148 to have a material effect on our financial condition, results of operations or cash flows.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, as previously amended by SFAS 138. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003 and should be applied prospectively. We do not expect the impact of adopting this statement to have a material impact on our consolidated financial condition, results of operations or cash flows.

         In January 2003, the FASB issued Interpretation No. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES ("FIN 46"). FIN 46 requires an investor with a majority of the variable interests in a variable interest entity ("VIE") to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A VIE is an entity in which the equity investors do not have a controlling interest, or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from the other parties. For arrangements entered into with VIEs created prior to January 31, 2003, the provisions of FIN 46 are required to be adopted at the beginning of the first interim or annual period beginning after June 15, 2003. We are currently reviewing our investments and other arrangements to determine whether any of our investee companies are VIEs. We do not expect to identify any significant VIEs that would be consolidated, but may be required to make additional disclosures. Our maximum exposure related to any investment that may be determined to be in a VIE is limited to the amount invested. The provisions of FIN 46 are effective immediately for all arrangements entered into with new VIEs created after January 31, 2003. We have not invested in any new VIEs created after January 31, 2003.

INFLATION

         Some of our expenses, such as those for marketing, wages and benefits, generally increase with inflation. However, we do not believe that our financial results have been, or will be, adversely affected by inflation in a material way.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

         We use financial instruments, including fixed and variable rate debt, to finance our operations. As of March 31, 2003 after giving effect to the offering of our senior notes and the use of proceeds therefrom, we had $512.5 million of variable rate debt outstanding under our credit facility at a weighted average interest rate of 5.22%. A 1% increase in the interest rate on our variable rate debt would have increased interest expense by approximately $1.9 million in the three months ended March 31, 2003.

         In addition, we have an interest rate cap on $375.0 million of the variable rate debt outstanding under our credit facility, which caps LIBOR at 7.0% for the next three years.

                                    BUSINESS


INTRODUCTION

         We are one of the largest and fastest growing wireless tower operators in the United States, based on number of towers and revenue growth, respectively. Our primary business is owning and leasing antenna sites on wireless and broadcast towers, owning and leasing in-building shared infrastructure systems and managing access to rooftop telecommunications on commercial real estate. For the three months ended March 31, 2003, approximately 94% of our revenues and 99% of our gross profit came from our site leasing operations. We also provide design, construction, modification and maintenance services for the broadcast tower industry.

         We have a portfolio of approximately 7,500 towers, primarily located in the top 100 markets in the United States. We believe that the growing use of wireless communication services together with capacity constraints in the top 100 markets will continue to increase the demand for tower assets located in these markets and drive the growth of our business.

         Our business is characterized by stable and recurring revenues, predictable operating costs and a low level of capital expenditures. We expect to continue to increase our revenues by adding new tenants to our towers and by providing additional space to our existing leasing customers. Revenues from our existing customers are expected to grow because of contractual provisions that increase our customers' payments to us on an annual basis. In addition, we experience minimal customer turnover due to long-term customer contracts, the quality of our assets and the significant relocation costs for our existing tenants.

PRODUCTS AND SERVICES

         Our business consists of site leasing and broadcast services.

         SITE LEASING

         As of March 31, 2003, we owned or operated 7,414 wireless towers and in-building systems and 74 broadcast towers primarily located in the top 100 markets in the United States. We have major metropolitan market clusters in Los Angeles, Chicago, San Francisco, Philadelphia, Detroit and Dallas. Our principal business is the leasing of space on our antenna sites to wireless carriers, which represents more than 92% of our monthly site leasing revenues.

         WIRELESS TOWER OWNERSHIP, LEASING AND MANAGEMENT

         We are one of the largest independent owners and operators of wireless communications towers in the United States. We provide antenna site leasing services, which primarily involve the leasing of antenna space on our towers, to wireless carriers. In leasing antenna space, we generally receive monthly lease payments from customers. Our customer leases typically have original terms of five to ten years, with four or five renewal periods of five years each, and usually provide for periodic rent increases ranging from two percent to five percent per year. Monthly lease pricing varies with the tower location and the number and type of antennas installed on a given site. Our wireless leasing customers are leading wireless service providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile, Verizon Wireless and their affiliates. Together, these customers account for more than 89% of our monthly wireless leasing revenues.

         IN-BUILDING SHARED INFRASTRUCTURE SOLUTIONS

         We are a leading provider in the rapidly growing business of in-building neutral host distributed antenna systems serving telecommunications carriers in the United States. We have the exclusive rights to provide in-building systems to wireless carriers in over 300 retail shopping malls, casino/hotel resorts and office buildings in the United States. Our leases with property owners for the rights to install and operate the in-building systems are generally for an initial period of ten years. Some of these leases contain automatic extension provisions and continue after the initial period unless terminated by us. Under these leases, we are the exclusive operator of in-building neutral host distributed antenna systems for the term of the lease. We are also responsible for marketing the property as part of our portfolio of telecommunications sites and for installing, operating and maintaining the distributed antenna system at the properties. We grant rights to wireless service providers to attach their equipment to our in-building system for a fee under licenses with the providers that typically have an initial term of ten years. We typically share a portion of the collected fees with the property owners.

         BROADCAST TOWER OWNERSHIP, LEASING AND MANAGEMENT

         We are one of the largest independent owners and operators of broadcast towers in the United States. We provide antenna site leasing services, which involve the leasing of antenna space on our broadcast towers to broadcasters and wireless carriers. In leasing antenna space, we generally receive monthly lease payments from customers, with contracts typically initially ranging from ten to 20 years.

         The following chart shows the locations of our wireless towers, broadcast towers and in-building systems as of March 31, 2003:

         STATE                                                      NUMBER
         -----                                                      ------
         Texas.............................................          1,005
         California........................................            840
         Illinois..........................................            738
         Ohio..............................................            549
         Michigan..........................................            385
         Florida...........................................            334
         Missouri..........................................            324
         Georgia...........................................            226
         Pennsylvania......................................            224
         Alabama...........................................            207
         Oklahoma..........................................            202
         New York..........................................            193
         Louisiana.........................................            180
         North Carolina....................................            177
         Washington........................................            148
         Indiana...........................................            129
         Wisconsin.........................................            123
         Maryland..........................................            117
         Other.............................................          1,387
                                                                     -----
         Total.............................................          7,488
                                                                     =====

         ROOFTOP MANAGEMENT

         We also provide rooftop management services to telecommunications carriers in the United States. We are the exclusive site manager for over 11,000 real estate properties, with significant access clusters in major metropolitan areas. Wireless carriers utilize our managed rooftop sites as transmitting locations, often where there are no existing towers or where new towers are difficult to build. Our rooftop management contracts are generally for an initial period of three to five years. These contracts contain automatic extension provisions and continue after the initial period unless terminated by either party. Under these contracts, we are engaged as the exclusive site manager for rooftop management. For these services, we receive a percentage of occupancy or license fees.

         BROADCAST SERVICES

         We are a leading provider of broadcast tower analysis, design, installation, and technical services. We have over 50 years of experience in the broadcast tower industry and have worked on the development of more than 700 broadcast towers, which we believe represent approximately 50% of the existing broadcast tower infrastructure in the United States.

         Broadcast towers require a high level of technical design and erection expertise, as they reach heights of up to 2,000 feet. The existing domestic broadcast tower infrastructure was generally developed to accommodate individual broadcast signals. This broadcast tower infrastructure was built primarily in the 1940's and 1950's. Today, it is considered to be at capacity and somewhat antiquated. The FCC mandate requiring the conversion of analog to digital broadcast signals potentially creates significant infrastructure deployment requirements for the broadcast community in the United States. In addition, the engineering and construction expertise for broadcast towers is limited to a relatively small number of fabrication and construction companies that specialize in broadcast towers, including our company.

COMPETITIVE STRENGTHS

         We believe that we are distinguished by the following competitive strengths which will allow us to continue to grow our revenues and increase our operating margins:

         HIGH QUALITY ASSETS. We believe that the quality of our portfolio of tower assets, including our tower clusters in major metropolitan markets, makes us a preferred provider for the largest carriers in the wireless industry. In addition, because our tower portfolio was predominantly built over the last four years and we acquired primarily single-tenant towers from wireless carriers, we have fewer tenants per tower than the other publicly traded tower companies. Therefore, we expect that as we add new tenants our revenue per tower will grow at a faster rate than revenue per tower of other publicly traded tower companies. Over the last two years, we have been a leader in the tower industry in terms of key operating performance measures such as same tower revenue and same tower cash flow growth.

         STABLE AND GROWING CORE LEASING BUSINESS. Our focus on the leasing of antenna space on communications towers pursuant to long-term contracts provides us with a recurring, stable cash flow stream. Significant relocation costs also tend to deter existing tenants from switching to other towers. Our leases generally provide for regular annual rent increases. Because our tower operating expenses generally do not grow as we add additional tenants, once a tower is built for an anchor tenant, additional tenants provide high incremental cash flow.

         LOW LEVELS OF DEBT IN OUR CAPITAL STRUCTURE. We currently operate with the lowest levels of total debt and debt leverage among the publicly traded tower companies. We also have substantially completed the build-out of our wireless tower portfolio and terminated our build-to-suit contracts with wireless carriers. These measures have reduced our capital expense commitments and our future funding requirements. We believe our lower level of total debt and funding requirements will increase our financial flexibility relative to the other publicly traded tower companies and will enhance our cash flow generating capability.

         DISCIPLINED APPROACH TO OPERATIONS. Over the last eight quarters, we have aggressively focused on operating cost controls. During that time, we reduced our quarterly sales, general and administrative expenses as a percentage of revenue from 31% to 16%. In addition, as a result of initiatives by our management team over the past two years, we believe that our accounts receivable as a percentage of revenues is the lowest among the publicly traded tower companies. By reducing the amount of working capital required to operate our business we have improved our operating flexibility.

         EXPERIENCED MANAGEMENT. Our senior management team has been in place for four years and its members have an average of over 11 years of experience in the wireless industry. Our chief operating officer and the presidents of our leasing and broadcast divisions, for example, have a combined 38 years of experience in management positions at wireless carriers.

BUSINESS STRATEGY

         We intend to capitalize on the continued growth in demand for wireless services and the related infrastructure required to support that growth. The principal features of our business strategy are to:

         MAXIMIZE USE OF OUR TOWER PORTFOLIO. We believe that our highest returns will be achieved by leasing additional space on our existing towers. Because the costs of operating a tower are largely fixed, increasing utilization will significantly improve our operating margins. For example, (excluding the results from the 545 towers we sold to Cingular in February 2003) our revenues per tower have increased by approximately 18% and our tower cash flow per tower has increased by approximately 26% for the quarter ended March 31, 2003 compared to the quarter ended March 31, 2002.

         TAKE ADVANTAGE OF OUR MAJOR MARKET PRESENCE. Approximately 57% of our wireless antenna sites are located in the top 50 markets and approximately 71% of our wireless antenna sites are located in the top 100 markets in the United States, which are the highest percentages among the publicly traded tower companies. Approximately 60% of the U.S. population is located in the top 50 markets and approximately 74% of the U.S. population is located in the top 100 markets. We believe the increase in peak minutes of use, together with capacity constraints, in these markets will lead carriers to deploy more capital to expand their network capacity in these markets than in other markets.

         LEVERAGE EXISTING RELATIONSHIPS WITH WIRELESS SERVICE PROVIDERS AND THEIR PROGRAM MANAGEMENT COMPANIES. Maintaining and cultivating relationships with wireless service providers is a critical focus of our sales and marketing program. We have a dedicated group of sales representatives that focuses on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

         CAPITALIZE ON OUR INDUSTRY-LEADING POSITION IN PROVIDING IN-BUILDING SHARED INFRASTRUCTURE SOLUTIONS TO WIRELESS CARRIERS. We have the largest operational base of distributed antenna systems providing in-building wireless coverage in the tower industry. We also have a leading position in distributed radio frequency transport. We believe wireless carriers will continue to commit greater financial resources to these areas as they seek to improve network quality and provide additional high quality network coverage.

CUSTOMERS

         Our customers include several of the largest wireless service providers in the United States, including AT&T Wireless, Cingular, Nextel, Sprint, T-Mobile and Verizon Wireless. Our largest customers currently are Nextel (and its affiliates) and Cingular, which represented approximately 28% and 20% of our revenues, respectively, for each of the year ended December 31, 2002 and the three months ended March 31, 2003. For the year ended December 31, 2001, Nextel and Cingular accounted for 30% and 13% of our revenues, respectively. For the year ended December 31, 2000, Nextel accounted for 48% of our revenues.

SALES AND MARKETING

         We believe that our quality portfolio of tower assets, our strong customer relationships and our operational excellence make us a preferred provider for the wireless industry. Our sales and marketing goals are to:

         o Leverage existing relationships and develop new relationships with wireless service providers to lease antenna space on our tower, in-building and rooftop assets; and

         o Form relationships with wireless service providers' program management companies to further broaden our channels of distribution.

         Maintaining and cultivating relationships with wireless service providers is a critical focus of our sales and marketing program. We have a dedicated group of sales representatives that focuses on establishing and maintaining relationships with customers at both local and regional levels. In addition, we employ an experienced national accounts team that works closely with each wireless service provider's corporate headquarters and senior management team to cultivate and ensure long-term relationships.

         Our sales staff is compensated on new tenant revenue generation, relocation/reconfiguration revenue, fee revenue and customer satisfaction. In addition, our sales teams rely on the complementary functions of our field support services and project management teams to further identify revenue opportunities and enhance customer satisfaction.

COMPETITION

         Our principal competitors include American Tower Corp., Crown Castle International Corp., Pinnacle Holdings, Inc., SBA Communications Corp., Sprint Sites USA, numerous independent tower operators and the many owners of non-tower antenna sites, including rooftops, water towers and other alternate structures. Wireless service providers, such as AT&T Wireless, Sprint PCS and T-Mobile, own and operate their own tower networks and lease (or may in the future decide to lease) antenna sites to other providers. We compete principally on the basis of tower location and capacity, price, quality of service and density of service within geographic market.

         Technological developments are also making it possible for wireless carriers to expand their use of existing facilities to provide service without additional tower facilities. The increased use by carriers of signal combining and related technologies, which allow two or more carriers to provide services on different transmission frequencies using the communications antenna and other facilities normally used by only one carrier, could reduce the demand for tower-based broadcast transmissions and antenna space. In addition to sharing transmitters, carriers are, through joint ventures and other arrangements (such as Cingular's infrastructure joint ventures with T-Mobile and AT&T Wireless), sharing (or considering the sharing of) telecommunications infrastructure in ways that might adversely impact the growth of our business.

         In addition, wireless service providers frequently enter into agreements with competitors allowing them to utilize one another's wireless communications facilities to accommodate customers who are out of range of their home providers' services. These roaming agreements may be viewed by wireless service providers as a superior alternative to leasing space for their own antennas on communications sites we own.

EMPLOYEES

         As of March 31, 2003, we had 623 employees. None of our employees is represented by a collective bargaining agreement, and we consider our employee relations to be good.

INTERNATIONAL

         During 2001 we ceased development efforts in Europe and Mexico. In 2002, we sold our network services operations in Canada. Our primary focus is on operations in the United States.

REGULATORY AND ENVIRONMENTAL MATTERS

         FEDERAL REGULATIONS

         Both the FCC and the FAA regulate towers used for communications transmitters and receivers. These regulations control the siting, marking and lighting of towers and generally, based on the characteristics of the tower, require registration of tower facilities with the FCC. Wireless and broadcast communications antennas operating on towers are separately regulated and independently authorized by the FCC based upon the particular frequency used and the service provided. In addition to these regulations, SpectraSite must comply with certain environmental laws and regulations.

         Under the requirements of the Communications Act of 1934, as amended, the FCC, in conjunction with the FAA, has developed standards for review of proposals for new or modified antenna structures. These standards mandate that the FCC and the FAA consider the height of the proposed antenna structure, the relationship of the structure to existing natural or man-made obstructions and the proximity of the structure to runways and airports. Proposals to construct new communications sites or modify existing communications sites that could affect air traffic must be filed with and reviewed by the FAA to ensure the proposals will not present a hazard to aviation. The FAA may condition its issuance of no-hazard determinations upon compliance with specified lighting and marking requirements. The FCC will not authorize the operation of communications antennas on towers unless the tower has been registered with the FCC or a determination has been made that such registration is not necessary. The FCC will not register a tower unless it has received all necessary clearances from the FAA. The FCC also enforces special lighting and marking requirements. Owners of towers on which communications antennas are located have an obligation to maintain marking and lighting to conform to FCC standards. Tower owners also bear the responsibility of notifying the FAA of any tower lighting failures. We generally outsource the monitoring of the lighting of our towers to contractors that specialize in those services. However, under the FCC's rules, we remain fully liable for the acts and omissions of those contractors. We generally indemnify our customers against any failure to comply with applicable standards. Failure to comply with the applicable requirements (including as a result of acts or omissions of our contractors, which may be beyond our control) may lead to monetary forfeitures or other enforcement actions, as well as civil penalties, contractual liability and/or tort liability.

         The Telecommunications Act of 1996 amended the Communications Act of 1934 by limiting state and local zoning authorities' jurisdiction over the construction, modification and placement of wireless communications towers. The law preserves local zoning authority but prohibits any action that would discriminate between different providers of wireless services or ban altogether the construction, modification or placement of communications towers. It also prohibits state or local restrictions based on the environmental effects of radio frequency emissions to the extent the facilities comply with the FCC regulations. The 1996 Act also requires the federal government to help licensees of wireless communications services gain access to preferred sites for their facilities. This may require that federal agencies and departments work directly with licensees to make federal property available for tower facilities.

         In October 2000, the FCC adopted rules and policies related to telecommunications service providers' access to rooftops, other rights-of-way and conduits in multi-tenant buildings. The FCC prohibited telecommunications carriers in commercial settings from entering into new exclusive contracts with building owners, including contracts that effectively restrict premises owners or their agents from permitting access to other telecommunications service providers. The FCC also established procedures to ensure that the demarcation point in buildings, which marks the end of the incumbent local exchange carrier's control over on-premises wiring and the beginning of the customer's or building owner's control, will, at the premises owner's request, be at the "minimum point of entry" to the structure rather than further inside the premises. In addition, the FCC determined that, under the Communications Act, utilities, including local exchange carriers, will be required to afford telecommunications carriers and cable service providers reasonable and nondiscriminatory access to conduits and rights-of-way in customer buildings, to the extent such conduits and rights-of-way are owned or controlled by the utility. Finally, the FCC amended its existing rules to give building tenants the same ability to place on their leased or owned property small satellite dishes for receiving telecommunications and other fixed wireless signals that they currently have for receiving video services.

         In the same October 2000 action, the FCC sought comment on a number of related issues, including whether the prohibition on exclusive contracts should be extended to residential buildings; whether it should be broadened to prohibit preferences other than exclusive access, such as exclusive marketing or landlord bonuses for tenants; whether the FCC should prohibit carriers from enforcing exclusive access provisions in existing contracts for commercial or residential multi-tenant buildings; and whether the agency has authority to prohibit local exchange carriers from providing services to multi-tenant buildings where the owners maintain policies unreasonably preventing competing carriers from gaining access to potential customers within the building.

         In June 2003, the FCC issued a Notice of Proposed Rulemaking seeking comment on a draft agreement between the FCC, the Advisory Council on Historic Preservation and the National Conference of State Historic Preservation Officers that would tailor and streamline procedures for review of towers and other FCC licensed communications facilities under the National Historic Preservation Act of 1966, or "NHPA", and on related revisions to the FCC's rules. The FCC has indicated that the intent of the agreement and the proposed rule revisions is to improve compliance with the NHPA and streamline the review process for construction of towers and other FCC licensed communications facilities. We cannot predict with certainty whether, and if so when, the FCC's proposals will be adopted, and, if they are, the effect they will have on our business.

         In 1996, the FCC mandated the conversion of analog television signals to digital. As a result of several subsequent rulings by the FCC, each commercial television station in the United States was required to complete construction of new digital broadcasting facilities by May 1, 2002. Non-commercial stations were given until May 1, 2003, to complete digital construction. By April 21, 2003, all television stations were required to be simulcasting at least 50% of their programming on both their analog and digital facilities and must convert to 100% simulcasting within two years. The simulcasting transition is scheduled to end in 2006, when television broadcasters will be required to terminate analog service, unless that date has been extended based on satisfaction of statutory standards demonstrating that significant portions of the viewing public do not have the ability to receive digital television signals.

         Although these deadlines have resulted from past extensions by the FCC of previous deadlines, various broadcasters have requested that the FCC further extend the current conversion deadlines. In December 2001, the FCC declined to issue a blanket extension of the current deadlines, however, and instead agreed to continue to consider extension requests by particular broadcasters on a case-by-case basis, and made it easier for broadcasters to qualify for such extensions. As of January 2003, approximately 93% of all television stations in the United States have been granted a construction permit or a license for digital television. More than 75% of the stations whose deadline to complete their digital television broadcast facilities was May 1, 2002, requested an extension of their completion deadline to November 1, 2002 and approximately 85% of those requests were granted. Of those stations that were granted an initial extension, nearly 78% requested an additional six-month extension and, to date, the FCC has granted more than one-third of these extension requests. In April 2003, the FCC granted a six-month waiver on DTV simulcast requirements for all public television stations.

         In August 2002, the FCC adopted a rule requiring all TV receivers manufactured in the United States with screen sizes greater than 13 inches, and all TV receiving equipment, such as VCRs and DTV recorders, be capable of receiving DTV signals over the air no later than July 1, 2007. We believe that this increased penetration of digital television capability among the general broadcast audience may also hasten the digital conversion and add to the demand for digital television broadcast towers.

         We believe that, although the planned conversion to digital might continue to be delayed through FCC extensions or the failure of various broadcasters to achieve the conversion in accordance with the established deadlines, if and when the conversion occurs, it will create significant potential for increased demand for space on broadcast towers, including our towers. We believe that the digital conversion will thus drive increased demand for our tower design and installation services.

STATE AND LOCAL REGULATIONS

         Most states regulate certain aspects of real estate acquisition and leasing activities. Where required, we outsource site acquisition to licensed real estate brokers or agents. Local regulations and restrictions include building codes and other local ordinances, zoning restrictions and restrictive covenants imposed by community developers. These regulations and restrictions vary greatly, but typically require tower owners to obtain a permit or other approval from local officials or community standards organizations prior to tower construction and prior to modifications of towers, including installation of equipment for new customers. Local zoning authorities generally have been hostile to construction of new transmission towers in their communities because of the height and visibility of the towers. Companies owning or seeking to build or modify towers have encountered an array of obstacles arising from state and local regulation of tower site construction and modification, including environmental assessments, fall radius assessments, marking and lighting requirements, and concerns with interference with other electronic devices. The delays resulting from the administration of such restrictions can last for several months and, when appeals are involved, can take several years.

ENVIRONMENTAL AND RELATED REGULATIONS

         Owners and operators of communications towers are subject to environmental laws. The FCC's decision to register a proposed tower may be subject to environmental review under the National Environmental Policy Act of 1969, which requires federal agencies to evaluate the environmental impacts of their decisions under certain circumstances. The FCC has issued regulations implementing the National Environmental Policy Act, as well as the National Historic Preservation Act, the Endangered Species Act and the American Indian Religious Freedom Act. These regulations place responsibility on each applicant to investigate potential environmental and other effects of operations and to disclose any significant effects in an environmental assessment prior to constructing a tower or adding a new tenant on a tower. In the event the FCC determines that a proposed tower would have a significant environmental impact based on the standards the FCC has developed, the FCC would be required to prepare an environmental impact statement. In addition, various environmental groups routinely petition the FCC to deny applications to register new towers. This regulatory process can be costly and could significantly delay the registration of a particular tower. In addition, we are subject to environmental laws that may require investigation and remediation of any contamination at facilities we own or operate or at third-party waste disposal sites. These laws could impose liability even if we did not know of, or were not responsible for, the contamination. Although we believe that we currently have no material liability under applicable environmental laws, the costs of complying with existing or future environmental laws, responding to petitions filed by environmental protection groups, investigating and remediating any contaminated real property and resolving any related liability could have a material adverse effect on our business, financial condition or results of operations.

PROPERTIES

         We are headquartered in Cary, North Carolina, where we currently occupy an owned 109,570 square foot office facility on 19.7 acres of land and lease 61,071 square feet of office space. We own a 38,000 square foot broadcast tower manufacturing facility located on 10 acres of land in Pine Forge, Pennsylvania. We also own 9.5 acres of land in Visalia, California, on which a 57,000 square foot broadcast tower manufacturing facility is located and 161.7 acres of land in Mobile, Alabama, on which a 1,944 foot broadcast tower is located.

         Our interests in communications sites are comprised of a variety of fee interests, leasehold and sub-leasehold interests created by long-term lease or sublease agreements, private easements, and easements and licenses or rights-of-way granted by government entities. In rural areas, a communications site typically consists of a three-to-five acre tract that supports towers, equipment shelters and guy wires to stabilize the structure. Less than 2,500 square feet are required for a self-supporting tower structure of the kind typically used in metropolitan areas. Land leases generally have an initial term of five years, with five additional five-year renewal periods. See "-- Products and Services -- Site Leasing" for a list of the locations of our wireless towers.

LEGAL PROCEEDINGS

         We emerged from bankruptcy on February 10, 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Business Overview" for a discussion of our bankruptcy proceedings. Our subsidiaries, including Communications, were not part of the bankruptcy reorganization.

         From time to time, we are involved in various legal proceedings relating to claims arising in the ordinary course of business. We are not currently a party to any such legal proceeding, the adverse outcome of which, individually or in the aggregate, is expected to have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding our directors and executive officers:

                  NAME                          AGE                     POSITION
                  ----                          ---                     --------
Stephen H. Clark..........................       58      President, Chief Executive Officer, Chairman
                                                         and Director
Timothy G. Biltz..........................       44      Chief Operating Officer
David P. Tomick...........................       51      Executive Vice President and Chief Financial Officer
Dale A. Carey.............................       38      President, Leasing Division
Thomas A. Prestwood, Jr...................       50      President, Broadcasting Division
Gabriela Gonzalez.........................       41      Senior Vice President and Controller
John H. Lynch.............................       45      Vice President, General Counsel and Secretary
Paul M. Albert, Jr........................       60      Director
Gary S. Howard............................       52      Director
Robert Katz...............................       36      Director
Richard Masson............................       45      Director

         STEPHEN H. CLARK is President, Chief Executive Officer and Chairman of the Board of Directors of SpectraSite. He has been a director of SpectraSite since its formation in May 1997 and Chairman since September 2002. Mr. Clark has 23 years of general management experience in high growth companies in the communications, technology and manufacturing sectors.

         TIMOTHY G. BILTZ is Chief Operating Officer. Prior to joining SpectraSite in August 1999, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998 when he became Chief Operating Officer. Mr. Biltz was instrumental in Vanguard's development from an initial start-up to an enterprise with over 800,000 subscribers.

         DAVID P. TOMICK is Executive Vice President and Chief Financial Officer. Mr. Tomick joined SpectraSite in 1997. From 1994 to 1997, Mr. Tomick was Chief Financial Officer of Masada Security, Inc., a company engaged in the security monitoring business. From 1988 to 1994, he was Vice President -- Finance of Falcon Cable TV where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago.

         DALE A. CAREY is President of SpectraSite's Leasing Division. Mr. Carey joined SpectraSite as Senior Vice President of Services and Operations in February 2000 and assumed his current position in May 2002. Prior to joining SpectraSite, Mr. Carey served in various capacities for the Pennsylvania Super System of Vanguard Cellular Systems since 1989, most recently as the Regional Vice President and General Manager.

         THOMAS A. PRESTWOOD, JR. is President of SpectraSite's Broadcast Division. Mr. Prestwood joined SpectraSite in November 2001. Mr. Prestwood has over 15 years of senior management experience and executive level work in the telecommunications industry, most recently as Regional Vice President for Telecorp PCS. Prior to joining Telecorp, Mr. Prestwood served as an Executive Vice President for Highland Holdings and a Market Director for AT&T Wireless Services. Mr. Prestwood was a Senior Vice President at Vanguard Cellular Systems, Inc. from 1990 until the company was acquired by AT&T Wireless in 1999.

         GABRIELA GONZALEZ is Senior Vice President and Controller. Prior to joining SpectraSite in April 2000, Ms. Gonzalez served as Controller for Commercial Operations for GlaxoWellcome (now GlaxoSmithKline). Before joining GlaxoWellcome in 1998, Ms. Gonzalez served as Controller for Alyeska Pipeline, the operator of the TransAlaskan Pipeline. Ms. Gonzalez is a Certified Public Accountant in Alaska and North Carolina.

         JOHN H. LYNCH is Vice President, General Counsel and Secretary. Prior to joining SpectraSite in August 1999, Mr. Lynch served as General Counsel for Qualex Inc., the wholly owned photofinishing subsidiary of Eastman Kodak Company. Before joining Qualex in 1989, Mr. Lynch practiced corporate and real estate law in the Atlanta, Georgia offices of Wildman, Harrold, Allen, Dixon and Branch.

         PAUL M. ALBERT, JR. has been a director of SpectraSite since February 2003. Mr. Albert is a corporate director, a finance and capital markets consultant primarily engaged in educating bankers at global financial institutions, and a private investor. He has been a director of DigitalGlobe, Inc. since April 1999 and prior to the sale of the companies was a director of CAI Wireless Systems from December 1998 to August 1999 and Teletrac Inc. from December 1999 to April 2001. In his capacity as a corporate director he has served on audit, compensation, finance, and governance committees, usually as committee chairman, and is a director of the New York Chapter of the National Association of Corporate Directors. From 1970 to 1996 he was an investment banker, holding senior officer positions at Morgan Stanley & Co. and Prudential Securities.

         GARY S. HOWARD has been a director of SpectraSite since February 2003. Mr. Howard has been Executive Vice President, Chief Operating Officer and a director of Liberty Media, Inc. since July 1998. Mr. Howard served as Chief Executive Officer of Liberty Satellite & Technology, Inc. from December 1996 to April 2000. Mr. Howard also served as Executive Vice President of TCI from December 1997 to March 1999. Previously, Mr. Howard served as Chief Executive Officer, Chairman of the Board and a director of TV Guide, Inc., President and Chief Executive Officer of TCI Ventures Group, LLC and President of Liberty Satellite and Technology. Mr. Howard is also a director of Liberty Satellite & Technology, Inc., UnitedGlobalCom, Inc., and On Command Corporation. Mr. Howard serves as Chairman of the Board of Liberty Satellite & Technology, Inc. and On Command Corporation.

         ROBERT KATZ has been a director of SpectraSite since February 2003. Mr. Katz has been associated with Apollo Management, L.P. since 1990. Mr. Katz is also a director of Vail Resorts, Inc.

         RICHARD MASSON has been a director of SpectraSite since February 2003. Mr. Masson is a Principal and co-founder of Oaktree Capital Management, LLC, an investment advisory firm with over $25 billion of assets under management. He serves as co-Head of Research for their distressed debt funds. Prior to that, Mr. Masson was the head of the Special Credits analytic group at The TCW Group, Inc.

DIRECTORS' COMPENSATION

         Directors who are not executive officers receive an annual fee of $25,000 and $1,000 for each board meeting they attend. In addition, each Audit Committee member receives an annual fee of $20,000 and the chairman of the Audit Committee receives an additional annual fee of $5,000. Each member of the Compensation Committee and the Governance Committee receives an annual fee of $2,000 and the chairman of the Compensation Committee receives an additional annual fee of $5,000. Directors will be reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the board and its committees. We also have granted 5,000 stock options to each of our non-employee directors as compensation for their services as members of our board.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of SpectraSite to its Chief Executive Officer and four other most highly compensated executive officers for the years ended December 31, 2000, 2001 and 2002.

                                                                                    LONG TERM
                                             ANNUAL COMPENSATION               COMPENSATION AWARDS
                                   ---------------------------------------   ------------------------
                                                                                         NUMBER OF
                                                                                         SECURITIES
                                                                   OTHER                 UNDERLYING     ALL OTHER
                                                                 ANNUAL($)   RESTRICTED   OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)      (1)       STOCK ($) SARS(#) (2)      ($) (3)
---------------------------        ----   ---------   --------      ---       --------  -----------      -------
Stephen H. Clark.............      2002     375,000    367,500          --           --         --        5,500
    Chief Executive Officer        2001     375,000    300,000          --           --    245,250        4,884
                                   2000     323,077    325,000          --           --    500,000        4,398


Timothy G. Biltz.............      2002     300,000    294,000          --           --         --        5,500
    Chief Operating Officer        2001     300,284    270,000          --           --    140,000        5,100
                                   2000     260,000    200,000          --           --    300,000        5,100


David P. Tomick..............      2002     235,000    230,300          --           --         --        5,500
    Chief Financial Officer        2001     228,654     89,725          --           --    113,973        5,250
                                   2000     219,615     77,150          --           --    100,000        5,100


Dale A. Carey (4)............      2002     209,423    102,255          --           --         --        5,500
    President, Leasing             2001     202,500     90,839          --           --     75,000        3,175
                                   2000     146,058     53,885      15,214           --    150,400       26,059


Thomas A. Prestwood, Jr. (4).      2002     204,750     97,500          --           --         --        5,000
    President, Broadcast           2001      15,000     50,000          --           --    150,000           --

------------------------
(1)  The amount indicated for Mr. Carey in 2000 reflects tax gross ups on relocation expenses.
(2)  All options were terminated on February 10, 2003 under the Plan of
     Reorganization without consideration.
(3)  Amounts reported are SpectraSite's contribution under its 401(k) plan, except the amount reported for Mr. Carey in 2000. The amount reported for
     Mr. Carey in 2000 includes SpectraSite's contribution under its 401(k) plan of $2,229 and a relocation reimbursement of $23,830.
(4)  Mr. Carey joined SpectraSite in February 2000. Mr. Prestwood joined
     SpectraSite in November 2001.


         OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         There were no stock option grants to the executive officers named in the Summary Compensation Table above during the fiscal year ended December 31, 2002.

         AGGREGATED OPTIONS/SAR EXERCISES AND VALUE IN LAST FISCAL YEAR

         The table below provides information as to the exercise of options during the fiscal year ended December 31, 2002 and the number and value of unexercised options held by the executive officers named in the Summary Compensation Table above as of December 31, 2002.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/SARS
                                    NUMBER OF                      OPTIONS/SARS AT                   AT
                                      SHARES                   FISCAL YEAR-END (#) (1)     FISCAL YEAR-END ($)(A)
                                   ACQUIRED ON      VALUE      -------------------------- --------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE  UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
-------------------------------    -----------   -----------   -----------  ------------- -----------  -------------
Stephen H. Clark...............            --            --       843,813       627,687           --            --
Timothy G. Biltz...............            --            --       485,000       355,000           --            --
David P. Tomick................            --            --       292,108       197,730           --            --
Dale A. Carey..................            --            --        93,950       131,450           --            --
Thomas A. Prestwood, Jr........            --            --        37,500       112,500           --            --

------------------------
(1)  All options were terminated on February 10, 2003 under the Plan of
     Reorganization without consideration.


         EMPLOYMENT AGREEMENTS

         SpectraSite has entered into employment agreements with each of Messrs. Clark, Tomick and Biltz, effective as of February 10, 2003. The initial term of the employment agreements is three years, with automatic one-year renewals unless either party gives written notice of nonrenewal at least six months prior to the end of the term. The annual base salaries for Messrs. Clark, Tomick, and Biltz are determined pursuant to their respective employment agreements, and they are each eligible to receive annual bonuses in amounts to be determined based on SpectraSite's achievement of annual financial targets established by the Board of Directors of SpectraSite. In connection with SpectraSite's emergence from chapter 11 bankruptcy, Messrs. Clark and Tomick also received cash bonuses on February 10, 2003, in the amounts of $2,800,000 and $1,120,000, respectively. If their employment is terminated as a result of their death or disability or is terminated by SpectraSite without cause, or if they resign without good reason during the thirteenth month following a change in control (as defined in the employment agreements), Messrs. Clark, Tomick, and Biltz will be entitled to receive continued salary, average annual bonus and benefits for a period of 24 months following the termination, provided that this period shall be extended to 36 months if they are terminated by SpectraSite without cause or if they resign with good reason during the 24-month period following a change in control.

         Messrs. Clark, Tomick, and Biltz have agreed that for a period of 24 months following the termination of their employment with SpectraSite they generally will not:

         o engage in, or own any interest in or perform any services for any business which engages in, competition with SpectraSite;

         o solicit management employees of SpectraSite or otherwise interfere with the employment relationship between SpectraSite and its employees; or

         o hire, engage or in any manner be associated with any supplier, contractor or entity with a business relationship with SpectraSite, if such action would have a material adverse effect on SpectraSite.

         In connection with their employment agreements, Messrs. Clark, Tomick, and Biltz were granted options to purchase 763,889, 277,778 and 486,111 shares of common stock, respectively. The exercise prices of these options are $29.82, $30.18 and $26.15, respectively. The options were vested 20% on March 12, 2003 and, subject to the optionee's continued employment with SpectraSite, 50% will vest ratably on a monthly basis during the next 36 months, and 30% will vest on March 12, 2009, or earlier if the Company achieves annual financial targets determined by the Board of Directors of SpectraSite.

         SEVERANCE PLANS

         Messrs. Carey and Prestwood participate in SpectraSite's Executive Severance Plan B. This plan generally provides that, upon termination of a participant's employment by SpectraSite other than for cause or by the participant for good reason (which includes any termination by a participant during the thirteenth month following a change in control), the participant will be entitled to continued payments of base salary and target bonus, as well as continued benefits, during the 18 months following termination if the participant then has five or more years experience in current or equivalent employment positions, and 12 months following termination if the participant has less than five years of such experience. In the event of termination resulting from a change in control or in the two-year period following a change in control, the periods referred to above shall be increased to 24 months. For this purpose, a change of control occurs upon (i) the acquisition, other than by the principal stockholders of SpectraSite, of more than 35% of the total combined voting power of SpectraSite's outstanding securities and such principal stockholders own a lesser percentage of the voting power of SpectraSite's outstanding securities than such acquiring person and cease to have the ability to elect or designate for election a majority of SpectraSite's Board of Directors; (ii) a change in the composition of the Board of Directors of SpectraSite during any two-year period that results in the current directors (or those directors approved by the Board of Directors) ceasing to constitute a majority of the directors; (iii) a merger or consolidation of SpectraSite with another entity unless the Company's outstanding voting securities are exchanged for consideration including securities representing a majority of the voting power of the surviving corporation; or (iv) a sale of all or substantially all of SpectraSite's assets other than to the principal stockholders of SpectraSite or persons controlled by such stockholders.

         EQUITY COMPENSATION PLANS

         In connection with the Plan of Reorganization, all outstanding awards under the Company's compensation plans were terminated without consideration. The following table sets forth information with respect to compensation plans under which the common stock is authorized for issuance as of March 31, 2003, subject to execution of definitive documentation.

                                                EQUITY COMPENSATION PLAN INFORMATION

                                                                            WEIGHTED-         NUMBER OF SECURITIES
                                                                        AVERAGE EXERCISE       REMAINING AVAILABLE
                                                 NUMBER OF SECURITIES       PRICE OF           FOR FUTURE ISSUANCE
                                                  TO BE ISSUED UPON        OUTSTANDING            UNDER EQUITY
                                                      EXERCISE OF            OPTIONS           COMPENSATION PLANS
                                                 OUTSTANDING OPTIONS,      WARRANTS AND      (EXCLUDING SECURITIES
PLAN CATEGORY                                    WARRANTS AND RIGHTS          RIGHTS           REFLECTED IN COLUMN)
------------------------------------------     -----------------------  ------------------   -----------------------
Equity compensation plans
   approved by security holders (1).......             2,706,665           $      27.60                293,335
Equity compensation plans not approved by
   security holders.......................                    --                                            --
                                                       ---------                                       -------
         Total............................             2,706,665           $      27.60                293,335
                                                       =========           ============                =======

------------------------
(1)  Includes SpectraSite's 2003 Equity Incentive Plan, which was approved in connection with the Plan of Reorganization.

         2003 EQUITY INCENTIVE PLAN

         On March 12, 2003, subject to execution of definitive documentation, options for 2,706,665 shares of common stock were issued under the Equity Incentive Plan, each having an exercise price of $26.15 per share, except for the options granted to Messrs. Clark and Tomick, whose options have an exercise price of $29.82 and $30.18, respectively. As of that date, approximately 293,335 shares of common stock were available for future grants.

         The following is a discussion of other features of the plan.

         PURPOSE OF PLAN. The nature and purpose of the plan is to use performance-based grants of long-term, equity-based incentives in the form of stock options and other equity based awards in order to link total compensation for management and key employees to SpectraSite's performance and stock price appreciation and to allow SpectraSite to remain competitive and to retain top performing employees over time. The plan also permits awards to directors.

         PLAN ADMINISTRATION. The plan is administered by the Compensation Committee of the Board of Directors of SpectraSite. The Compensation Committee has sole discretion, subject to the terms of the plan, to determine the amounts and types of awards to be made, set the terms, conditions and limitations applicable to each award, and prescribe the form of the instruments embodying any award. The Board of Directors or the Compensation Committee may delegate to another committee of the Board of Directors the authority to grant awards to certain persons and the Compensation Committee may generally delegate the authority to act on its behalf to certain officers of SpectraSite.

         ELIGIBILITY. Awards may be granted under the plan to any director, officer or other employee of SpectraSite and its subsidiaries, and any individual providing services as a consultant, advisor or otherwise as an independent contractor to SpectraSite and its subsidiaries.

         VESTING AND EXERCISE OF OPTIONS. Options become exercisable as set forth in a participant's award agreement.

         PAYMENT FOR OPTIONS. The exercise price of any stock option awarded under the plan will be determined by the Compensation Committee. Participants may exercise an option by making payment in any manner specified by the Compensation Committee.

         RESTRICTED STOCK. The Compensation Committee may authorize awards of restricted stock, including performance-based restricted stock. Awards of restricted stock may be made for no consideration, or for an amount as is determined by the Compensation Committee. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment during the restricted period, then any unvested restricted stock will be forfeited. To date, no shares of restricted stock have been awarded under the plan.

         OTHER AWARDS UNDER THE PLAN. The Compensation Committee may grant other types of equity-based awards such as stock appreciation rights, deferred stock, dividend equivalents and performance-based awards. Such awards and awards of restricted stock may be subject to attainment of preestablished performance goals based on, EBITDA, revenue, net income, operating income, cash plan, return on assets, return on equity, return on capital or total stockholder return.

         FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. The grant of a stock option under the plan will generally not have any immediate effect on the federal income tax liability of SpectraSite or the participant. If the Compensation Committee grants a non-qualified stock option, then the participant will recognize ordinary income at the time he or she exercises the option in an amount equal to the difference between the fair market value of the common stock at the time of its exercise and the exercise price, and SpectraSite will receive a deduction for the same amount.

         If the Compensation Committee grants an incentive stock option, the participant generally will not recognize any taxable income at the time he or she exercises the incentive stock option, but will recognize income at the time he or she sells the common stock acquired by exercise of the incentive stock option. Upon sale of the common stock acquired upon exercise of the incentive stock option, the employee will recognize income equal to the difference between the exercise price and the amount received upon sale, and such income generally will be eligible for capital gain treatment. SpectraSite generally is not entitled to an income tax deduction in connection with an incentive stock option. However, if the employee sells the common stock either within two years of the date of the grant, or within one year of the date of the exercise of the incentive stock option, then the option is treated for federal income tax purposes as if it were a non-qualified stock option; the income recognized by the employee will not be eligible for capital gain treatment and SpectraSite will be entitled to a federal income tax deduction equal to the amount of income recognized by the employee.

                       PRINCIPAL AND SELLING STOCKHOLDERS

         The table below sets forth, as of June 30, 2003, information with respect to the beneficial ownership of SpectraSite's common stock by:

         o each of our directors and each of the executive officers named in the Summary Compensation Table under "Management-- Executive Compensation;"

         o each person who is known to be the beneficial owner of more than 5% of any class or series of our capital stock;

         o        all of our directors and executive officers as a group; and

         o each other selling stockholder participating in the offering, assuming that the underwriters will not exercise their overallotment option.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                                              SHARES OF COMMON STOCK              SHARES OF COMMON STOCK
                                                             BENEFICIALLY OWNED BEFORE          BENEFICIALLY OWNED AFTER
                                                                   THIS OFFERING                      THIS OFFERING
                                                                   -------------                      -------------
                                                               NUMBER     PERCENTAGE   SHARES     NUMBER    PERCENTAGE
                 NAME OF BENEFICIAL OWNER                     OF SHARES    OF CLASS    OFFERED   OF SHARES   OF CLASS
                 ------------------------                     ---------    --------    -------   ---------   --------
Stephen H. Clark (1)....................................           206,823     *             --        206,823     *
Timothy G. Biltz (2)....................................           130,980     *             --        130,980     *
David P. Tomick (3).....................................            76,803     *             --         76,803     *
Dale A. Carey (4).......................................            42,662     *             --         42,662     *
Thomas A. Prestwood, Jr. (5)............................            20,208     *             --         20,208     *
Paul M. Albert, Jr. (6).................................             1,556     *             --          1,556     *
Gary S. Howard (6)......................................             1,556     *             --          1,556     *
Robert Katz (6) (7).....................................             1,556     *             --          1,556     *
Richard Masson (6) (8)..................................         4,834,693   20.4     1,225,000      3,609,693   15.2
Funds affiliated with Apollo Management V, L.P. (7).....         5,575,809   23.5     1,435,000      4,140,809   17.4
Funds managed by Oaktree Capital Management, LLC (6) (8)         4,834,693   20.4     1,225.000      3,609,693   15.2
Funds managed by Capital Research and Management
   Company (9)..........................................         3,320,695   14.0       840,000      2,480,695   10.4
Franklin Mutual Advisers, LLC (10)......................         2,658,454   11.2     1,000,000      1,658,454    7.0
All current directors and executive officers as a group
   (11 persons) (11)....................................         5,335,800   22.0            --      4,110,800   17.3

------------------------
*    Less than 1%.

(1) Includes 205,826 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Also includes 997 shares of common stock issuable upon the exercise of outstanding warrants exercisable within 60 days.

(2) Includes 130,980 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(3) Includes 74,846 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days. Also includes 1,957 shares of common stock issuable upon the exercise of outstanding warrants exercisable within 60 days, of which 602 are held by the Tomick Family Trust.

(4) Includes 42,662 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(5) Includes 20,208 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(6) Includes 1,556 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(7) With respect to Apollo Management V, L.P. ("Apollo Management"), includes 5,575,809 shares of common stock held by AP Towers LLC ("AP Towers"), the interests of which are held by Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P. and other affiliated investment partnerships (collectively, the "Apollo Funds"). Apollo Management serves as manager of each of AP Towers and each of the Apollo Funds. Mr. Katz, a director of the Company, is associated with Apollo Management but does not beneficially own any of the shares held by AP Towers or the Apollo Funds. The business address of AP Towers and each of the Apollo Funds is c/o Apollo Management, 1301 Avenue of the Americas, New York, NY 10019.

(8) Includes 3,195,905 shares of common stock held by OCM Opportunities Fund IV, L.P. and 1,637,232 shares held by OCM Opportunities Fund IVb, L.P. Each of the funds is managed by Oaktree Capital Management, LLC, who disclaims beneficial ownership of the shares except to the extent of its pecuniary interest in the shares. Mr. Masson is a Principal of Oaktree and disclaims beneficial ownership of the shares held by the Oaktree funds except to the extent of his pecuniary interest in the shares. The business address for Mr. Masson and the Oaktree funds is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(9) Capital Research and Management Company is the beneficial owner of common stock, arising from the beneficial ownership by certain investment companies, including 1,270,664 shares owned by American High-Income Trust, registered under the Investment Company Act of 1940, which is advised by Capital Research and Management, a registered investment adviser. Such shares are held by American High-Income Trust and other funds, in their capacity as investment companies and are beneficially held by Capital Research and Management as an investment adviser. American High-Income Trust and the other funds have sole voting power over the shares and Capital Research and Management has sole dispositive power over the shares. The business address for Capital Research and Management is 333 S. Hope St., 55th Floor, Los Angeles, California 90071.

(10) Franklin Mutual Advisers, LLC is the beneficial owner of common stock, arising from the beneficial ownership by certain investment companies and other managed accounts, including investment companies registered under the Investment Company Act of 1940, which are advised by Franklin Mutual Advisers, LLC. Such shares are beneficially held by funds in their capacity as investment companies and are beneficially held by Franklin Mutual Advisers, LLC as an investment advisor. Franklin Mutual Advisers, LLC has sole voting power and sole dispositive power over the shares but has no pecuniary interest in and disclaims beneficial ownership of such shares. The business address for Franklin Mutual Advisers, LLC is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

(11) Includes 499,695 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 2,968 shares of common stock issuable upon the exercise of outstanding warrants exercisable within 60 days.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

         Pursuant to the Plan of Reorganization, SpectraSite entered into a Registration Rights Agreement with Oaktree Capital Management, LLC, as general partner and/or investment manager of certain funds and accounts it manages, AP Towers LLC, an affiliate of Apollo Management V, L.P., and Capital Research Management Company as investment adviser for certain funds it manages, providing for the registration of the common stock. The following is a summary of the material terms of that registration rights agreement.

         Under the registration rights agreement, the holders of SpectraSite's common stock that are party to the agreement may require SpectraSite to register all or some of their shares under the Securities Act. The first two times each holder that is a party to the agreement makes such request, SpectraSite is obligated to register the shares set forth in such request. If a holder that is party to the agreement makes more than two such requests, then the following conditions must be met to trigger SpectraSite's registration obligation:

         o SpectraSite must receive a request for registration from holders of at least 5% of its outstanding stock covered by the registration rights agreement; and

         o the request must specify the number of shares to be disposed of and the proposed plan of distribution therefor.

         SpectraSite is only obligated to effect six such registrations except to the extent necessary to ensure that each of the holders that are party to the agreement may cause at least two such registrations during the term of the agreement. SpectraSite has the right to include its shares in any registration statement required by the registration rights agreement.

         In addition to SpectraSite's registration obligations discussed above, if SpectraSite registers any of its common stock under the Securities Act for sale to the public for SpectraSite's account or for the account of others or both, the registration rights agreement requires that it uses commercially reasonable efforts to include in the registration statement common stock held by stockholders that are party to the agreement who wish to participate in the offering. Registrations by SpectraSite on Form S-4, Form S-8 or an offering to existing security holders of SpectraSite pursuant to rights distributed to existing security holders or pursuant to a dividend reinvestment plan will not trigger this registration obligation.

TRANSACTIONS WITH EXECUTIVE OFFICERS

         In August 1999, we loaned David P. Tomick $325,000 in connection with the exercise of stock options to acquire Old Common Stock. The loan bears interest at the applicable federal rate under the Internal Revenue Code, 5.36% per annum, and matures in August 2004.

         In September 1999, we loaned Timothy G. Biltz $500,000 to purchase a home as a relocation incentive. This loan is secured by any shares of common stock issued to Mr. Biltz upon his exercise of options or otherwise acquired by Mr. Biltz and bears interest at 5.82% per annum and matures in September 2004.

         In January 2000, we loaned Stephen H. Clark $1,100,000 in connection with the exercise of stock options to acquire 512,500 shares of Old Common Stock. The loan bears interest at 5.80% per annum and matures in December 2004.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary of the material terms and provisions of SpectraSite's capital stock. SpectraSite's third amended and restated certificate of incorporation authorizes the issuance of 290,000,000 shares of capital stock, divided into 250,000,000 shares of common stock, $0.01 par value per share, and 40,000,000 shares of preferred stock, $0.01 par value per share. As of June 30, 2003, we have 23,743,515 shares of common stock outstanding. We have reserved an additional 67,933 shares of common stock for future distribution in connection with our emergence from bankruptcy. We have also reserved an additional 2,938,582 shares of common stock for issuance under our stock option plan and 1,249,970 shares of common stock for issuance upon the exercise of warrants. All of our outstanding shares of common stock, as well as the shares of common stock issuable in connection with our emergence from bankruptcy and upon exercise of outstanding stock options and warrants, are or will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one of our affiliates, as that term is defined in Rule 144 under the Securities Act.

COMMON STOCK

         The common stock is entitled to one vote per share. The holders of common stock have no preemptive rights, cumulative rights, subscription, redemption, sinking fund or conversion rights and preferences. The holders of common stock will be entitled to receive such dividends as the board of directors may declare out of funds legally available for that purpose. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in our assets legally available for the distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

         As of June 30, 2003, we have reserved 1,249,970 shares of common stock for issuance upon the exercise of warrants issued in connection with our plan of reorganization. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $32.00 per share, subject to anti-dilution adjustment in the event of certain distributions and other corporate events. The warrants expire on February 10, 2010.

PREFERRED STOCK

         SpectraSite has 40,000,000 authorized, but unissued, shares of preferred stock, $0.01 par value per share. Although the rights and designations of the preferred stock are currently undefined, SpectraSite's board of directors is authorized to establish the voting powers, if any, of the shares of such series, and the preferences and relative participating, optional and other special rights of each series of preferred stock, provided, however, the Board shall not have the authority to issue any series of preferred stock if the purpose of such issuance is to implement, or to facilitate the implementation of, a "poison pill" or other similar shareholder rights plan or other plan whose primary intent is to impede an acquisition of SpectraSite or an acquisition of substantially all of SpectraSite's subsidiaries or assets, unless any such issuance is approved by the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock of SpectraSite, voting together as a single class.

DELAWARE ANTI-TAKEOVER LAW

         Section 203 of the Delaware General Corporation Law prohibits SpectraSite from engaging in a "business combination" with an "interested stockholder." This restriction applies for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes (1) mergers, (2) asset sales and (3) other transactions resulting in a financial benefit to an interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of SpectraSite's' voting stock. Section 203 could delay, defer or prevent a change in control of SpectraSite. It might also reduce the price that investors might be willing to pay in the future for shares of common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The third amended and restated certificate of incorporation provides that directors of SpectraSite will not be personally liable to SpectraSite or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         (1) for any breach of the director's duty of loyalty to SpectraSite or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under provision of Delaware law relating to unlawful payment of dividends or unlawful stock purchases or redemptions of stock; or (4) for any transaction from which the director derives an improper personal benefit.

         As a result of this provision, SpectraSite and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

         The third amended and restated certificate of incorporation provides for the indemnification of directors and officers of SpectraSite and any person who is or was serving at the request of SpectraSite as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise and any person who was or is serving at the request of SpectraSite as a trustee or administrator under an employee benefit plan to the fullest extent authorized by, and subject to, the conditions set forth, in the Delaware General Corporation Law, against all expenses and liabilities. The indemnification provided under the third amended and restated certificate of incorporation includes the right to be paid by SpectraSite the expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

                        SHARES AVAILABLE FOR FUTURE SALE

         As of June 30, 2003, we have 23,743,515 shares outstanding, all of which were issued pursuant to our plan of reorganization. An additional 67,933 shares are subject to issuance pursuant to further distributions under our plan of reorganization. In addition, as of June 30, 2003, we have 1,249,970 warrants outstanding that are exercisable into our common stock on a one for one basis at an exercise price of $32.00 per share. As of June 30, 2003, we have 2,731,357 options outstanding and 207,225 shares available for future awards under our equity incentive plan. All of our outstanding shares of common stock, as well as the shares of common stock issuable in connection with our emergence from bankruptcy and upon exercise of outstanding stock options and warrants, are or will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one of our affiliates, as that term is defined in Rule 144 under the Securities Act.

         In general, under Rule 144 as currently in effect, sales by an "affiliate" of the company are limited within any three month period to a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which a notice of sale is filed with the Securities and Exchange Commission. As currently defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Sales by affiliates under Rule 144 are also subject to certain other restrictions relating to manner of sale, notice and the availability of current public information about the company.

         The company, the selling stockholders and the current directors and executive officers of the company have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 120 days after the date of this prospectus, except with the prior written consent of the representative of the underwriters.

         Upon the completion of this offering the selling stockholders will hold approximately 50.0% of the outstanding shares of our common stock, or approximately 47.2% if the underwriters' over-allotment option is exercised in full. After the expiration of the 120 day "lock-up" period to which all of the selling stockholders and our directors and executive officers are subject, these individuals and entities will be entitled to dispose of their remaining shares, although the shares of common stock held by our affiliates will continue to be subject to the volume and other restrictions of Rule 144 under the Securities Act of 1933. In addition, Goldman, Sachs & Co. may, in its sole discretion and at any time without notice, release all or a portion of the shares subject to the lock-up. The shares that are released from the lock-up will be freely tradable without restriction or further registration under the federal securities laws, except to the extent they are held by one of our affiliates, as that term is defined in Rule 144 under the Securities Act. See "Certain Relationships and Related Transactions--Registration Rights Agreement".

         Prior to the offering, there has been a limited public market for our common stock and no prediction can be made as to the effect, if any, that this offering will have on the market price of the common stock. Nevertheless, sales of significant amounts of such shares in the public market or the availability of large amounts of shares for sale could adversely affect the market price of the common stock and could impair our future ability to raise capital through an offering of its equity securities. See "Risk Factors--Our stock price may be volatile, and you may be unable to resell your shares at or above the offering price" and "Risk Factors--Substantial sales of our common stock could adversely affect our stock price."

                                  UNDERWRITING

         We, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

         UNDERWRITERS                                   NUMBER OF SHARES
         ------------                                   ----------------

Goldman, Sachs & Co. ..................................
Bear, Stearns & Co. Inc. ..............................
Citigroup Global Markets, Inc..........................
Credit Suisse First Boston LLC.........................
Lehman Brothers Inc....................................
                                                        ----------------
         Total.........................................
                                                        ================

         The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

         If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 675,000 shares from the selling stockholders to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

         The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 675,000 additional shares.

     PAID BY THE SELLING STOCKHOLDERS
---------------------------------------
                                             NO EXERCISE          FULL EXERCISE
                                             -----------          -------------
Per Share...............................     $                    $
Total...................................     $                    $

         Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount
of up to $   per share from the public offering price. Any such securities dealers may resell any shares purchased from the underwriters to certain other
brokers or dealers at a discount of up to $   per share from the public
offering price. If all the shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms.

         The company, the selling stockholders and the current directors and executive officers of the company have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 120 days after the date of this prospectus, except with the prior written consent of the representative. This agreement does not apply to any existing employee benefit plans. See "Shares Available for Future Sale" for a discussion of certain transfer restrictions.

         The public offering price has been negotiated among the company and the representative. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions, will be the company's historical performance, estimates of the business potential and earnings prospects of the company, an assessment of the company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

         We intend to list the common stock on the New York Stock Exchange. In order to meet one of the requirements for listing the common stock on the NYSE, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

         In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from the selling stockholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

         The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

         Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the company's stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

         Each underwriter has agreed that (i) it has not offered or sold, and prior to the six months after the date of issue of the notes will not offer or sell any securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied, and will comply with, all applicable provisions of the Financial Services and Markets Act 2000 of Great Britain ("FSMA") with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom, and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer.

         The common stock may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither this prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

         The common stock has not been and will not be registered under the Securities and Exchange Law of Japan. Each underwriter has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any common stock in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit, of any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Securities and Exchange Law of Japan and (ii) in compliance with the other relevant laws and regulations of Japan.

         No offer to sell the common stock has been or will be made in the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong"), by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, except in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong, and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the common stock in Hong Kong other than with respect to the common stock intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities whether as principal or agent.

         This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the common stock to the public in Singapore.

         This prospectus has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC") as a disclosure document for the purpose of the Australian Corporations Act 2001 (Cwlth) (the "Corporations Act"). The common stock may not be offered for sale (or transferred, assigned or otherwise alienated) to investors in Australia for 12 months after their issue, except in circumstances where disclosure to investors is not required under Chapter 6D of the Corporations Act or unless a compliant disclosure document is prepared and lodged with ASIC.

         The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

         The selling stockholders are responsible for underwriting discounts and commissions. The company estimates that its share of the total expenses of the offering will be approximately $1.0 million.

         The company and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

         In the ordinary course of their respective businesses, the underwriters and certain of their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates. They have received and will receive customary fees and commissions for these transactions. An affiliate of Credit Suisse First Boston LLC is an agent and lender under our credit-facility. Citigroup Global Markets, Inc. and Lehman Brothers Inc. were joint book-running managers of, and Credit Suisse First Boston LLC was an initial purchaser in, our May 2003 senior notes offering.

                                  LEGAL MATTERS

         Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, will pass on the validity of the common stock offered by this prospectus for us. Cahill Gordon & Reindel LLP will pass upon certain matters for the underwriters.

                                     EXPERTS

         The consolidated financial statements of SpectraSite, Inc. at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed with the Securities and Exchange Commission a registration statement on Form S-1 to register our common stock. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and our common stock offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy the registration statement and any other document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Securities and Exchange Commission. The address of the web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

I. SPECTRASITE, INC. ANNUAL FINANCIAL STATEMENTS
                                                                            PAGE
                                                                            ----
Report of Independent Auditors.........................................      F-2
Consolidated Balance Sheets as of December 31, 2001 and 2002...........      F-3
Consolidated Statements of Operations for the years ended
     December 31, 2000, 2001 and 2002..................................      F-4
Consolidated Statements of Convertible Preferred Stock and
     Shareholders' Equity (Deficit) for the years ended
     December 31, 2000, 2001 and 2002..................................      F-5
Consolidated Statements of Cash Flows for the years ended
     December 31, 2000, 2001 and 2002..................................      F-6
Notes to Consolidated Financial Statements.............................      F-8


II. SPECTRASITE, INC. INTERIM FINANCIAL STATEMENTS
                                                                            PAGE
                                                                            ----
Condensed Consolidated Balance Sheets as of March 31, 2003
     (unaudited; reorganized company) and December 31, 2002
     (predecessor company).............................................     F-35
Unaudited Condensed Consolidated Statements of Operations for the
     two months ended March 31, 2003 (reorganized company),
     the month ended January 31, 2003 (predecessor company) and
     the three months ended March 31, 2002 (predecessor company).......     F-36
Unaudited Condensed Consolidated Statements of Cash Flows for the
     two months ended March 31, 2003 (reorganized company),
     the month ended January 31, 2003 (predecessor company) and
     the three months ended March 31, 2002 (predecessor company).......     F-37
Notes to the Unaudited Condensed Consolidated Financial Statements.....     F-39

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SpectraSite, Inc. and Subsidiaries

         We have audited the accompanying consolidated balance sheets of SpectraSite, Inc. (formerly known as SpectraSite Holdings, Inc.) and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of operations, convertible preferred stock and shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SpectraSite, Inc. and subsidiaries at December 31, 2001 and 2002 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, the Company emerged from Chapter 11 bankruptcy on February 10, 2003. Effective February 1, 2003, the Company will change its basis of financial statement presentation to reflect the adoption of fresh start accounting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code".

         As discussed in Note 3 to the consolidated financial statements, in 2002 the Company adopted Statement of Financial Accounting Standard No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS and changed its method of accounting for goodwill.

                                        /s/ ERNST & YOUNG LLP

February 11, 2003
Raleigh, North Carolina

                       SPECTRASITE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                           AS OF DECEMBER 31,
                                                                                          2001             2002
                                                                                    ------------     ------------
                                                                                        (DOLLARS IN THOUSANDS)
                                                      ASSETS
Current assets:
   Cash and cash equivalents..................................................      $     31,547     $     80,961
   Accounts receivable, net of allowance of $4,982 and $11,431, respectively..            22,375           15,180
   Costs and estimated earnings in excess of billings.........................             1,940            2,169
   Inventories................................................................             8,355            7,878
   Prepaid expenses and other.................................................            11,505           16,696
   Assets held for sale.......................................................           113,015               --
                                                                                    ------------     ------------
      Total current assets....................................................           188,737          122,884
Property and equipment, net...................................................         2,443,046        2,292,945
Goodwill, net.................................................................           437,350           60,626
Other assets..................................................................           134,292          102,001
                                                                                    ------------     ------------
      Total assets............................................................      $  3,203,425     $  2,578,456
                                                                                    ============     ============

                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable...........................................................      $     36,608     $     13,029
   Accrued and other expenses.................................................            69,067           66,280
   Billings in excess of costs and estimated earnings.........................             2,763              703
   Current portion of credit facility.........................................                --            2,244
   Liabilities held for sale..................................................            36,102               --
                                                                                    ------------     ------------
      Total current liabilities...............................................           144,540           82,256
Long-term portion of credit facility..........................................           695,000          780,711
Senior notes..................................................................           400,000               --
Senior convertible notes......................................................           200,000               --
Senior discount notes.........................................................         1,020,332               --
Other long-term liabilities...................................................            24,208           27,330
                                                                                    ------------     ------------
      Total long-term liabilities.............................................         2,339,540          808,041
                                                                                    ------------     ------------
Liabilities subject to compromise (Note 2)....................................                --        1,763,286
                                                                                    ------------     ------------
Commitments and Contingencies
Shareholders' equity (deficit):
Common stock, $0.001 par value, 300,000,000 shares authorized, 153,424,509                   153              154
   and 154,013,917 issued and outstanding, respectively.......................
   Additional paid-in-capital.................................................         1,622,089        1,624,939
   Accumulated other comprehensive income (loss)..............................            21,984             (355)
   Accumulated deficit........................................................          (924,881)      (1,699,865)
                                                                                    ------------     ------------
      Total shareholders' equity (deficit)....................................           719,345          (75,127)
                                                                                    ------------     ------------
      Total liabilities and shareholders' equity (deficit)....................      $  3,203,425     $  2,578,456
                                                                                    ============     ============


                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    YEAR ENDED        YEAR ENDED       YEAR ENDED
                                                                   DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                                                        2000              2001             2002
                                                                   ------------      ------------     ------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Site leasing.............................................        $  116,476       $  221,614        $  282,525
   Broadcast services.......................................            38,593           38,211            26,809
                                                                   ------------      ------------     ------------
        Total revenues......................................           155,069          259,825           309,334
                                                                   ------------      ------------     ------------
Operating expenses:
   Cost of operations, excluding depreciation and
      amortization expense:
      Site leasing..........................................            46,667           91,689           108,540
      Broadcast services....................................            26,245           29,538            21,158
   Selling, general and administrative expenses.............            51,825           72,431            58,037
   Depreciation and amortization expense....................            78,103          165,267           189,936
   Restructuring and non-recurring charges..................                --          142,599            28,570
                                                                   ------------      ------------     ------------
        Total operating expenses............................           202,840          501,524           406,241
                                                                   ------------      ------------     ------------
Operating loss..............................................           (47,771)        (241,699)          (96,907)
                                                                   ------------      ------------     ------------
Other income (expense):
   Interest income..........................................            28,391           17,037               855
   Interest expense.........................................          (134,664)        (212,174)         (226,536)
   Reorganization expense...................................                --               --            (4,329)
   Other income (expense)...................................            (8,571)        (223,236)          (10,929)
                                                                   ------------      ------------     ------------
        Total other income (expense)........................          (114,844)        (418,373)         (240,939)
                                                                   ------------      ------------     ------------
Loss from continuing operations before income taxes.........          (162,615)        (660,072)         (337,846)
Income tax expense..........................................               444              555             1,133
                                                                   ------------      ------------     ------------
Loss from continuing operations.............................          (163,059)        (660,627)         (338,979)
Discontinued operations:
   Income (loss) from operations of discontinued segment,                5,443            5,858           (12,268)
      net of income tax expense.............................
   Loss on disposal of discontinued segment.................                --               --           (46,984)
                                                                   ------------      ------------     ------------
Loss before cumulative effect of change in accounting                 (157,616)        (654,769)         (398,231)
   principle................................................
Cumulative effect of change in accounting for goodwill......                --               --          (376,753)
                                                                   ------------      ------------     ------------
Net loss....................................................        $ (157,616)      $ (654,769)       $ (774,984)
                                                                   ============      ============     ============
Basic and diluted earnings per share:
   Loss from continuing operations..........................        $    (1.35)      $    (4.40)       $    (2.20)
   Discontinued operations..................................              0.04             0.04             (0.38)
   Cumulative effect of change in accounting for goodwill...                --               --             (2.45)
                                                                   ------------      ------------     ------------
   Net loss.................................................        $    (1.31)      $    (4.36)       $    (5.03)
                                                                   ============      ============     ============
Weighted average common shares outstanding:
   Basic and diluted........................................           120,731          150,223           153,924
                                                                   ============      ============     ============

                            See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF
         CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                             SHAREHOLDERS' EQUITY (DEFICIT)
                                    ------------------------------------------------------------------------------
                                     CONVERTIBLE  CONVERTIBLE  CONVERTIBLE
                                      PREFERRED    PREFERRED    PREFERRED         COMMON STOCK          ADDITIONAL
                                        STOCK        STOCK        STOCK     ------------------------     PAID-IN
                                       SERIES A     SERIES B     SERIES C      SHARES       AMOUNT       CAPITAL
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 1999          $  10,000   $  28,000    $ 301,494     20,191,604    $      20   $  230,546
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding gains arising             --          --           --             --           --           --
   during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --     53,973,255           54      906,584
   stock issuance costs of
   $37,150
Issuance of warrants                         --          --           --             --           --       13,720
Non-cash compensation charges                --          --           --             --           --        2,572
Conversion of preferred stock to
   common stock                         (10,000)    (28,000)    (301,494)    70,749,625           71      339,423
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 2000                 --          --           --    144,914,484          145    1,492,845
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding gains arising             --          --           --             --           --           --
   during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --      8,510,025            8      127,119
   stock issuance costs of $296
Non-cash compensation charges                --          --           --             --           --        2,125
Balance at December 31, 2001                 --          --           --    153,424,509          153    1,622,089
                                     -----------  -----------  -----------  -------------  ---------  ------------
Net loss                                     --          --           --             --           --           --
Foreign currency translation                 --          --           --             --           --           --
   adjustment
Unrealized holding losses                    --          --           --             --           --           --
   arising during period
Total comprehensive loss
Issuance of common stock, net of             --          --           --        589,408            1        2,155
   stock issuance costs of $6
Non-cash compensation charges                --          --           --             --           --          695
                                     -----------  -----------  -----------  -------------  ---------  ------------
Balance at December 31, 2002          $      --   $      --    $      --    154,013,917    $     154   $1,624,939
                                     ===========  ===========  ===========  =============  =========  ============

                                                    SHAREHOLDERS' EQUITY (DEFICIT)
                                     ---------------------------------------------------------
                                                     ACCUMULATED
                                                        OTHER
                                     COMPREHENSIVE  COMPREHENSIVE    ACCUMULATED
                                     INCOME (LOSS)   INCOME (LOSS)      DEFICIT       TOTAL
                                     -------------  -------------    -----------   -----------
Balance at December 31, 1999                           $     192     $  (112,496)   $ 457,756
Net loss                              $(157,616)              --        (157,616)    (157,616)
Foreign currency translation            (14,946)         (14,946)             --      (14,946)
   adjustment
Unrealized holding gains arising         16,676           16,676              --       16,676
   during period                     -------------
Total comprehensive loss              $(155,886)
                                     =============
Issuance of common stock, net of                              --              --      906,638
   stock issuance costs of
   $37,150
Issuance of warrants                                          --              --       13,720
Non-cash compensation charges                                                           2,572
Conversion of preferred stock to                              --              --           --
   common stock                                     -------------    -----------   -----------
Balance at December 31, 2000                               1,922        (270,112)   1,224,800
Net loss                              $(654,769)              --        (654,769)    (654,769)
Foreign currency translation             13,558           13,558              --       13,558
   adjustment
Unrealized holding gains arising          6,504            6,504              --        6,504
   during period                     -------------
Total comprehensive loss              $(634,707)
                                     =============
Issuance of common stock, net of                              --              --      127,127
   stock issuance costs of $296
Non-cash compensation charges                                 --              --        2,125
Balance at December 31, 2001                              21,984        (924,881)     719,345
                                                    -------------    -----------   -----------
Net loss                              $(774,984)              --        (774,984)    (774,984)
Foreign currency translation              1,173            1,173              --        1,173
   adjustment
Unrealized holding losses               (23,512)         (23,512)             --      (23,512)
   arising during period             -------------
Total comprehensive loss              $(797,323)
                                     =============
Issuance of common stock, net of                              --              --        2,156
   stock issuance costs of $6
Non-cash compensation charges                                 --              --          695
                                                    -------------    -----------   -----------
Balance at December 31, 2002                           $    (355)    $(1,699,865)   $ (75,127)
                                                    =============    ===========   ===========

                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                        2000             2001             2002
                                                                   -------------    -------------    -------------
                                                                               (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
Net loss.....................................................      $   (157,616)    $   (654,769)    $   (774,984)
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:

   Depreciation..............................................            65,368          149,371          186,706
   Amortization of goodwill and other intangibles............            31,366           36,853            3,218
   Amortization of debt issuance costs.......................             5,507           10,113           14,321
   Amortization of senior discount notes.....................            92,018          112,089          109,371
   Non-cash compensation charges.............................             2,572            2,125              695
   Write-off of goodwill.....................................                --           44,476          376,753
   Loss on disposal of assets................................                --           53,379           83,683
   Gain on sale of affiliate.................................                --               --           (1,364)
   Write-off of loan to and investments in affiliates........                --          156,433               --
   Equity in net loss of an affiliate........................             8,748           62,402               59
   Changes in operating assets and liabilities, net of
      acquisitions:
      Accounts receivable....................................           (57,738)             665           47,345
      Costs and estimated earnings in excess of billings, net           (13,608)             408              325
      Inventories............................................            (3,759)          (5,396)             241
      Prepaid expenses and other.............................            (8,179)          (8,316)          (8,370)
      Accounts payable.......................................            27,721               21          (32,017)
      Other liabilities......................................            18,965           28,013           30,304
                                                                   -------------    -------------    -------------
        Net cash provided by (used in) operating activities..            11,365          (12,133)          36,286
                                                                   -------------    -------------    -------------
INVESTING ACTIVITIES
Purchases of property and equipment..........................          (658,283)        (958,945)         (71,248)
Acquisitions, net of cash acquired...........................          (224,518)          (7,600)              --
Disposal of discontinued segment, net of cash sold...........                --               --           (6,751)
Proceeds from the sale of assets.............................                --               --            1,283
Investment in affiliates.....................................          (198,039)          (6,626)              --
Loans to affiliates..........................................            (4,850)         (27,400)            (750)
Proceeds from repayment of loan to affiliate.................                --            5,000               --
Proceeds from sale of investment in affiliate................                --            4,000            7,500
Refunds of (deposits on) acquisitions........................           (23,000)           6,847               --
                                                                   -------------    -------------    -------------
        Net cash used in investing activities................        (1,108,690)        (984,724)         (69,966)
                                                                   -------------    -------------    -------------
FINANCING ACTIVITIES
Proceeds from issuance of common stock.......................           790,397            4,617              483
Stock issuance costs.........................................           (37,150)            (296)              (6)
Proceeds from issuance of long-term debt and credit facility.           895,900          495,000           90,000
Debt issuance costs..........................................           (35,526)         (23,065)          (2,648)
Repayment of debt............................................            (1,421)            (505)          (4,735)
                                                                   -------------    -------------    -------------
        Net cash provided by financing activities............         1,612,200          475,751           83,094
                                                                   -------------    -------------    -------------
Net increase (decrease) in cash and cash equivalents.........           514,875         (521,106)          49,414
Cash and cash equivalents at beginning of period.............            37,778          552,653           31,547
                                                                   -------------    -------------    -------------
Cash and cash equivalents at end of period...................      $    552,653     $     31,547     $     80,961
                                                                   =============    =============    =============

                             See accompanying notes.

                                                                    YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                        2000             2001             2002
                                                                   -------------    -------------    -------------
                                                                               (DOLLARS IN THOUSANDS)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest.......................................      $     35,372     $     99,908     $     85,536
Cash paid for income taxes...................................             1,106            2,207            1,661
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
Common stock issued for acquisitions and property and
   equipment.................................................      $    167,004     $    122,806     $      1,679
Capital lease obligations incurred for the purchase of
   property and equipment....................................                --           16,893            1,304

                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     SpectraSite, Inc. ("SpectraSite"), formerly known as SpectraSite Holdings, Inc., and its wholly owned subsidiaries (collectively referred to as the "Company") are principally engaged in providing services to companies operating in the telecommunications and broadcast industries, including leasing antenna sites on multi-tenant towers, managing rooftop and in-building telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers in the United States.

   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of SpectraSite and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     The consolidated financial statements have been prepared assuming SpectraSite, Inc. will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. SpectraSite, Inc. has incurred recurring operating losses, and it has working capital and shareholders' deficits as of December 31, 2002. On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date, (the "Plan of Reorganization") was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy. From the Petition Date until the Effective Date, SpectraSite operated as a debtor-in-possession under the Bankruptcy Code. The restructuring plan involves SpectraSite, Inc. and not SpectraSite Communications, Inc. ("Communications") or any of Communications' subsidiaries. The restructuring plan also did not constitute an event of default under or otherwise adversely affect Communications' credit facility, which will continue to be serviced from operating cash flow by Communications.

     The consolidated financial statements are presented on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should SpectraSite, Inc. be unable to continue as a going concern. See Note 2 Plan of Reorganization for a presentation of the unaudited pro forma balance sheet illustrating the effect of the Company's Plan of Reorganization and the effect of implementing certain fresh start accounting adjustments.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   REVENUE RECOGNITION

     Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease. Broadcast service revenues related to construction activities are derived from service contracts with customers

                       SPECTRASITE, INC. AND SUBSIDIARIES
that provide for billing on a time and materials or fixed price basis. For the time and materials contracts, revenues are recognized as services are performed. For fixed price contracts, revenues are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date compared to estimated total contract costs. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

     The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where a specific customer's ability to meet its financial obligations to us is in question, the Company records a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount it reasonably believes will be collected. For all other customers, the Company reserves a percentage of the remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. Activity in the allowance for uncollectible accounts consisted of the following.

                                                           YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                       2000         2001         2002
                                                   --------    ---------    ---------
                                                               (IN THOUSANDS)
     Beginning allowance.......................    $  1,053    $   1,674    $   4,982
     Charges to revenues.......................       1,310        6,111       12,100
     Write-offs of uncollectible accounts......        (689)      (2,803)      (5,651)
                                                   --------    ---------    ---------
     Ending allowance..........................    $  1,674    $   4,982    $  11,431
                                                   ========    =========    =========

   INVENTORIES

     Inventories are stated at the lower of cost or market using the first-in, first-out method and consist primarily of materials purchased for future construction not associated with specific jobs.

   INVESTMENTS IN AFFILIATES

     An investment in an entity of which the Company owns more than 20% and up to 50% and on which the Company has the ability to exercise significant influence is accounted for using the equity method. Under the equity method, the investment is stated at cost adjusted for the Company's equity in net income
(loss) of the entity since acquisition. The equity in net income (loss) of such entity is recorded in "Other income (expense)" in the accompanying consolidated statements of operations. An investment in an entity in which the Company owns less than 20% and on which the Company does not have the ability to exercise significant influence is accounted for using the cost method. Other-than-temporary impairments of investments in affiliates are recognized if the fair value of the investment is below its cost basis for an extended period.

   AVAILABLE-FOR-SALE SECURITIES

     Available-for-sale securities are classified as "Other assets" and are stated at fair value, with the unrealized gains and losses reported in other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in "Other income (expense)." Unrealized holding gains (losses) related to these securities were $6.5 million and $(23.5 million) for the years ended December 31, 2001 and 2002, respectively. The fair value of the Company's available-for-sale securities was $24.8 million and $1.3 million at December 31, 2001 and 2002, respectively.

                       SPECTRASITE, INC. AND SUBSIDIARIES

   PROPERTY AND EQUIPMENT

     Towers built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. The Company capitalizes costs incurred in bringing towers to an operational state. Costs clearly associated with the acquisition, development and construction of towers are capitalized as a cost of the towers. Indirect costs that relate to several towers are capitalized and allocated to the towers to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Approximately $16.9 million and $1.2 million of interest was capitalized into the cost of property and equipment for the years ended December 31, 2001 and 2002, respectively. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

   GOODWILL

     The Company has classified as goodwill the excess of purchase price over the fair value of net assets acquired in business combinations. Through December 31, 2001, goodwill was amortized on a straight-line basis over fifteen years for purchase business combinations consummated prior to June 30, 2001. For purchase business combinations consummated subsequent to June 30, 2001, goodwill is not amortized but is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. For each entity acquired, the Company is able to monitor cash flows at the entity level, which is the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of the other groups of assets. On an ongoing basis, the Company assesses the recoverability of its goodwill by determining the ability of the specific entity acquired to generate future cash flows sufficient to recover the unamortized cost of the assets and related goodwill. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.

   DEBT ISSUANCE COSTS

     The Company capitalized costs relating to the issuance of long-term debt, senior notes, senior convertible notes and senior discount notes. The costs are amortized using the straight-line method over the term of the related debt.

   IMPAIRMENT OF LONG-LIVED ASSETS

     Long-lived assets, such as property and equipment, goodwill and purchased intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When an impairment is identified, the carrying amount of the asset is reduced to its estimated fair value. Effective January 1, 2002, potential impairment of long-lived assets other than goodwill and purchased intangible assets with indefinite useful lives is evaluated using the guidance provided by Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS.

   ACCOUNTING FOR INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

     As part of the process of preparing our consolidated financial statements the Company is required to estimate income taxes in each of the jurisdictions in which it operates. This process involves estimating the actual current tax

                       SPECTRASITE, INC. AND SUBSIDIARIES
liability together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities. The Company must then assess the likelihood that its deferred tax assets will be recovered from future taxable income. To the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. Significant management judgment is required in determining the provision for income taxes, deferred tax assets and liabilities and any valuation allowance recorded against net deferred tax assets. The Company has recorded a valuation allowance of $464.7 million as of December 31, 2002, due to uncertainties related to utilization of deferred tax assets, primarily consisting of net operating losses carryforwards, before they expire.

   DISCONTINUED OPERATIONS

     On December 31, 2002, the Company sold its network services division. Network services revenues for the years ended December 31, 2000, 2001 and 2002 were $191.8 million, $213.1 million and $136.2 million, respectively. Network services income (loss) before taxes for the years ended December 31, 2000, 2001 and 2002 were $7.2 million, $7.9 million and $(11.0) million, respectively. The Company recorded a loss on disposal of the network services division of $47.0 million in 2002. The results of the network services division's operations have been reported separately as discontinued operations in the Statements of Operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

     Assets and liabilities held for sale consist of the following:

                                                                    DECEMBER 31,
                                                                        2001
                                                                   -------------
                                                                  (IN THOUSANDS)
Accounts receivable..........................................      $     68,401
Costs and estimated earnings in excess of billings...........            18,464
Inventories..................................................             6,036
Prepaid expenses and other...................................               264
Property and equipment, net..................................            19,057
Other assets.................................................               793
                                                                   -------------
   Assets held for sale......................................      $    113,015
                                                                   =============
Accounts payable.............................................      $     17,977
Accrued and other expenses...................................             7,575
Billings in excess of costs and estimated earnings...........             7,737
Other long-term liabilities..................................             2,813
                                                                   -------------
  Liabilities held for sale..................................      $     36,102
                                                                   =============

     As permitted under Statement of Financial Accounting Standards No. 95, STATEMENT OF CASH FLOWS, the statements of cash flows do not separately disclose the cash flows related to discontinued operations.

   FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents approximates fair value for these instruments. The estimated fair values of the credit facility, senior notes, senior convertible notes and senior discount notes are based on the quoted market prices. The estimated fair values of the Company's financial instruments, along with the carrying amounts of the related assets (liabilities), are as follows:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                 DECEMBER 31, 2001             DECEMBER 31, 2002
                                            ---------------------------   --------------------------
                                              CARRYING                      CARRYING
                                               AMOUNT       FAIR VALUE       AMOUNT       FAIR VALUE
                                            -----------     -----------   -----------    -----------
                                                                (IN THOUSANDS)
Cash and cash equivalents.............      $   31,547      $   31,547    $   80,961     $   80,961
Credit Facility.......................        (695,000)       (695,000)     (782,955)      (665,512)
Senior Notes..........................        (400,000)       (200,000)     (400,000)      (147,750)
Senior Convertible Notes..............        (200,000)        (83,250)     (200,000)       (44,000)
Senior Discount Notes.................      (1,020,332)       (351,416)   (1,129,703)      (392,807)

   LOSS PER SHARE

     Basic and diluted loss per share are calculated in accordance with Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE. The Company has potential common stock equivalents related to its convertible notes, warrants and outstanding stock options and had potential common stock equivalents related to its convertible preferred stock until all such preferred stock converted into common stock in February 2000. These potential common stock equivalents were not included in diluted loss per share for all periods because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same for all periods presented.

   COSTS OF OPERATIONS

     Costs of operations for site leasing consist of direct costs incurred to provide the related services including ground lease cost, tower maintenance and related real estate taxes. Costs of operations for site leasing does not include depreciation and amortization expense on the related assets. Costs of operations for broadcast services consist of direct costs incurred to provide the related services excluding depreciation and amortization expense.

   SIGNIFICANT CUSTOMERS

     The Company's customer base consists of businesses operating in the wireless telecommunications and broadcast industries, primarily in the United States. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers.

     For the years ended December 31, 2000, 2001 and 2002, one wireless customer, which is a significant stockholder of the Company, accounted for 48%, 30% and 28% of the Company's revenues, respectively. This customer also accounted for 13% of accounts receivable at December 31, 2001. In addition, another wireless customer, which is an affiliate of a significant stockholder of the Company, accounted for 13% and 20% of the Company's revenues in 2001 and 2002, respectively. This customer also accounted for 12% and 21% of accounts receivable at December 31, 2001 and 2002, respectively.

                       SPECTRASITE, INC. AND SUBSIDIARIES

   OTHER INCOME (EXPENSE)

     Other income (expense) consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------
                                                             2000            2001           2002
                                                        ----------     -----------     ----------
Write-down of investments in affiliates............     $       --     $  (129,404)    $       --
Expenses related to proposed tender offers.........             --              --        (10,905)
Equity in net loss of affiliates...................         (8,748)        (62,402)           (59)
Write-off of loans to affiliates...................             --         (26,980)            --
Other..............................................            177          (4,450)            35
                                                        ----------     -----------     ----------
                                                        $   (8,571)    $  (223,236)    $  (10,929)
                                                        ==========     ===========     ==========

   STOCK OPTIONS

     The Company has elected under the provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION ("SFAS 123"), as amended by SFAS 148, to account for its employee stock options under the intrinsic value method in accordance with Accounting Principle Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Companies that account for stock based compensation arrangements for their employees under APB 25 are required by SFAS 123 to disclose the pro forma effect on net income
(loss) as if the fair value based method prescribed by SFAS 123 had been applied. The Company plans to continue to account for stock based compensation using the provisions of APB 25 and has adopted the disclosure requirements of SFAS 123 and SFAS 148.

   EMPLOYEE BENEFIT PLAN

     The Company provides a 401(k) plan for the benefit of all its employees meeting specified eligibility requirements. The Company's contributions to the plan are discretionary and totaled approximately $0.9 million, $2.1 million and $1.1 million for the years ended December 31, 2000, 2001 and 2002, respectively.

   COMMITMENTS AND CONTINGENCIES

     The Company is subject to various lawsuits and other legal proceedings, including regulatory, judicial and administrative matters, all of which have arisen in the ordinary course of business. Management accrues an estimate of expense for any matters that are considered probable of occurring based on the facts and circumstances. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

   RECLASSIFICATIONS

     Certain reclassifications have been made to the 2000 and 2001 consolidated financial statements to conform to the 2002 presentation. These reclassifications had no effect on net loss or shareholders' equity as previously reported.

2.   PLAN OF REORGANIZATION

     On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan"), was confirmed by

                       SPECTRASITE, INC. AND SUBSIDIARIES
the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan of Reorganization were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy.

     The Plan provides that, among other things, (i) in exchange for their notes, the holders of the 12 1/2% Senior Notes due 2010, the 6 3/4% Senior Convertible Notes due 2010, the 10 3/4% Senior Notes due 2010, the 11 1/4% Senior Discount Notes due 2009, the 12 7/8% Senior Discount Notes due 2010 and the 12% Senior Discount Notes due 2008 will receive their pro rata share of
23.75 million shares of common stock, par value $0.01 per share ("New Common Stock"); (ii) the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of the Effective Date (the "Old Common Stock") will receive warrants immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share; and (iii) all other equity interests at the Effective Date, including outstanding warrants and options, will be cancelled.

     The consolidated financial statements include adjustments and reclassifications to reflect affected liabilities as "Liabilities Subject to Compromise." These liabilities will be settled in accordance with the Plan. The liabilities subject to compromise as of December 31, 2002 were as follows:


10 3/4% Senior Notes Due 2010.................................     $     200,000
12 1/2% Senior Notes Due 2010.................................           200,000
6 3/4% Senior Convertible Notes Due 2010......................           200,000
12% Senior Discount Notes Due 2008, net of discount...........           208,479
11 1/4% Senior Discount Notes Due 2009, net of discount.......           502,644
12 7/8% Senior Discount Notes Due 2010, net of discount.......           418,580
Accrued interest..............................................            33,583
Total liabilities subject to compromise.......................     $   1,763,286

     SpectraSite incurred costs directly associated with the chapter 11 proceedings of $4.3 million in the year ended December 31, 2002. These costs are included in reorganization expense in the statement of operations.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company will adopt "fresh start accounting" as of February 1, 2003 and the Company's emergence from chapter 11 will result in a new reporting entity. The financial statements prepared as of December 31, 2002 do not give effect to any adjustments to the carrying value of assets or amounts and classifications of liabilities that will be necessary when adopting fresh start accounting. Upon the adoption of fresh start accounting, all assets and liabilities will be recorded at their estimated fair values and the Company's accumulated deficit will be eliminated.

     The following unaudited pro forma balance sheet illustrates the effect of the Company's Plan and the effect of implementing certain fresh start accounting adjustments as if the Plan had been effective on December 31, 2002. The adjustments are limited to presenting (i) the Company's reorganized capital structure; (ii) the effect of discharging the Senior Notes, Senior Discount Notes and Senior Convertible Notes; (iii) the reduction in property and equipment due to the net assets of the Company exceeding the reorganization value; (iv) the elimination of rent receivables recognized on leases with fixed rental increases; (v) the adoption of SFAS 143; (vi) the reduction of goodwill, other assets and the credit facility to fair market value and (vii) the elimination of the Company's accumulated deficit. The reorganization value used in preparing the unaudited pro forma balance sheet was $690.4 million based on the fair market value of the senior notes, senior discount notes and senior convertible notes at the Effective Date, the date these instruments were exchanged for New Common Stock and the value of warrants issued on that date based on the Black-Scholes option pricing model.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                                CONFIRMATION
                                                                 ACTUAL          ADJUSTMENTS           REF        PRO FORMA
                                                              -------------     --------------      --------     -----------
                                                                                 (UNAUDITED)                     (UNAUDITED)
                                                                                (IN THOUSANDS)
                                     ASSETS
Current assets:
   Cash and cash equivalents.........................         $      80,961      $    (16,802)           (2)     $    64,159
   Accounts receivable...............................                15,180                --                         15,180
   Costs and estimated earnings in excess of billings                 2,169                --                          2,169
   Inventories.......................................                 7,878                --                          7,878
   Prepaid expenses and other........................                16,696                --                         16,696
                                                              -------------     --------------                   -----------
      Total current assets...........................               122,884           (16,802)                       106,082
Property and equipment, net..........................             2,292,945        (1,035,143)           (3)       1,257,802
Goodwill, net........................................                60,626           (60,626)           (4)              --
Other assets.........................................               102,001           122,182        (1),(4)        224,183
                                                              -------------     --------------                   -----------
      Total assets...................................         $   2,578,456      $   (990,389)                   $1,588,067
                                                              =============     ==============                   ===========

            LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable..................................         $      13,029      $                               $    13,029
   Accrued and other expenses........................                66,280            38,456           (5)          104,736
   Billings in excess of costs and estimated earnings                   703                --                            703
   Current portion of credit facility................                 2,244                --                          2,244
                                                              -------------     --------------                   -----------
      Total current liabilities......................                82,256            38,456                        120,712
                                                              =============     ==============                   ===========
Long-term portion of credit facility.................               780,711           (96,772)          (4)          683,939
Other long-term liabilities..........................                27,330            65,694        (5),(6)         93,024
                                                              -------------     --------------                   -----------
      Total long-term liabilities....................               808,041           (31,078)                      776,963
                                                              =============     ==============                   ===========
Liabilities subject to compromise....................             1,763,286        (1,763,286)           (1)             --
                                                              -------------     --------------                   -----------
Shareholders' equity (deficit):
   Common stock, $0.001 par value, 300,000,000
      shares authorized 154,013,917 issued and
      outstanding actual at December 31, 2002;
      $0.01 par value, 250,000,000 shares
      authorized 23,500,000 issued and
      outstanding pro forma at December 31, 2002.....                   154                84           (1)              238
   Additional paid-in-capital and warrants...........             1,624,939          (934,785)          (1)          690,154
   Accumulated other comprehensive income............                  (355)              355           (7)               --
   Accumulated deficit...............................            (1,699,865)        1,699,865            (7)
                                                              -------------     --------------                   -----------
      Total shareholders' equity (deficit)...........               (75,127)          765,519                        690,392
                                                              -------------     --------------                   -----------
      Total liabilities and shareholders' equity              $   2,578,456      $   (990,389)                   $ 1,588,067
          (deficit)..................................         =============     ==============                   ===========


     References:

(1) To reflect the discharge of the Senior Notes, Senior Discount Notes and Senior Convertible Notes including the related debt issuance costs included in other assets; the cancellation of Old Common Stock and warrants; and the issuance of the New Common Stock and warrants.

                       SPECTRASITE, INC. AND SUBSIDIARIES

(2)  To reflect estimated cash requirements for reorganization costs.

(3)  To record property and equipment at fair value.

(4)  To record goodwill, other assets and the credit facility at fair value.

(5)  To record liabilities associated with unfavorable contracts at fair value.

(6)  To record an asset retirement obligation upon adoption of SFAS 143.

(7) To reflect the elimination of the accumulated other comprehensive income and accumulated deficit as of December 31, 2002.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     On June 29, 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS ("SFAS 141") and No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"). SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. SFAS 141 also includes new criteria to recognize intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. The application of SFAS 141 did not affect any of our previously reported amounts included in goodwill or other intangible assets.

     Effective January 1, 2002, the Company adopted SFAS 142 that establishes new accounting and reporting requirements for goodwill and other intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their estimated useful lives. The nonamortization provisions of SFAS 142 apply to goodwill and indefinite lived intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, we ceased amortization on January 1, 2002.

     The Company performed the first of the required impairment tests of goodwill by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, the Company recorded a charge of $376.8 million, or $2.45 per share, to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied fair value. In accordance with SFAS 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter 2002 statement of operations. Impairment adjustments recognized after adoption, if any, generally are required to be recognized as an operating expense.

     Actual results of operations and pro forma results of operations for the years ended December 31, 2000, 2001 and 2002 had we applied the nonamortization provisions of SFAS 142 in that period are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                              ---------------------------------------
                                                  2000           2001           2002
                                                             (IN THOUSANDS)
Reported net loss..........................   $ (157,616)   $ (654,769)    $ (774,984)
Goodwill amortization......................       30,883        35,515             --
                                              -----------   -----------    -----------
Adjusted net loss..........................   $ (126,733)   $ (619,254)    $ (774,984)
                                              ===========   ===========    ===========

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                        YEAR ENDED DECEMBER 31,
                                              ---------------------------------------
                                                  2000           2001           2002
                                                             (IN THOUSANDS)
Basic and diluted loss per share:
Reported net loss..........................   $    (1.31)   $    (4.36)    $    (5.03)
Goodwill amortization......................         0.26          0.24             --
                                              -----------   -----------    -----------
Adjusted net loss..........................   $    (1.05)   $    (4.12)    $    (5.03)
                                              ===========   ===========    ===========


     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143") which is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires legal obligations associated with the retirement of long-lived assets to be recognized at their fair value at the time that the obligations are incurred. Upon initial recognition of a liability, that cost should be capitalized as part of the related long-lived asset and allocated to expense over the useful life of the asset. The Company will adopt the new rules on asset retirement obligations on January 1, 2003. Application of the new rules is expected to result in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of adoption that will reduce net income and stockholders' equity (deficit) by $12.2 million.

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on the Company's consolidated statement of operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002. The Company will adopt the provisions of SFAS 145 on January 1, 2003. The Company does not expect the impact of adopting this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit or disposal activities to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. The Company will adopt the provisions of SFAS 145 on January 1, 2003. The Company does not expect the impact of adopting this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 are effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. The Company does not expect SFAS 148 to have a material effect on its financial condition, results of operations or cash flows.

                       SPECTRASITE, INC. AND SUBSIDIARIES

4.   LONG-LIVED ASSETS

     Property and equipment consist of the following:

                                                                           DECEMBER 31,
                                                                -----------------------------------
                                                                    2001                  2002
                                                                --------------       --------------
                                                                          (IN THOUSANDS)
Towers..................................................        $    2,483,049       $    2,548,712
Equipment...............................................                30,261               39,181
Land....................................................                16,378               18,081
Buildings...............................................                32,792               32,219
Other...................................................                38,572               38,217
                                                                --------------       --------------
                                                                     2,601,052            2,676,410
Less accumulated depreciation...........................              (220,209)            (401,467)
                                                                --------------       --------------
                                                                     2,380,843            2,274,943
Construction in progress................................                62,203               18,002
Property and equipment, net.............................        $    2,443,046       $    2,292,945
                                                                ==============       ==============

     Other assets consist of the following:

                                                                           DECEMBER 31,
                                                                -----------------------------------
                                                                    2001                  2002
                                                                --------------       --------------
                                                                          (IN THOUSANDS)
Debt issuance costs.....................................        $       77,865       $       66,192
Other...................................................                56,427               35,809
                                                                --------------       --------------
                                                                $      134,292       $      102,001
                                                                ==============       ==============

5.   DEBT

     Debt not classified as subject to compromise consists of the following:

                                                                          DECEMBER 31,
                                                               -----------------------------------
                                                                    2001                  2002
                                                               --------------       --------------
                                                                          (IN THOUSANDS)
Credit facility.........................................       $      695,000       $      782,955
10 3/4% Senior Notes Due 2010...........................              200,000                   --
12 1/2% Senior Notes Due 2010...........................              200,000                   --
6 3/4% Senior Convertible Notes Due 2010................              200,000                   --
12% Senior Discount Notes Due 2008, net of discount.....              188,222                   --
11 1/4% Senior Discount Notes Due 2009, net of discount.              456,810                   --
12 7/8% Senior Discount Notes Due 2010, net of discount.              375,300                   --
Total debt..............................................            2,315,332              782,955
Less current portion....................................                   --                2,244
Long-term debt..........................................       $    2,315,332       $      780,711
                                                               ==============       ==============

   CREDIT FACILITY

     SpectraSite Communications, Inc. ("Communications"), a wholly-owned subsidiary of SpectraSite, is party to an amended and restated credit facility. In August 2002, Communications amended its credit facility to provide, among other things, for a reduction in the aggregate borrowing capacity from $1.3 billion to $1.085 billion. The August 2002

                       SPECTRASITE, INC. AND SUBSIDIARIES
amendment also provided for an overall loosening of certain of the credit facility's financial covenants and an increase in the interest rates under the credit facility by 50 basis points per annum until the completion of SpectraSite's restructuring of its high yield indebtedness on February 10, 2003. The credit facility includes a $300.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent (including the absence of a materially adverse effect, as defined in the credit agreement, and the absence of any defaults). The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $335.0 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on June 30, 2005 and ending on June 30, 2007 and a $450.0 million term loan that is fully drawn and which will, from September 30, 2003 through June 30, 2007, amortize at a rate of 0.25% per quarter and be payable in quarterly installments and, from July 1, 2007 through December 31, 2007, amortize at a rate of 48% per quarter and be payable on September 30, 2007 and December 31, 2007. Communications repaid $0.9 million of the multiple draw term loan and $1.1 million of the term loan on December 31, 2002. Communications has $783.0 million outstanding under the credit facility at December 31, 2002. The remaining $300.0 million under the credit facility was undrawn. Under the terms of the credit facility, the Company could borrow approximately $230 million of available funds under the revolving credit facility as of December 31, 2002 while remaining in compliance with the credit agreement's covenants. With the proceeds of the sale of towers to Cingular discussed in Note 11, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003 leaving a total of $709.5 million outstanding under the credit facility. In addition, the overall loosening of covenants under the August 2002 amendment to the credit facility terminated when SpectraSite emerged from chapter 11 on February 10, 2003. As a result, Communications could borrow approximately $33 million of available funds under the revolving credit facility as of February 11, 2003 while remaining in compliance with the credit agreement's covenants.

     At December 31, 2002, amounts due under the credit facility are as follows:

                                                               Maturities
                                 (In thousands)

2003...................................................    $            2,244
2004...................................................                 4,488
2005...................................................                89,052
2006...................................................               129,270
2007...................................................               557,901
Total..................................................    $          782,955
                                                           ==================


     Prior to February 10, 2003, the revolving credit loans and the multiple draw term loan bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin of 2.50% per annum or the Eurodollar rate plus an applicable margin of 3.75% per annum. After February 10, 2003, the revolving credit loans and the multiple draw term loans bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin ranging from 2.00% to 1.00% per annum or the Eurodollar rate plus an applicable margin ranging from 3.25% to 2.25% per annum, depending on Communications' leverage ratio at the end of the preceding fiscal quarter.

     The weighted average interest rate on outstanding borrowings under the credit facility as of December 31, 2002 was 5.94%. Prior to February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 3.25% per annum or the Eurodollar rate plus 4.50% per annum. After February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum.

     Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required

                       SPECTRASITE, INC. AND SUBSIDIARIES
to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

     SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

12 7/8% SENIOR DISCOUNT NOTES DUE 2010 (THE "12 7/8% DISCOUNT NOTES") AND 10 3/4% SENIOR NOTES DUE 2010 (THE "10 3/4% SENIOR NOTES")

     On March 15, 2000, SpectraSite issued $559.8 million aggregate principal amount at maturity of its 12 7/8% Discount Notes for gross proceeds of $300.0 million and $200.0 million aggregate principal amount of its 10 3/4% Senior Notes. The 12 7/8% Discount Notes will not pay any interest until March 15, 2005, at which time semi-annual interest payments will commence and become due on each March 15 and September 15 thereafter. Semi-annual interest payments for the 10 3/4% Senior Notes are due on each March 15 and September 15. The Company is required to comply with certain covenants under the terms of the 12 7/8% Discount Notes and the 10 3/4% Senior Notes that restrict the Company's ability to incur additional indebtedness, make certain payments and issue preferred stock, among other things.

12 1/2% SENIOR NOTES DUE 2010 (THE "12 1/2% SENIOR NOTES")

     On December 20, 2000, SpectraSite issued $200.0 million aggregate principal amount at maturity of 12 1/2% Senior Notes for proceeds of $195.9 million, net of original issue discount of $4.1 million. Semi-annual interest payments for the 12 1/2% Senior Notes are due on each May 15 and November 15. The Company is required to comply with certain covenants under the terms of the 12 1/2% Senior Notes that restrict the Company's ability to incur additional indebtedness, make certain payments, and issue preferred stock, among other things.

6 3/4% SENIOR CONVERTIBLE NOTES DUE 2010 (THE "6 3/4% CONVERTIBLE NOTES")

     On November 20, 2000, SpectraSite issued $200.0 million aggregate principal amount of 6 3/4% Convertible Notes. Semi-annual interest payments for these notes are due on each May 15 and November 15. The 6 3/4% Convertible Notes may be converted into common stock at any time on or before November 15, 2010 at a conversion price of $21.5625 per share, subject to adjustment. The trading price of the Company's common stock on the commitment date was $15.00 per share.

12% SENIOR DISCOUNT NOTES DUE 2008 (THE "12% DISCOUNT NOTES")

     On June 26, 1998, the Company issued $225.2 million aggregate principal amount at maturity of 12% Discount Notes for gross proceeds of $125.0 million. The 12% Discount Notes will not pay any interest until July 15, 2003, at which time semi-annual interest payments will commence and become due on each January 15 and July 15 thereafter. The Company is required to comply with certain covenants under the terms of the 12% Discount Notes that restrict the Company's ability to incur indebtedness, make certain payments and issue preferred stock, among other things.

                       SPECTRASITE, INC. AND SUBSIDIARIES

11 1/4% SENIOR DISCOUNT NOTES DUE 2009 (THE "11 1/4% DISCOUNT NOTES")

     On April 20, 1999, the Company issued $586.8 million aggregate principal amount at maturity of 11 1/4% Discount Notes for gross proceeds of $340.0 million. The 11 1/4% Discount Notes will not pay any interest until April 15, 2004, at which time semi-annual interest payments will commence and become due on each April 15 and October 15 thereafter. The Company is required to comply with certain covenants under the terms of the 11 1/4% Discount Notes that restrict the Company's ability to incur additional indebtedness, make certain payments and issue preferred stock, among other things.

     SpectraSite did not pay $10.8 million of interest due September 15, 2002 on its 10 3/4% senior notes. On October 15, 2002, the 30-day grace period for such non-payment expired, creating an event of default that is continuing. On November 15, 2002, SpectraSite did not pay $12.5 million of interest due on its 12 1/2% senior notes and $6.75 million due on its 6 3/4% senior convertible notes. On December 14, 2002, the 30-day grace period for such non-payment expired, creating an event of default that is continuing. In addition, SpectraSite announced that it has reached agreements with beneficial holders of approximately 66% of the SpectraSite Notes to support a restructuring plan as discussed in Note 2. As a result, $400 million principal amount of Senior Notes, $1.1 billion accreted value of Senior Discount Notes, $200 million of Senior Convertible Notes and accrued interest of $33.6 million have been classified as liabilities subject to compromise in the balance sheet as of December 31, 2002.

     In addition, we had standby letters of credit of $6.3 million and performance bonds of $14.6 million outstanding at December 31, 2002, most of which expire within one year.

6.   CONVERTIBLE VOTING PREFERRED STOCK AND SHAREHOLDERS' EQUITY

CONVERTIBLE VOTING PREFERRED STOCK

     At December 31, 1998, SpectraSite had mandatorily redeemable convertible preferred stock consisting of Series A and Series B cumulative redeemable preferred stock, each with a $0.001 par value, 10.5 million shares authorized in the aggregate and 3.5 million and 7.0 million shares issued and outstanding, respectively. In connection with closing the Nextel tower acquisition in April 1999, provisions for dividends and redemption were eliminated with respect to the Series A and Series B preferred stock. Previously accrued dividends have been eliminated, and the outstanding balances have been reclassified as convertible preferred stock in shareholders' equity in the balance sheet as of December 31, 1999. In connection with closing the Nextel tower acquisition, SpectraSite sold 46.3 million shares of Series C preferred stock at a price of $5.00 per share. In addition, Nextel received 14.0 million shares of Series C preferred stock. At December 31, 1999, SpectraSite had 60.3 million of $0.001 par value Series C shares authorized, issued and outstanding. Each share of Series A, B and C preferred stock was convertible into one share of common stock and entitled the holder to vote on an as-converted basis with holders of common stock. Contemporaneously with the closing of an underwritten public offering of common stock, the outstanding shares of Series A, B and C preferred stock automatically converted to common stock on February 4, 2000.

     On November 16, 2000, SpectraSite's shareholders authorized the issuance of
40.0 million shares of preferred stock for such times, for such purposes and for such consideration as the Board of Directors may determine. No preferred stock had been issued at December 31, 2002.

   COMMON STOCK AND WARRANTS

     On February 4, 2000, SpectraSite completed an underwritten public offering of 25.6 million shares of common stock for net proceeds of approximately $411.3 million. As a result of the offering, all outstanding shares of Series A, B and C preferred stock automatically converted to common stock on a share-for-share basis.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     On July 28, 2000, SpectraSite completed an underwritten public offering of
11.0 million shares of common stock for net proceeds of approximately $220.2 million. On August 2, 2000, the underwriters purchased an additional 1.65 million shares of common stock pursuant to the exercise of their overallotment option for net proceeds of $33.2 million.

     On November 20, 2000, SpectraSite completed a private placement of 4.0 million shares of common stock for proceeds of $75.0 million. In addition, the purchasing shareholders received warrants to purchase an additional 1.5 million shares of common stock. The warrants were immediately exercisable; the exercise price for 0.6 million shares was $21.56 per share, the exercise price for 0.45 million shares was $23.86 per share and the exercise price for the remaining
0.45 million shares was $28.00 per share. All outstanding warrants were cancelled without consideration upon emergence from chapter 11 on February 10, 2003.

   STOCK OPTIONS

     During 1997, the Company adopted a stock option plan that provides for the purchase of common stock by key employees, directors, advisors and consultants of the Company. The maximum number of shares, which may be issued under the plan, as amended, may not exceed 20.0 million shares. Stock options are granted under various stock option agreements. Each stock option agreement contains specific terms.

     The options without a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and options granted under the terms of the non-qualified stock option agreement vest and become exercisable ratably over a four or five-year period, commencing one year after date of grant. The options with a performance acceleration feature, which were granted under the terms of the incentive stock option agreement, and the non-qualified stock option agreement vest and become exercisable upon the seventh anniversary of the grant date. Vesting, however, can be accelerated upon the achievement of certain milestones defined in each agreement.

     In accordance with SFAS 123, the fair value of each option grant was determined using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2000, 2001 and 2002: dividend yield of 0.0%; volatility of .70; risk free interest rate of 5.0%; and expected option lives of 7 years. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss and net loss per share would have been as follows.

                                                                              YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------
                                                                         2000             2001            2002
                                                                    ------------     ------------     ------------
                                                                                   (IN THOUSANDS)
Reported net loss...........................................        $  (157,616)     $  (654,769)     $  (774,984)
Non-cash compensation charges included in net loss..........              2,572            2,125              695
Stock-based employee compensation cost that would have been
   included in net loss under the fair value method.........            (14,119)         (19,412)         (11,113)
                                                                    ------------     ------------     ------------
Adjusted net loss...........................................        $  (169,163)     $  (672,056)     $  (785,402)
                                                                    ============     ============     ============
Basic and diluted loss per share:
Reported net loss...........................................        $     (1.31)     $     (4.36)     $     (5.03)
Non-cash compensation charges included in net loss..........               0.02             0.02               --
Stock-based employee compensation cost that would have been
   included in net loss under the fair value method.........              (0.11)           (0.13)           (0.07)
                                                                    ------------     ------------     ------------
Adjusted net loss...........................................        $     (1.40)     $     (4.47)     $     (5.10)
                                                                    ============     ============     ============

     Option activity under the Company's plans is summarized below:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                    WEIGHTED
                                                                    AVERAGE
                                                                  EXERCISE PRICE
                                                     SHARES         PER SHARE
                                                 --------------   --------------
Outstanding at December 31, 1999.............       5,723,791       $    6.02
Granted......................................       7,962,616           12.56
Exercised....................................      (2,182,968)           5.74
Canceled.....................................        (791,227)          10.35
Options assumed in Apex acquisition..........         191,359            3.58
                                                 --------------   --------------
Outstanding at December 31, 2000.............      10,903,571           10.48
Granted......................................       4,011,485            4.86
Exercised....................................        (379,927)           9.85
Canceled.....................................      (1,411,894)          12.61
                                                 --------------   --------------
Outstanding at December 31, 2001.............      13,123,235            8.56
Granted......................................         553,680            0.35
Exercised....................................              --              --
Canceled.....................................      (4,035,801)           9.37
                                                 --------------   --------------
Outstanding at December 31, 2002.............       9,641,114       $    7.74
                                                 ==============   ==============

     There were 1.7 million, 4.0 million, and 6.1 million options exercisable under the stock option plan at December 31, 2000, 2001 and 2002, respectively.

                                                        OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                            ------------------------------------------   ------------------------
EXERCISE PRICES                                                WEIGHTED      WEIGHTED                    WEIGHTED
---------------                                                AVERAGE        AVERAGE       NUMBER       AVERAGE
                                                NUMBER        REMAINING      EXERCISE    EXERCISABLE     EXERCISE
                                             OUTSTANDING     CONTRACTUAL       PRICE        AS OF         PRICE
                                            AS OF 12/31/02       LIFE        PER SHARE     12/31/02     PER SHARE
                                            --------------   -----------     ----------  -----------    ----------
$  0.17 --  4.00........................      2,885,881            6.86       $   2.51    1,573,802      $   2.16
$  4.10 --  7.37........................      2,168,385            6.42           5.07    1,558,938          4.96
$  7.40 -- 11.51........................      2,339,942            7.10          10.33    1,657,990         10.38
$ 11.81 -- 22.22.........................     2,246,906            7.61          14.35    1,344,147         14.37
                                            --------------                               -----------
$  0.42 -- 22.22........................      9,641,114            6.99           7.74    6,134,877          7.77
                                            ==============                               ===========

     The weighted average remaining contractual life of the stock options outstanding was 8.97 years, 8.41 years and 6.99 years at December 31, 2000, 2001 and 2002, respectively. All outstanding options were cancelled without consideration upon emergence from chapter 11 bankruptcy on February 10, 2003, and the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. The Company plans to issue approximately 2.7 million options to purchase New Common Stock under this plan in March 2003.

EMPLOYEE STOCK PURCHASE PLAN

     In August 1999, SpectraSite adopted the SpectraSite, Inc. Employee Stock Purchase Plan. The Board of Directors reserved and authorized one million shares of common stock for issuance under the plan. Eligible employees may purchase a number of shares of common stock equal to the total dollar amount contributed by the employee to a payroll deduction account during each six-month offering period divided by the purchase price per share. The price of the shares offered to employees under the plan will be 85% of the lesser of the fair market value at the beginning or end of each six-month offering period. SpectraSite initiated the first offering period on September 1, 2000 and issued 0.3 million shares under the plan in 2001 and 0.4 million shares under the plan in 2002. The Employee Stock Purchase Plan was terminated upon the Company's emergence from chapter 11 bankruptcy on February 10, 2003.

                       SPECTRASITE, INC. AND SUBSIDIARIES

STOCK RESERVED FOR FUTURE ISSUANCE

     The Company has reserved shares of its authorized shares of Old Common Stock for future issuance as follows:

                                                                     AS OF
                                                                 DECEMBER 31,
                                                                     2002
                                                                 ------------
Reserved for issuance in SBC transaction...................       15,198,049
Outstanding stock options..................................        9,641,114
Outstanding senior convertible notes.......................        9,275,362
Possible future issuance under stock option plans..........        7,345,985
Outstanding warrants.......................................        1,500,000
Employee stock purchase plan...............................          293,567
                                                                 ------------
   Total...................................................       43,254,077
                                                                 ============

7.   LEASES

AS LESSEE

     The Company leases communications towers, land ("ground leases"), office space and equipment under noncancelable operating and capital leases. Ground leases are generally for terms of five years and are renewable at the option of the Company. Rent expense was approximately $33.0 million, $65.1 million and $75.5 million for the years ended December 31, 2000, 2001 and 2002 respectively. Lease payments for the Company's tower capital lease assets are made upon inception of the lease, and, accordingly, no capital lease obligation exists for those assets as of December 31, 2002. Obligations related to other capital leases total $12.3 million and are included in accrued and other expenses and other long-term liabilities in the accompanying balance sheets. As of December 31, 2002, the future minimum lease payments for these leases are as follows:

                                                                               CAPITAL          OPERATING
                                                                               LEASES            LEASES
                                                                           -------------     --------------
                                                                           (IN THOUSANDS)    (IN THOUSANDS)
2003..................................................................     $       2,001     $       66,320
2004..................................................................             1,881             62,753
2005..................................................................             1,571             46,427
2006..................................................................             1,568             31,372
2007..................................................................             1,615             19,443
Thereafter............................................................            10,600             92,007
                                                                           -------------     --------------
   Total..............................................................            19,236     $      318,322
                                                                           =============     ==============
Less amount representing imputed interest.............................            (6,937)
                                                                           -------------
Present value of net minimum lease payments under capital leases......     $      12,299
                                                                           =============

     Assets recorded under capital leases, which are included in property and equipment in the accompanying balance sheets, consist of:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                         2001           2002
                                                   ------------    ------------
                                                            (IN THOUSANDS)
Towers..........................................   $  1,001,161    $  1,024,934
Other...........................................         12,888          13,674
                                                   ------------    ------------
                                                      1,014,049       1,038,608
Less accumulated depreciation...................        (51,226)       (121,193)
                                                   ------------    ------------
                                                   $    962,823    $    917,415
                                                   ============    ============

AS LESSOR

     The Company currently leases antenna space on multi-tenant towers to a variety of wireless service providers and broadcasters under non-cancelable operating leases. The tenant leases are generally for initial terms of five to ten years and include options for renewal. The approximate future minimum rental receipts under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

                                                            AS OF
                                                        DECEMBER 31,
                                                            2002
                                                      ---------------
                                                       (IN THOUSANDS)
2003.............................................     $      283,309
2004.............................................            274,125
2005.............................................            232,453
2006.............................................            182,701
2007.............................................            137,165
Thereafter.......................................            478,098
                                                      ---------------
   Total.........................................     $    1,587,851
                                                      ===============

     Approximately 53% of these future minimum rental receipts are due from two significant stockholders and their affiliates.

8.   INCOME TAXES

     The provision for income taxes is comprised of the following:

                                                             YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                           2000       2001         2002
                                                        -------    -------     --------
                                                                       (IN THOUSANDS)
Current:
  State.............................................    $   444    $   555     $  1,133
  Federal...........................................         --         --           --
                                                        -------    -------     --------
     Total provision for income taxes...............    $   444    $   555     $  1,133
                                                        =======    =======     ========

     The reconciliation of income taxes computed at the U.S. federal statutory rate to income tax expense is as follows:

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                              YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------------
                                                                       2000             2001              2002
                                                                      -------          -------           -------
Federal income tax benefit at statutory rate................          (35.0)%          (35.0)%           (35.0)%
Non-deductible reorganization expenses......................             --               --               0.4
Non-deductible goodwill amortization........................            3.4              2.1                --
Non-deductible interest expense.............................            0.1              0.1                --
State taxes.................................................            0.3              0.1               0.3
Non-cash compensation charges...............................            0.6              0.1               0.1
Change in valuation allowance...............................           30.9             32.7              34.5
                                                                      -------          -------           -------
Effective income tax rate...................................            0.3%             0.1%              0.3%
                                                                      =======          =======           =======

     The components of net deferred taxes are as follows:

                                                                                 AS OF DECEMBER 31,
                                                                    ----------------------------------------------
                                                                       2000              2001             2002
                                                                    ----------       ----------        ----------
                                                                                   (IN THOUSANDS)
Deferred tax assets:
Tax loss carryforwards......................................        $   39,326       $  188,031        $  205,276
Accreted interest on senior discount notes..................            56,077           92,486           162,959
Capital loss carryforwards..................................                --           71,890            75,302
Accrued liabilities.........................................             1,920              179            23,856
Goodwill....................................................                --               --            10,065
Bad debt reserves...........................................             1,416            3,417             4,886
                                                                    ----------       ----------        ----------
Total deferred tax assets...................................            98,739          356,003           482,344
                                                                    ----------       ----------        ----------
Deferred tax liabilities:
Tax deferred revenue........................................                --           (5,570)           (4,225)
Depreciation................................................                --          (13,068)          (13,435)
                                                                    ----------       ----------        ----------
Total deferred tax liabilities..............................                --          (18,638)          (17,660)
                                                                    ----------       ----------        ----------
   Net deferred tax assets before valuation allowance.....              98,739          337,365           464,684
Valuation allowance.........................................           (98,739)        (337,365)         (464,684)
                                                                    ----------       ----------        ----------
   Net deferred tax assets................................          $       --       $       --        $       --
                                                                    ==========       ==========        ==========

     The Company has a federal net operating loss carryforward of approximately $521 million that begins to expire in 2012. Also, the Company has state tax loss carryforwards of approximately $515 million that expire beginning in 2003. The Internal Revenue Code places limitations upon the future availability of net operating losses based upon the changes in the equity in the Company. If these changes occur, the ability for the Company to offset future income with existing net operating losses may be limited. In addition, the Company anticipates that its emergence from bankruptcy will reduce the net operating loss carryforwards by approximately $159 million. Based on the Company's history of losses to date, management has provided a valuation allowance to fully offset the Company's deferred tax assets.

     The Company receives an income tax deduction related to stock options calculated as the difference between the fair market value of the stock issued at the time of exercise and the option price, tax effected. The amount of these benefits generated during 2001 was approximately $0.7 million. There was no benefit generated in 2002. The Company has provided a 100% valuation reserve against this asset as of December 31, 2002. The benefits resulting from these deductions will be credited directly to shareholders' equity if and when realized.

9.   OTHER RELATED PARTY TRANSACTIONS

     Affiliates of a financial institution that owns 7% of the Company's common stock, have provided, and may continue to provide, investment banking services to the Company. One affiliate of the financial institution is acting as agent and

                       SPECTRASITE, INC. AND SUBSIDIARIES
lender under the Company's credit facility and receives customary fees for the performance of these activities. In addition, the affiliate was an initial purchaser of the 12% Discount Notes, the 11 1/4% Discount Notes, the 10 3/4% Senior Notes, the 12 7/8% Discount Notes and the 12 1/2% Senior Notes and was an underwriter of the Company's public offerings of common stock in February and July 2000. The Company has $783.0 million outstanding under the credit facility at December 31, 2002.

     Certain investors participating in an investment group are also affiliates of the financial institution discussed above. In November 2000, this investment group purchased 4.0 million shares of the Company's common stock in a private placement at a purchase price of $18.75 per share and received warrants to purchase 1.5 million shares of common stock at exercise prices ranging from $21.56 per share to $28.00 per share.

     The Company has loans to officers totaling $1.9 million at December 31, 2001 and 2002. Of these amounts, $0.5 million was loaned to an officer to purchase a home as a relocation incentive. The remaining loans were made to officers in connection with the exercise of stock options. These loans have been recorded as a reduction of shareholders' equity. The loans bear interest at the applicable federal rate under the Internal Revenue Code ranging from 5.36% to 5.82% and have maturities ranging from August 2004 to December 2004. The Company had interest income of $0.1 million from amounts outstanding under the loans in 2000, 2001 and 2002.

10.  INVESTMENTS IN AFFILIATES

     On April 7, 2000, the Company acquired Ample Design, Ltd. for approximately $20.2 million. Ample Design provides wireless network development services in the United Kingdom. On June 8, 2000, the Company completed a joint venture with Lattice Group, the former arm of BG Group plc, which runs Britain's natural gas network. The Company and Lattice Group each owned 50% of the joint venture. Lattice Group transferred existing operational communications towers and industrial land suitable for construction of new towers into the joint venture, and the Company provided intellectual property and wireless network development skills. The Company contributed $164.1 million in cash to be used for future developments and possible acquisitions. The Company also contributed Ample Design to the joint venture. In May 2001, the Company loaned the joint venture $25.0 million to fund acquisitions. In October 2001, the Company sold its ownership interest in the joint venture to Lattice Group for $4.0 million and agreed to accept $5.0 million as payment in full for the loan. As a result, the Company recorded a loss on the investment in the joint venture of $121.9 million and a loss in the loan to the joint venture of $20.0 million in other expense in 2001. In addition, the Company recorded $7.7 million and $61.1 million in other expense related to its equity in the net loss of the joint venture in 2000 and 2001, respectively. As of December 31, 2002, the Company had no remaining investment in the joint venture and no remaining outstanding loan balance.

     The Company had a revolving loan arrangement with an affiliate under which the affiliate may borrow up to $14.4 million. The loan accrues interest at 12% and is collateralized by property, equipment, investments, contracts and other assets of the affiliate. The affiliate owed $12.0 million, including accrued interest, to the Company under the loan at December 31, 2001. The Company had interest income of $0.6 million and $1.2 million from amounts outstanding under the loan in 2000 and 2001, respectively. The affiliate primarily provides wireless communications access to facilities owned by the New York Port Authority. The affiliate's business plan was negatively impacted by the attack on the World Trade Center in September 2001. As a result, the Company recorded a $7.0 million charge in other income (expense) to reduce the book value of the loan to its estimated net realizable value in the year ended December 31, 2001. In July 2002, the Company sold all its interests in the affiliate and recorded a gain of $1.4 million. As of December 31, 2002, the Company had no remaining investment in the affiliate and no remaining outstanding loan balance or commitment.

11.  ACQUISITION ACTIVITY

     GENERAL -- Acquisition activity, asset acquisitions and business combinations were accounted for using the purchase method of accounting. For business combinations, the purchase prices have been allocated to the net assets acquired, principally tangible and intangible assets, and the liabilities assumed based on their estimated fair values at the

                       SPECTRASITE, INC. AND SUBSIDIARIES
date of acquisition. The excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill and other intangible assets and, prior to the adoption of SFAS 142 as discussed in Note 2, was being amortized on a straight-line basis over 15 years. The operating results of these acquisitions have been included in the Company's consolidated results of operations from the date of acquisition. For asset acquisitions, the cost was assigned to the assets acquired.

     2002 ACQUISITIONS -- SBC TRANSACTION -- On August 25, 2000, the Company entered into an agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications (collectively, "SBC") in exchange for $982.7 million in cash and $325.0 million in common stock. Under the agreement, and assuming the sublease of all 3,900 towers, the stock portion of the consideration was initially approximately 14.3 million shares valued at $22.74 per share. The stock consideration was subject to an adjustment payment to the extent the average closing price of SpectraSite's common stock during the 60-day period immediately preceding December 14, 2003 (the third anniversary of the initial closing) decreased from $22.74 down to a floor of $12.96. The adjustment payment would be accelerated if there were a change of control of SpectraSite or upon the occurrence of certain specified liquidity events. In any case, the adjustment payment was payable, at the Company's option, in the form of cash or shares of common stock. The maximum amount potentially payable to satisfy the adjustment payment was approximately 10.8 million shares of common stock or $139.8 million in cash. The Company and SBC entered into a Lease and Sublease Agreement pursuant to which the Company manages, maintains and leases available space on the SBC towers and has the right to co-locate tenants on the towers. The average term of the sublease for all sites at the inception of the agreement was approximately 27 years, assuming renewals or extensions of the underlying ground leases for the sites. SBC is an anchor tenant on all of the towers and pays a monthly fee per tower of $1,544, subject to an annual adjustment. In addition, the Company had agreed to build towers for Cingular, an affiliate of SBC, through 2005 under an exclusive build-to-suit agreement, but this agreement was terminated on May 15, 2002.

     Subject to the conditions described in the sublease, SBC also has the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space that the Company intends to sublease to a third party. For the first 300 times SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the rent that would have been charged to the third-party.

     The Company will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount stated in the sublease for that site plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for the towers subleased to date was approximately $219.3 million as of December 31, 2002 and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that the Company purchases such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     On November 14, 2001, the Company completed an amendment to the SBC acquisition agreements. This amendment reduced the maximum number of towers that the Company is committed to lease or sublease by 300 towers, from 3,900 in the original agreement to 3,600 towers in the agreement as amended. In addition, pursuant to the amendment, the Company receives all new co-location revenue on the towers remaining to be subleased after February 25, 2002. As consideration for entering into the amendment, the Company paid SBC a fee of $35.0 million that was expensed as part of the related restructuring charge. On November 14, 2002, the Company completed a further amendment to the SBC acquisition agreements. This amendment further reduced the maximum number of towers that the Company is committed to lease or sublease by 294 towers, from 3,600 in the amended agreement to 3,306 towers in the agreement as further amended. In addition, on February 10, 2003, the Company sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the 294 reduction in the maximum number of towers that it is committed to lease or sublease.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     From the initial closing on December 14, 2000 through a closing on February 25, 2002, the Company leased or subleased a total of 2,706 towers under the terms of the amended agreement. The parties agreed to complete the lease or sublease of the remaining 600 towers during the period beginning May 2003 and ending August 2004. The total purchase price for the 600 towers is expected to be approximately $156 million.

     In 2002, the Company subleased 41 towers, for which it paid $10.1 million in cash and issued 146,569 shares of common stock valued at $1.7 million.

     As of December 31, 2002, the Company had issued approximately 9.9 million shares of common stock to SBC pursuant to the SBC acquisition agreements. As part of the Plan of Reorganization discussed in Note 2, on February 10, 2003 the Company issued to SBC 12.1 million shares of Old Common Stock in full satisfaction of any obligation to issue SBC further stock or make any further adjustment payment. Of the 12.1 million shares, the Company issued 7.5 million shares of Old Common Stock in connection with the adjustment payment described above and 4.7 million shares of Old Common Stock as an advance payment on the purchase of the remaining 600 towers. All of these shares of Old Common Stock were exchanged for new warrants under the Plan of Reorganization. As a result, at all future closings with SBC, the stock portion of the payment for each site has been paid in full.

     2001 ACQUISITIONS -- During the year ended December 31, 2001, the Company consummated transactions involving the acquisition of various communications sites and two service providers for an aggregate purchase price of $722.8 million, including the issuance of approximately 7.9 million shares of common stock valued at $122.8 million. The principal transactions were as follows:

     AIRTOUCH TRANSACTION -- On February 16, 2000, the Company entered into an agreement with AirTouch Communications (now Verizon Wireless) and several of its affiliates, under which the Company agreed to lease or sublease up to 430 communications towers located throughout southern California for $155.0 million. As partial security for obligations under the agreement to sublease, the Company deposited $23.0 million into escrow. Under the terms of the agreement, the Company will manage, maintain and lease the available space on the AirTouch towers covered by the agreement. AirTouch will pay a monthly fee per site for its cellular, microwave and paging facilities. The Company also has the right to lease available tower space to co-location tenant in specified situations. In addition, the Company entered into a three-year exclusive build-to-suit agreement with AirTouch in southern California. Under the terms of the build-to-suit agreement, the Company will develop and construct locations for wireless communications towers on real property designated by AirTouch.

     The AirTouch transaction closed in stages with the initial closing occurring on August 15, 2000 and the final closing under the original agreement occurring on February 15, 2001. At each respective closing, the Company made its lease or sublease payments for towers included in that closing according to a formula contained in the master sublease. The final closing of 69 towers occurred on February 15, 2001 for aggregate cash consideration of $24.8 million, including $3.7 million released from the deposit escrow. The leases for the remaining 128 towers contemplated in the original agreement were not closed. As a result, the remaining $6.8 million escrow deposit was returned to the Company. In March 2001, the Company agreed to amend the agreement with AirTouch and extend the opportunity to sublease the remaining 128 towers through the second quarter of 2001. On June 29, 2001, the Company subleased 6 towers for aggregate consideration of $2.0 million.

     SBC TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to acquire lease or sublease interests in communications towers from SBC and several of its affiliates. In the year ended December 31, 2001, the Company subleased 1,926 towers, for which it paid $493.9 million in cash and issued 7.2 million shares of common stock valued at $121.2 million.

     PAXSON -- On December 19, 2001 the Company acquired 21 broadcast towers and management rights to 15 broadcast towers from Paxson for $34.0 million in cash.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     NEXTEL ACQUISITIONS -- During 1999, the Company acquired 2,000 communications towers from affiliates of Nextel and also entered into a master site commitment agreement with these affiliates. Under the terms of this agreement, Nextel offered SpectraSite exclusive opportunities relating to the purchase or construction of up to 2,111 communications sites. During 2001, the Company acquired 192 wireless communications towers from Nextel and its affiliates under this agreement for a total purchase price of $33.7 million in cash. In 2002, the number of sites purchased or constructed or made available for co-location under the master site commitment agreement reached 2,111, and the agreement terminated.

     Pursuant to the tower acquisitions and entering into the master site commitment agreement in 1999, SpectraSite and Nextel and SpectraSite and Nextel Partners entered into master site lease agreements. Under these agreements, SpectraSite has agreed to lease to Nextel and Nextel Partners space on wireless communications towers or other transmission space. These lease agreements provide for a monthly rental payment of $1,600 per month. On each annual anniversary of a given lease's commencement, the rent owed under the lease will increase by 3%.

     The term of each lease contracted under the agreement is at least five years, with a right to extend for five successive five-year periods. In some cases, the initial lease term will be six, seven or eight years. The lease is automatically renewed unless the tenant submits notification of its intent to terminate the lease, when its current term expires, prior to such expiration.

     SpectraSite and Nextel also entered into a security and subordination agreement under which SpectraSite granted to Nextel a continuing security interest in the assets acquired in the Nextel tower acquisition or acquired or constructed under the master site commitment agreement. This interest secures SpectraSite's obligations under the Nextel master site lease agreement and the Nextel Partners master site lease agreement. The terms of an intercreditor agreement render Nextel's lien and the other rights and remedies of Nextel under the security and subordination agreement subordinate and subject to the rights and remedies of the lenders under Communications' credit facility.

     2000 ACQUISITIONS -- During the year ended December 31, 2000, the Company consummated transactions involving the acquisition of various communications sites and service providers for an estimated purchase price of $765.1 million, including the issuance of approximately 9.2 million shares of the Company's common stock valued at $165.0 million. The purchase price also includes the issuance of 191,465 options to purchase the Company's common stock at a price of $3.58 per share. These options were valued at $2.0 million using the Black-Scholes option-pricing model. The principal transactions were as follows:

     APEX TRANSACTION -- On January 5, 2000, the Company acquired Apex Site Management Holdings, Inc. in a merger transaction for 4.5 million shares of SpectraSite's common stock valued at $55.8 million and 191,465 options to purchase common stock at an exercise price of $3.58 per share. SpectraSite also used approximately $6.2 million in cash to repay outstanding indebtedness and other obligations of Apex in connection with the merger. Apex provides rooftop and in-building access to wireless carriers.

     ITI TRANSACTION -- On January 28, 2000, the Company acquired substantially all of the assets of International Towers Inc. and its subsidiaries ("ITI"), including S&W Communications Inc. ITI owned a broadcast tower manufacturing facility and, through S&W Communications, provided integrated services for the erection of broadcast towers, foundations and multi-tenant transmitter buildings. The Company paid $5.4 million and issued 350,000 shares of SpectraSite's common stock, valued at $7.1 million, in connection with this acquisition.

     AIRTOUCH TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to lease or sublease communications towers from AirTouch and several of its affiliates. During 2000, the Company subleased 233 towers for aggregate cash consideration of $83.9 million, including $12.5 million released from the deposit escrow.

                       SPECTRASITE, INC. AND SUBSIDIARIES

     LODESTAR TRANSACTION -- On May 18, 2000, the Company acquired Lodestar Towers, Inc. for approximately $178.6 million in cash. As of May 18, 2000, Lodestar owned 110 wireless towers and 11 broadcast towers, and managed an additional 120 wireless towers and 10 broadcast towers.

     PEGASUS ACQUISITION -- On July 17, 2000, the Company acquired 11 broadcast towers from Pegasus Communications for approximately 1.4 million shares of common stock valued at $37.5 million.

     GOCOM ACQUISITION -- On August 24, 2000, the Company acquired 12 broadcast towers and 14 other communications towers from GOCOM Holdings, LLC and its subsidiaries for $28.2 million in cash.

     SBC TRANSACTION -- As discussed above, in 2000 the Company entered into an agreement to acquire leasehold and sub-leasehold interests in communications towers from affiliates of SBC. The initial closing occurred on December 14, 2000 and involved 739 towers, for which the company paid $175.0 million in cash and issued 2.5 million shares of common stock valued at $57.9 million.

     NEXTEL ACQUISITIONS -- During 1999, the Company entered into a master site commitment agreement with certain of Nextel's subsidiaries. During 2000, the Company acquired 479 wireless communications towers from Nextel and its affiliates under this agreement for a total purchase price of $86.9 million in cash.

     U.S. REALTEL TRANSACTION -- On December 8, 2000, the Company purchased substantially all of the United States assets and operations of U.S. RealTel, Inc. for a purchase price of $16.5 million in cash. U.S. RealTel is an international provider of rooftop and in-building telecommunications access.

12.  RESTRUCTURING AND NON-RECURRING CHARGES

     In May 2002, the Company announced that it would terminate its build-to-suit programs with Cingular and other carriers and implement other cost-cutting measures as a part of the curtailment of tower development activities. As a result of these actions, the Company recorded restructuring charges of $24.3 million. Of this amount, $16.4 million was related to the write-off of work in progress related to sites in development that were terminated, $3.2 million was related to the costs of closing offices and $4.7 million was related to the costs of severance for 155 employees. In addition, we recorded a non-recurring impairment charge of $4.3 million to write-down the carrying value of 21 towers that are not marketable. The charge was based on the estimated discounted cash flows of the towers.

     In May 2001, the Company announced that it would consolidate its rooftop management operations and recorded a non-recurring charge of $35.8 million. Of this amount, $29.6 million related to the write-off of goodwill, determined using the present value of estimated cash flows, $5.1 million related to the write-down of long-term assets and $1.1 million related to the costs of severance of 80 employees and other costs related to the consolidation of these operations.

     In June 2001, the Company announced that it would divest its site leasing operations in Mexico. As a result, the Company recorded non-recurring charges of $32.2 million of which $10.7 million related to the write-off of goodwill, $17.6 million related to the write-down of long-term assets and $3.9 million related to the costs severance of 21 employees and other costs related to the divestiture. Also in June 2001, the Company announced that it would close operations from the purchase of Vertical Properties. As a result, the Company recorded non-recurring charges of $4.3 million of which $4.2 million was related to the write-off of goodwill and $0.1 million was related to the costs of severance of 2 employees and other costs related to the closing.

     In November 2001, the Company announced that it would reduce its planned new tower acquisition and construction programs for 2002. As a result of the reduced new tower activity, the Company recorded restructuring charges of $70.3 million. Of this amount, $27.7 million was related to the write-off of work in progress related to sites in development that the Company terminated, $4.8 million was related to the costs of closing certain offices and $2.8 million was related to the costs of severance of 201 employees. The Company also completed an amendment to modify its agreement to

                       SPECTRASITE, INC. AND SUBSIDIARIES
acquire leasehold and sub-leasehold interests in approximately 3,900 communications towers from affiliates of SBC Communications. This amendment provides for the number of towers to be subleased to be reduced by 300 and for the sublease date on at least 850 towers to be postponed to 2003 and January 2004. In exchange for these modifications, the Company paid a contract amendment fee of $35.0 million that has been included in the restructuring charge in 2001.

     The following table displays activity related to the accrued restructuring liability. Such liability is reflected in accrued and other expenses in the accompanying condensed consolidated balance sheets.

                                                           LIABILITY                                    LIABILITY
                                                              AS OF         ADDITIONAL                     AS OF
                                                          DECEMBER 31,    RESTRUCTURING      CASH      DECEMBER 31,
                                                              2001           CHARGES       PAYMENTS        2002
                                                          ------------    --------------  ----------   ------------
                                                                              (IN THOUSANDS)
Accrued restructuring liabilities:
Employee severance.................................       $    2,431      $    4,667      $ (3,882)    $    3,216
Lease termination and office closing costs.........            2,419           3,245        (2,103)         3,561
                                                          ------------    --------------  ----------   ------------
   Total...........................................       $    4,850      $    7,912      $ (5,985)    $    6,777
                                                          ============    ==============  ==========   ============

13.  BUSINESS SEGMENTS

     Prior to its decision to sell its network services division, the Company operated in two business segments: site leasing and network services. As a result of the decision to sell network services, the Company has changed its internal organization so that it now operates in two different business segments: wireless and broadcast. Prior period information has been restated to conform to the current organization. The wireless segment provides for leasing and subleasing of antenna sites on multi-tenant towers for a diverse range of wireless communication services. The broadcast segment offers leasing and subleasing of antenna sites for broadcast communication services and a broad range of broadcast development services, including broadcast tower design and construction and antenna installation.

     In evaluating financial performance, management focuses on operating profit
(loss), excluding depreciation and amortization and restructuring and non-recurring charges. This measure of operating profit (loss) is also before interest income, interest expense, other income (expense) and income taxes. All reported segment revenues are generated from external customers, as intersegment revenues are not significant.

     Summarized financial information concerning each reportable segment is shown in the following table. The "Other" column represents amounts excluded from specific segments, such as income taxes, corporate general and administrative expenses, depreciation and amortization, restructuring and non-recurring charges and interest. In addition, "Other" also includes corporate assets such as cash and cash equivalents, certain tangible and intangible assets and income tax accounts that have not been allocated to a specific segment.

                                                            WIRELESS      BROADCAST        OTHER          TOTAL
                                                           ----------    ----------     ----------     ----------
                                                                               (IN THOUSANDS)
Year ended December 31, 2002 Revenues...............       $  261,189    $   48,145     $       --     $  309,334
Loss from continuing operations before income taxes.          132,890        17,147       (487,883)      (337,846)
Assets..............................................        2,195,775       174,902        207,779      2,578,456
Goodwill............................................           60,626            --             --         60,626
Additions to property and equipment.................           52,020        14,395          7,816         74,231
Year ended December 31, 2001 Revenues...............       $  210,187    $   49,638     $       --     $  259,825
Loss from continuing operations before income taxes.           87,820        10,215       (758,107)      (660,072)
Assets..............................................        2,354,985       175,386        673,054      3,203,425

                       SPECTRASITE, INC. AND SUBSIDIARIES

                                                                WIRELESS      BROADCAST        OTHER          TOTAL
                                                               ----------    ----------     ----------     ----------
                                                                                     (IN THOUSANDS)
Goodwill................................................          102,976       122,445        211,929        437,350
Additions to property and equipment.....................          966,087        54,775         77,782      1,098,644
Year ended December 31, 2000 Revenues...................       $  112,730    $   42,339     $       --     $  155,069
Loss from continuing operations before income taxes.....           44,414         5,972       (213,001)      (162,615)
Assets..................................................        1,502,258       116,074      1,435,773      3,054,105
Goodwill................................................          150,855       132,925        221,821        505,601
Additions to property and equipment.....................          700,877        97,180         27,230        825,287

     Net revenues were located in geographic areas as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                         2000             2001             2002
                                                                     ----------       ----------       ----------
                                                                                   (IN THOUSANDS)
United States................................................        $  154,246       $  258,549       $  308,675
Canada.......................................................               823            1,139              659
Mexico.......................................................                --              137               --
                                                                     ----------       ----------       ----------
Consolidated net revenues....................................        $  155,069       $  259,825       $  309,334
                                                                     ==========       ==========       ==========

     Long-lived assets were located in geographic areas as follows:

                                                                                     YEAR ENDED DECEMBER 31,
                                                                              ----------------------------------
                                                                                     2001                 2002
                                                                              -------------        -------------
                                                                                        (IN THOUSANDS)
United States.........................................................        $   3,011,744        $   2,452,569
Canada................................................................                2,944                3,003
                                                                              -------------        -------------
Consolidated long-lived assets........................................        $   3,014,688        $   2,455,572
                                                                              =============        =============

14.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the years ended December 31, 2001 and 2002 is as follows:

                                                                           THREE MONTHS ENDED
                                                         ----------------------------------------------------------
                                                           MARCH 31       JUNE 30      SEPTEMBER 30     DECEMBER 31
                                                         ----------     ----------     ------------    ------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
2002
Revenues..........................................       $   72,404     $   75,869     $   79,340      $   81,721
Operating loss before restructuring and                     (18,629)       (21,922)       (16,167)        (11,619)
   non-recurring charges(1).......................
Restructuring and non-recurring charges...........               --        (28,570)            --              --
Income (loss) from discontinued operations........            2,012         (4,797)       (51,147)         (5,320)
Net loss(2).......................................         (452,531)      (127,568)      (134,592)        (60,293)
Net loss per common share, basic and diluted......       $   (3.03)     $   (0.83)     $   (0.87)      $   (0.39)
2001
Revenues..........................................       $   55,312     $   65,199     $   66,590      $   72,724
Operating loss before restructuring and                     (19,745)       (24,169)       (25,914)        (29,272)
   non-recurring charges(1).......................
Restructuring and non-recurring charges...........               --        (72,323)            --         (70,276)
Income from discontinued operations...............            1,216            499          3,073           1,070
Net loss..........................................          (63,898)      (187,033)      (241,140)       (162,698)
Net loss per common share, basic and diluted......       $    (0.44)    $    (1.24)    $    (1.59)     $    (1.06)

                       SPECTRASITE, INC. AND SUBSIDIARIES

---------------
(1) Represents revenues less operating expenses excluding restructuring and non-recurring charges.

(2) Includes a charge in the quarter ended March 31, 2002 of $376,753, or $2.45 per share, for the cumulative effect of a change in accounting for goodwill related to the adoption of SFAS 142.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     AT MARCH 31, 2003 AND DECEMBER 31, 2002

                                                                              REORGANIZED          PREDECESSOR
                                                                                COMPANY              COMPANY
                                                                            MARCH 31, 2003      DECEMBER 31, 2002
                                                                            --------------      -----------------
                                                                                   (DOLLARS IN THOUSANDS)
                                                                                         (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents.......................................          $      87,904        $      80,961
   Accounts receivable, net of allowance of $10,109 and $11,431,                     8,647               15,180
        respectively...............................................
   Costs and estimated earnings in excess of billings..............                  3,184                2,169
   Inventories.....................................................                  7,696                7,878
   Prepaid expenses and other......................................                 15,468               16,696
                                                                            --------------      -----------------
      Total current assets.........................................                122,899              122,884
Property and equipment, net..........................................            1,252,260            2,292,945
Goodwill, net........................................................                   --               60,626
Other assets.........................................................              222,328              102,001
                                                                            --------------      -----------------
      Total assets.................................................          $   1,597,487        $   2,578,456
                                                                            ==============      =================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable................................................          $      20,420        $      13,029
   Accrued and other expenses......................................                103,556               66,280
   Billings in excess of costs and estimated earnings..............                    502                  703
   Current portion of credit facility..............................                     --                2,244
                                                                            --------------      -----------------
   Total current liabilities.......................................                124,478               82,256
                                                                            --------------      -----------------
   Long-term portion of credit facility............................                706,955              780,711
   Other long-term liabilities.....................................                 81,888               27,330
                                                                            --------------      -----------------
      Total long-term liabilities..................................                788,843              808,041
                                                                            --------------      -----------------
Liabilities subject to compromise (Note 2)...........................                   --            1,763,286
                                                                            --------------      -----------------
Shareholders' equity (deficit):
   Common stock, $0.001 par value, 300,000,000 shares authorized,                       --                  154
        154,013,917 issued and outstanding at December 31, 2002....
   Common stock, $0.01 par value, 250,000,000 shares authorized,                       236                   --
        23,587,085 issued and outstanding at March 31, 2003........
   Additional paid-in-capital......................................                685,494            1,624,939
   Accumulated other comprehensive income (loss)...................                    128                 (355)
   Accumulated deficit.............................................                 (1,692)          (1,699,865)
                                                                            --------------      -----------------
      Total shareholders' equity (deficit).........................                684,166              (75,127)
                                                                            --------------      -----------------
      Total liabilities and shareholders' equity (deficit).........          $   1,597,487        $   2,578,456
                                                                            ==============      =================

                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
   Site leasing................................................         $   51,069     $   25,556      $   65,952
   Broadcast services..........................................              3,575          1,237           6,452
                                                                     --------------    -----------   --------------
      Total revenues...........................................             54,644         26,793          72,404
                                                                     --------------    -----------   --------------
Operating Expenses:
   Costs of operations, excluding depreciation, amortization
        and accretion expense:
      Site leasing.............................................             17,060          8,840          25,505
      Broadcast services.......................................              2,889          1,492           5,370
   Selling, general and administrative expenses................              8,686          4,280          15,520
   Depreciation, amortization and accretion expenses...........             16,826         16,075          44,638
                                                                     --------------    -----------   --------------
         Total operating expenses..............................             45,461         30,687          91,033
                                                                     --------------    -----------   --------------
Operating income (loss)........................................              9,183         (3,894)        (18,629)
                                                                     --------------    -----------   --------------
Other income (expense):
   Interest income.............................................                217            137              84
   Interest expense............................................             (9,261)        (4,721)        (58,697)
   Gain on debt discharge......................................                 --      1,034,764              --
   Other expense...............................................             (1,229)          (493)           (387)
                                                                     --------------    -----------   --------------
         Total other income (expense)..........................            (10,273)     1,029,687         (59,000)
                                                                     --------------    -----------   --------------
Income (loss) from continuing operations before income taxes...             (1,090)     1,025,793         (77,629)
Income tax expense.............................................                602              5             161
                                                                     --------------    -----------   --------------
Income (loss) from continuing operations.......................             (1,692)     1,025,788         (77,790)
Reorganization items:
   Adjust accounts to fair value...............................                 --       (644,688)             --
   Professional and other fees.................................                 --        (23,894)             --
                                                                     --------------    -----------   --------------
         Total reorganization items............................                 --       (668,582)             --
                                                                     --------------    -----------   --------------
Income (loss) before discontinued operations...................             (1,692)       357,206         (77,790)
Discontinued operations:
Income from operations of discontinued segment, net of income                   --             --           2,012
   tax expense.................................................      --------------    -----------   --------------
Income (loss) before cumulative effect of change in accounting              (1,692)       357,206         (75,778)
   principle...................................................
Cumulative effect of change in accounting principle............                 --        (12,236)       (376,753)
                                                                     --------------    -----------   --------------
Net income (loss)..............................................         $   (1,692)    $  344,970      $ (452,531)
                                                                     ==============    ===========   ==============
Basic and diluted earnings per share:
   Income (loss) from continuing operations....................         $    (0.07)    $     6.66      $    (0.51)
   Reorganization items........................................                 --          (4.34)          --
   Discontinued operations.....................................                 --          --               0.01
   Cumulative effect of change in accounting...................                 --          (0.08)          (2.45)
                                                                     --------------    -----------   --------------
   Net income (loss)...........................................         $    (0.07)    $     2.24      $    (2.95)
                                                                     ==============    ===========   ==============
Weighted average common shares outstanding (basic and diluted).             23,587        154,014         153,654
                                                                     ==============    ===========   ==============

                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                                 (DOLLARS IN THOUSANDS)
Operating activities
Net income (loss)................................................       $   (1,692)    $  344,970      $ (452,531)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation................................................             13,889         15,609          45,559
   Cumulative effect of change in accounting principle.........                 --         12,236         376,753
   Amortization of intangible assets...........................              2,509            252             516
   Amortization of debt issuance costs.........................                790            425           2,633
   Amortization of asset retirement obligation.................                429            214
   Amortization of senior discount notes.......................                 --             --          29,941
   Writeoff of debt issuance costs.............................              1,614             --              --
   Non-cash compensation charges...............................                 --             --             289
   (Gain) loss on disposal of assets...........................              1,203            (84)             70
   Gain on debt discharge......................................                 --     (1,034,764)             --
   Adjust accounts to fair value...............................                 --        644,688              --
   Equity in net loss of affiliates............................                 --             --             459
   Changes in operating assets and liabilities, net of
        acquisitions:
      Accounts receivable......................................              1,488          5,045          31,003
      Costs and estimated earnings in excess of billings, net..               (944)          (272)         (8,245)
      Inventories..............................................                184             (2)         (1,158)
      Prepaid expenses and other...............................             (1,003)        (2,238)         (1,289)
      Accounts payable.........................................             (6,170)        13,549         (15,177)
      Other liabilities........................................               (370)         6,264          (4,621)
                                                                     --------------    -----------   --------------
        Net cash provided by operating activities................           11,927          5,892           4,202
                                                                     --------------    -----------   --------------
Investing activities
Purchases of property and equipment..............................           (2,255)        (2,737)        (39,018)
Loans to affiliates..............................................               --             --            (750)
Proceeds from the sale of assets.................................           81,128             --              --
                                                                     --------------    -----------   --------------
        Net cash provided by (used in) investing activities......           78,873         (2,737)        (39,768)
                                                                     --------------    -----------   --------------
Financing activities
Proceeds from issuance of common stock, net of issuance costs....               --             --             478
Proceeds from issuance of long-term debt.........................               --             --          90,000
Repayments of debt...............................................          (76,128)       (10,884)           (867)
Debt issuance costs..............................................               --             --             (25)
                                                                     --------------    -----------   --------------
        Net cash provided by (used in) financing activities......          (76,128)       (10,884)         89,586
                                                                     --------------    -----------   --------------
        Net increase (decrease) in cash and cash equivalents.....           14,672         (7,729)         54,020
Cash and cash equivalents at beginning of period.................           73,232         80,961          31,547
                                                                     --------------    -----------   --------------
Cash and cash equivalents at end of period.......................       $   87,904     $   73,232      $   85,567
                                                                     ==============    ===========   ==============

                             See accompanying notes.

                                                                                       PREDECESSOR
                                                                      REORGANIZED      COMPANY ONE     PREDECESSOR
                                                                      COMPANY TWO      MONTH ENDED    COMPANY THREE
                                                                      MONTHS ENDED     JANUARY 31,    MONTHS ENDED
                                                                     MARCH 31, 2003       2003       MARCH 31, 2002
                                                                     --------------    -----------   --------------
                                                                                 (DOLLARS IN THOUSANDS)
Supplemental disclosures of cash flow information:
Cash paid during the period for interest.........................       $    3,263     $    4,265      $   23,718
Cash paid during the period for income taxes.....................              602              5             685
Supplemental disclosures of noncash investing and financing
   activities:

Common stock issued for deposits.................................       $       --     $      408      $       --
Common stock issued for property and equipment...................               --             --           1,678
Capital lease obligations incurred for the purchase of property
   and equipment.................................................               68             --           4,357

                             See accompanying notes.

                       SPECTRASITE, INC. AND SUBSIDIARIES

       NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

     SpectraSite, Inc. ("SpectraSite"), formerly known as SpectraSite Holdings, Inc., and its wholly owned subsidiaries (collectively referred to as the "Company") are principally engaged in providing services to companies operating in the telecommunications and broadcast industries, including leasing antenna sites on multi-tenant towers, the leasing of distributed antenna systems within buildings, managing rooftop telecommunications access on commercial real estate and designing, constructing, modifying and maintaining broadcast towers in the United States.

   BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of SpectraSite and its subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company adopted "fresh start" accounting as of January 31, 2003 and the Company's emergence from chapter 11 resulted in a new reporting entity. Under "fresh start" accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "Predecessor Company" and the periods subsequent to January 31, 2003 have been designated "Reorganized Company." As a result of the implementation of fresh start accounting, the financial statements of the Company after the effective date are not comparable to the Company's financial statements for prior periods.

   USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

   REVENUE RECOGNITION

     Site leasing revenues are recognized when earned based on lease agreements. Rental increases based on fixed escalation clauses that are included in certain lease agreements are recognized on a straight-line basis over the term of the lease. Broadcast service revenues related to construction activities are derived from service contracts with customers that provide for billing on a time and materials or fixed price basis. For the time and materials contracts, revenues are recognized as services are performed. For fixed price contracts, revenues are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date compared to estimated total contract costs. Costs and estimated earnings in excess of billings on uncompleted contracts represent revenues recognized in excess of amounts billed. Billings in excess of costs and estimated earnings on uncompleted contracts represent billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

     The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where a specific customer's ability to meet its financial obligations to us is in question, the Company records a specific allowance against amounts due to reduce the net recognized receivable from that customer to the amount it reasonably believes will be collected. For all other customers, the Company reserves a percentage of the

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


remaining outstanding accounts receivable balance based on a review of the aging of customer balances, industry experience and the current economic environment. The allowance for uncollectible accounts, computed based on the above methodology, was $11.4 million and $10.1 million as of December 31, 2002 and March 31, 2003, respectively.

   SIGNIFICANT CUSTOMERS

     The Company's customer base consists of businesses operating in the wireless telecommunications and broadcast industries, primarily in the United States. The Company's exposure to credit risk consists primarily of unsecured accounts receivable from these customers.

     One customer, which was a significant shareholder of the Predecessor Company's common stock, accounted for 31%, 28% and 29% of revenues in the three months ended March 31, 2002, the one month ended January 31, 2003 and the two months ended March 31, 2003, respectively. In addition, another customer, which is an affiliate of a former significant shareholder of the Predecessor Company's common stock, accounted for 20%, 22% and 19% of the Company's revenues in the three months ended March 31, 2002, the one month ended January 31, 2003 and the two months ended March 31, 2003, respectively. This customer also accounted for 21% and 14% of accounts receivable at December 31, 2002 and March 31, 2003, respectively.

   PROPERTY AND EQUIPMENT

     Property and equipment built, purchased or leased under long-term leasehold agreements are recorded at cost and depreciated over their estimated useful lives. The Company capitalizes costs incurred in bringing property and equipment to an operational state. Costs clearly associated with the acquisition, development and construction of property and equipment are capitalized as a cost of the assets. Indirect costs that relate to several assets are capitalized and allocated to the assets to which the costs relate. Indirect costs that do not clearly relate to projects under development or construction are charged to expense as incurred. Depreciation on property and equipment excluding towers is computed using the straight-line method over the estimated useful lives of the assets ranging from three to fifteen years. Depreciation on towers is computed using the straight-line method over the estimated useful lives of 15 years for wireless towers and 30 years for broadcast towers. Amortization of assets recorded under capital leases is included in depreciation.

   GOODWILL

     The excess of the purchase price over the fair value of net assets acquired in purchase business combinations has been recorded as goodwill. Goodwill is evaluated for impairment on an annual basis or as impairment indicators are identified, in accordance with Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. On an ongoing basis, the Company assesses the recoverability of goodwill by determining the ability of the specific assets acquired to generate future cash flows sufficient to recover the unamortized goodwill over the remaining useful life. The Company estimates future cash flows based on the current performance of the acquired assets and our business plan for those assets. Changes in business conditions, major customers or other factors could result in changes in those estimates. Goodwill determined to be unrecoverable based on future cash flows is written-off in the period in which such determination is made.

     On January 1, 2002, the Company performed the first of the required impairment tests of goodwill by comparing the fair value of each of our reporting units with its carrying value. Fair value was determined using a discounted cash flow methodology. Based on our impairment tests, we recognized an adjustment of $376.8 million, or $2.45 per share, to reduce the carrying value of goodwill in our wireless services, broadcast tower, broadcast services and building units to its implied value. In accordance with SFAS 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in our first quarter

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


2002 statement of operations. In connection with the Company's adoption of fresh start accounting on January 31, 2003, impairment tests of goodwill were performed. As a result, the remaining $60.6 million of goodwill related to our wireless tower unit was written off. This charge is included in Reorganization items in the consolidated financial statements.

   CUSTOMER CONTRACTS

     Upon completion of the Company's reorganization and the implementation of fresh start accounting, the Company recorded intangible assets relating to the fair value of customer contracts in the amount of $190.9 million as of January 31, 2003. These contracts are amortized over the lesser of the remaining life of the lease contract or the remaining life of the related tower asset, not to exceed 15 years for wireless towers and 30 years for broadcast towers. Customer contracts, less accumulated amortization, were $188.7 million as of March 31, 2003 and are classified as other assets in the unaudited condensed consolidated financial statements.

   DERIVATIVE FINANCIAL INSTRUMENTS

     The Company accounts for derivative financial instruments in accordance with Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"), as amended by Statement of Financial Accounting Standards No. 138, ACCOUNTING FOR CERTAIN INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES ("SFAS 138") and as further amended by Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The Company records derivative financial instruments in the consolidated financial statements at fair value. Changes in the fair values of derivative financial instruments are either recognized in earnings or in shareholders' equity as a component of other comprehensive income depending on whether the derivative financial instrument qualifies for hedge accounting as defined by SFAS 133. Changes in fair values of derivatives not qualifying for hedge accounting are reported in earnings as they occur.

     In February 2003, the Company entered into an interest rate cap agreement in order to limit exposure to fluctuations in interest rates on its variable rate credit facility. This transaction is designated as a fair value hedge. Accordingly, gains and losses from the change in the fair value of this instrument are recognized in other income and expense. As of March 31, 2003, the carrying amount and fair value of this instrument was $0.8 million and is included in Other Assets in the unaudited condensed consolidated financial statements.

   RESTRUCTURING AND NON-RECURRING CHARGES

     The following table displays activity related to the accrued restructuring liability. Such liability is reflected in accrued and other expenses in the accompanying condensed consolidated balance sheets.

                                                  LIABILITY AS    CASH PAYMENTS     CASH PAYMENTS
                                                       OF          FOR THE ONE       FOR THE TWO     LIABILITY AS
                                                  DECEMBER 31,     MONTH ENDED      MONTHS ENDED     OF MARCH 31,
                                                      2002       JANUARY 31, 2003  MARCH 31, 2003        2003
                                                  ------------   ----------------  --------------    ------------
                                                                           (IN THOUSANDS)
Accrued restructuring liabilities:
Employee severance..........................      $     3,216     $      (182)      $      (375)     $     2,659
Lease termination and office closing costs..            3,561            (421)             (267)           2,873
                                                  ------------   ----------------  --------------    ------------
Total.......................................      $     6,777     $      (603)      $      (642)     $     5,532
                                                  ===========    ================  ==============    ============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


   INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

   EARNINGS PER SHARE

     Basic and diluted earnings (loss) per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share." During the three months ended March 31, 2002 and the one month ended January 31, 2003, the Company had potential common stock equivalents related to its convertible notes, warrants and outstanding stock options. Upon completion of the Company's reorganization, the convertible notes were exchanged for shares of common stock, par value $0.01 per share ("New Common Stock") and all outstanding warrants and stock options were cancelled. These potential common stock equivalents were not included in diluted earnings (loss) per share for the three months ended March 31, 2002 and the one month ended January 31, 2003 because the effect would have been antidilutive. Accordingly, basic and diluted net income
(loss) per share are the same for the three months ended March 31, 2002 and for the one month ended January 31, 2003.

     As discussed in Note 2, under the Plan of Reorganization, the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of February 10, 2003 (the "Old Common Stock") received new warrants which were immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share. In addition, on February 10, 2003, the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. Approximately 2.7 million options to purchase new common stock were granted under this plan in March 2003. During the two months ended March 31, 2003, the Company had potential common stock equivalents related to its new warrants and outstanding stock options on New Common Stock. These potential common stock equivalents were not included in diluted earnings (loss) per share for the two months ended March 31, 2003 because the effect would have been antidilutive. Accordingly, basic and diluted net loss per share are the same for the two months ended March 31, 2003.

   COMPREHENSIVE INCOME (LOSS)

     Other comprehensive income (loss) consists of foreign currency translation adjustments and unrealized holding gains (losses) as follows (in thousands):

                                                                   REORGANIZED
                                                                     COMPANY             PREDECESSOR COMPANY
                                                                 ---------------    ------------------------------
                                                                                     ONE MONTH
                                                                   TWO MONTHS          ENDED         THREE MONTHS
                                                                      ENDED         JANUARY 31,    ENDED MARCH 31,
                                                                 MARCH 31, 2003        2003              2002
                                                                 ---------------    -------------  ---------------
Reported net income (loss)..................................        $    (1,692)     $   344,970      $  (452,531)
Foreign currency translation adjustment.....................                 (5)            (129)               6
Unrealized holding gains (losses) arising during the period.                133             (200)         (16,675)
                                                                 ---------------    -------------  ---------------
Comprehensive income (loss).................................        $    (1,564)     $  (344,641)     $  (469,200)
                                                                 ===============    =============  ===============

   CONTINGENCIES

     The Company is involved in certain legal actions arising in the normal course of business. In the opinion of management, based on a review of such legal proceedings, the ultimate outcome of these actions will not have a material effect on the consolidated financial statements.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


   RECLASSIFICATIONS

     Certain reclassifications have been made to the 2002 condensed consolidated financial statements to conform to the 2003 presentation. These reclassifications had no effect on previously reported net loss or shareholders' equity (deficit).

   UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-K. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments for the Predecessor Company for the three months ended March 31, 2002 and normal recurring adjustments and fresh start accounting adjustments for the Predecessor and Reorganized Companies for the three months ended March 31,
2003), which are, in the opinion of management, necessary for a fair presentation of results for interim periods. As a result of the implementation of fresh start accounting as of January 31, 2003, the financial statements after that date are not comparable to the financial statements for prior periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year.

2.   PLAN OF REORGANIZATION

     On November 15, 2002 (the "Petition Date"), SpectraSite filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division (the "Bankruptcy Court"). On November 18, 2002, SpectraSite filed a Proposed Plan of Reorganization and a Proposed Disclosure Statement with the Bankruptcy Court. A plan confirmation hearing was held on January 28, 2003 and the Proposed Plan of Reorganization, as modified on that date (the "Plan"), was confirmed by the Bankruptcy Court. All conditions precedent to the effectiveness of the Plan were met by February 10, 2003 (the "Effective Date"), thereby allowing SpectraSite to emerge from bankruptcy.

     The Plan provided that, among other things, (i) in exchange for their notes, the holders of the 12 1/2% Senior Notes due 2010, the 6 3/4% Senior Convertible Notes due 2010, the 10 3/4% Senior Notes due 2010, the 11 1/4% Senior Discount Notes due 2009, the 12 7/8% Senior Discount Notes due 2010 and the 12% Senior Discount Notes due 2008 received their pro rata share of 23.75 million shares of common stock, par value $0.01 per share ("New Common Stock");
(ii) the holders of 166,158,298 shares of common stock, par value $0.001 per share, outstanding as of the Effective Date (the "Old Common Stock") received warrants immediately exercisable into 1.25 million shares of New Common Stock at a price of $32.00 per share; and (iii) all other equity interests at the Effective Date, including outstanding warrants and options, were cancelled.

     The consolidated financial statements as of December 31, 2002 include adjustments and reclassifications to reflect affected liabilities as "Liabilities Subject to Compromise." These liabilities were settled in accordance with the Plan. The liabilities subject to compromise as of December 31, 2002 were as follows (in thousands):

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


10 3/4% Senior Notes Due 2010...................................   $    200,000
12 1/2% Senior Notes Due 2010...................................        200,000
6 3/4% Senior Convertible Notes Due 2010........................        200,000
12% Senior Discount Notes Due 2008, net of discount.............        208,479
11 1/4% Senior Discount Notes Due 2009, net of discount.........        502,644
12 7/8% Senior Discount Notes Due 2010, net of discount.........        418,580
Accrued interest................................................         33,583
                                                                   ------------
Total liabilities subject to compromise.........................   $  1,763,286
                                                                   ============

     SpectraSite incurred costs directly associated with the chapter 11 proceedings of $23.9 million in the one month ended January 31, 2003. These costs are included in reorganization expense in the unaudited condensed consolidated statement of operations.

     In accordance with AICPA Statement of Position 90-7 FINANCIAL REPORTING BY ENTITIES IN REORGANIZATION UNDER THE BANKRUPTCY CODE ("SOP 90-7"), the Company adopted "fresh start" accounting as of January 31, 2003 and the Company's emergence from bankruptcy resulted in a new reporting entity. Under fresh start accounting, the reorganization value of the entity is allocated to the entity's assets based on fair values, and liabilities are stated at the present value of amounts to be paid determined at appropriate current interest rates. The net effect of all fresh start accounting adjustments resulted in a charge of $644.7 million, which is reflected in the unaudited condensed consolidated statement of operations for the one month ended January 31, 2003. The effective date is considered to be the close of business on January 31, 2003 for financial reporting purposes. The periods presented prior to January 31, 2003 have been designated "Predecessor Company" and the periods subsequent to January 31, 2003 have been designated "Reorganized Company." As a result of the implementation of fresh start accounting, the financial statements of the Company after January 31, 2003 are not comparable to the Company's financial statements for prior periods.

     The reorganization value used in adopting fresh start accounting was $685.7 million based on the fair market value of the senior notes, senior discount notes and senior convertible notes at the Effective Date, the date these instruments were exchanged for New Common Stock and the value of warrants issued on that date based on the Black-Scholes option pricing model. The reorganization and the adoption of fresh start accounting resulted in the following adjustments to the Company's Unaudited Condensed Consolidated Balance Sheet as of January 31, 2003:

                                                      PREDECESSOR                                        REORGANIZED
                                                        COMPANY       REORGANIZATION                       COMPANY
                                                      JANUARY 31,    AND FRESH START                     JANUARY 31,
                                                         2003          ADJUSTMENTS         REF              2003
                                                      -----------    ----------------   -----------     -------------
                                                                            (IN THOUSANDS)
ASSETS
Current assets:
   Cash and cash equivalents....................       $   73,442      $        (210)        (1)        $     73,232
   Accounts receivable..........................           10,134                 --                          10,134
   Costs and estimated earnings in excess of
        billings................................            2,198                 --                           2,198
   Inventories..................................            7,880                 --                           7,880
   Prepaid expenses and other...................           17,903               (531)        (2)              17,372
      Total current assets......................          111,557               (741)                        110,816
Property and equipment, net.....................        2,303,368           (957,210)        (3)           1,346,158
Goodwill, net...................................           60,626            (60,626)        (2)                  --
Other assets....................................          102,024            122,181         (2),(4)         224,205
                                                      -----------    ----------------                   -------------
      Total assets..............................       $2,577,575      $    (896,396)                   $  1,681,179
                                                      ===========    ================                   =============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


                                                      PREDECESSOR                                     REORGANIZED
                                                        COMPANY       REORGANIZATION                    COMPANY
                                                      JANUARY 31,    AND FRESH START                  JANUARY 31,
                                                         2003          ADJUSTMENTS         REF           2003
                                                      -----------    ----------------   -----------  -------------
                                                                            (IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable.............................       $   10,407      $      16,184         (1)     $     26,591
   Accrued and other expenses...................           65,039             38,047         (5)          103,086
   Billings in excess of costs and estimated
        earnings................................              458                 --                          458
   Current portion of credit facility...........            2,244                 --                        2,244
                                                      -----------    ----------------                -------------
      Total current liabilities.................           78,148             54,231                      132,379
                                                      -----------    ----------------                -------------
Long-term portion of credit facility............          780,711                 --                      780,711
Other long-term liabilities.....................           52,108             30,251         (5)           82,359
                                                      -----------    ----------------                -------------
      Total long-term liabilities...............          832,819             30,251                      863,070
                                                      -----------    ----------------                -------------
Liabilities subject to compromise...............        1,763,286         (1,763,286)        (4)               --
                                                      -----------    ----------------                -------------
Shareholders' equity (deficit):
   Common stock, $0.001 par value,
        300,000,000 shares authorized
        154,013,917 issued and outstanding
        actual at January 31, 2003
        (Predecessor Company); $0.01 par
        value, 250,000,000 shares authorized
        23,587,085 issued and outstanding at
        January 31, 2003 (Reorganized Company)                154                 82         (4)              236
Additional paid-in-capital and warrants.........         1,624,93           (939,445)        (4)          685,494
Accumulated other comprehensive income..........             (684)               684         (6)               --
Accumulated deficit.............................       (1,721,087)         1,721,087         (6)               --
                                                      -----------    ----------------                -------------
      Total shareholders' equity (deficit)......          (96,678)           782,408                      685,730
                                                      -----------    ----------------                -------------
      Total liabilities and shareholders'
          equity (deficit)......................       $2,577,575      $    (896,396)                $  1,681,179
                                                      ===========    ================                =============

     References:

(1) To reflect cash requirements for reorganization costs paid in January 2003 and accrual for remaining reorganization costs.

(2) To record prepaid expenses and other, goodwill, and other assets at fair value.

(3)  To record property and equipment at fair value.

(4) To reflect the discharge of the Senior Notes, Senior Discount Notes and Senior Convertible Notes including the related debt issuance costs included in other assets; the cancellation of Old Common Stock and warrants; and the issuance of the New Common Stock and warrants.

(5)  To record liabilities associated with unfavorable contracts at fair value.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


(6) To reflect the elimination of the accumulated other comprehensive income and accumulated deficit as of January 31, 2003.

3.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                      REORGANIZED COMPANY    PREDECESSOR COMPANY
                                        MARCH 31, 2003        DECEMBER 31, 2002
                                      -------------------    -------------------
                                                    (IN THOUSANDS)
Towers..............................    $   1,195,977          $   2,548,712
Equipment...........................           15,027                 39,181
Land................................           16,200                 18,081
Buildings...........................           26,914                 32,219
Other...............................            4,625                 38,217
                                      -------------------    -------------------
                                            1,258,743              2,676,410
Less accumulated depreciation.......          (13,880)              (401,467)
                                      -------------------    -------------------
                                            1,244,863              2,274,943
Construction in progress............            7,397                 18,002
                                      -------------------    -------------------
Property and equipment, net.........    $   1,252,260          $   2,292,945
                                      ===================    ===================

4.   RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, FASB issued Statement of Financial Accounting Standards No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143"). SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company adopted SFAS 143 on January 1, 2003 in connection with certain ground leases which require removal of the tower upon expiration. Application of the new rules resulted in an increase in net property, plant and equipment of $23.2 million, recognition of an asset retirement obligation of $35.4 million, and a cumulative effect of change in accounting principle of $12.2 million. The following table displays activity related to the asset retirement obligation:

                                             LIABILITY AS                     REVISIONS IN     LIABILITY AS
                                             OF JANUARY 1,     ACCRETION     ESTIMATED CASH    OF MARCH 31,
                                                 2003           EXPENSE           FLOWS            2003
                                             -------------    -----------    --------------   -------------
                                                                     (IN THOUSANDS)
Asset retirement obligation..............      $  35,442        $     643       $      (8)       $  36,077
                                             =============    ===========    ==============   =============

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


     Pro forma results of operations for the three months ended March 31, 2002 had we adopted SFAS 143 on January 1, 2002 are as follows:

                                                            PREDECESSOR COMPANY
                                                            THREE MONTHS ENDED
                                                              MARCH 31, 2002
                                                           ---------------------
                                                           (IN THOUSANDS, EXCEPT
                                                             PER SHARE AMOUNTS)
Reported net loss.......................................     $       (452,531)
Additional depreciation of property and equipment.......                 (462)
Accretion of asset retirement obligation................                 (590)
                                                           ---------------------
Adjusted net loss.......................................     $       (453,583)
                                                           =====================
Basic and diluted earnings per share:
Reported net loss per share.............................     $          (2.95)
Additional depreciation of property and equipment.......                   --
Accretion of asset retirement obligation................                   --
                                                           ---------------------
Adjusted net loss per share.............................     $          (2.95)
                                                           =====================

     In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, RESCISSION OF FASB STATEMENT NOS. 4, 44, AND 64, AMENDMENT OF FASB STATEMENT NO. 13 AND TECHNICAL CORRECTIONS ("SFAS 145"). SFAS 145 amends or rescinds a number of authoritative pronouncements, including Statement of Financial Accounting Standards No. 4, REPORTING GAINS AND LOSSES FROM EXTINGUISHMENT OF DEBT ("SFAS 4"). SFAS 4 required that gains and losses from extinguishment of debt included in the determination of net income or loss be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. Upon adoption of SFAS 145, gains and losses from extinguishment of debt will no longer be classified as extraordinary items, but rather will generally be classified as part of other income (expense) on the Company's consolidated statement of operations. The Company adopted the provisions of SFAS 145 on January 1, 2003. The adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"). The statement requires costs associated with exit or disposal activities to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. The requirements of SFAS 146 are effective for exit or disposal activities initiated after January 1, 2003. The Company adopted the provisions of SFAS 146 on January 1, 2003. The adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION, TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements. The transition disclosure requirements of SFAS 148 were effective for fiscal year 2002. The interim and annual disclosure requirements are effective for the first quarter of 2003. The adoption of SFAS 148 did not have a material effect on the Company's financial condition, results of operations or cash flows.

     In April 2003, the FASB issued SFAS No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, as

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


previously amended by SFAS 138. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, with certain exceptions and for hedging relationships designated after June 30, 2003 and should be applied prospectively. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial condition, results of operations, or cash flows.

5.   ACQUISITION ACTIVITIES

     SBC TRANSACTION -- On August 25, 2000, the Company entered into an agreement to acquire leasehold and sub-leasehold interests in approximately 3,900 wireless communications towers from affiliates of SBC Communications (collectively, "SBC") in exchange for $982.7 million in cash and $325.0 million in common stock. Under the agreement, and assuming the sublease of all 3,900 towers, the stock portion of the consideration was initially approximately 14.3 million shares valued at $22.74 per share. The stock consideration was subject to an adjustment payment to the extent the average closing price of SpectraSite's common stock during the 60-day period immediately preceding December 14, 2003 (the third anniversary of the initial closing) decreased from $22.74 down to a floor of $12.96. The adjustment payment would be accelerated if there were a change of control of SpectraSite or upon the occurrence of certain specified liquidity events. In any case, the adjustment payment was payable, at the Company's option, in the form of cash or shares of common stock. The maximum amount potentially payable to satisfy the adjustment payment was approximately
10.8 million shares of common stock or $139.8 million in cash. The Company and SBC entered into a Lease and Sublease Agreement pursuant to which the Company manages, maintains and leases available space on the SBC towers and has the right to co-locate tenants on the towers. The average term of the sublease for all sites at the inception of the agreement was approximately 27 years, assuming renewals or extensions of the underlying ground leases for the sites. SBC is an anchor tenant on all of the towers and pays a monthly fee per tower of $1,544, subject to an annual adjustment. In addition, the Company had agreed to build towers for Cingular, an affiliate of SBC, through 2005 under an exclusive build-to-suit agreement, but this agreement was terminated on May 15, 2002.

     Subject to the conditions described in the sublease, SBC also has the right to substitute other available space on the tower for the reserved space, and a right of first refusal as to available space that the Company intends to sublease to a third party. For the first 300 times SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the lesser of the rent that would have been charged to the proposed third-party and a rent that is proportional to the monthly fee under the sublease. After the first 300 times that SBC exercises its right of first refusal, SBC is required to pay the Company rent for the applicable space equal to the rent that would have been charged to the third-party.

     The Company will have the option to purchase the sites subject to the sublease upon the expiration of the sublease as to those sites. The purchase price for each site will be a fixed amount stated in the sublease for that site plus the fair market value of certain alterations made to the related tower by SBC. The aggregate purchase option price for the towers subleased to date was approximately $190.1 million as of March 31, 2003 and will accrete at a rate of 10% per year to the applicable expiration of the sublease of a site. In the event that the Company purchases such sites, SBC shall have the right to continue to lease the reserved space for successive one year terms at a rent equal to the lesser of the agreed upon market rate and the then current monthly fee, which monthly fee shall be subject to an annual increase based on changes in the consumer price index.

     On November 14, 2001, the Company completed an amendment to the SBC acquisition agreements. This amendment reduced the maximum number of towers that the Company is committed to lease or sublease by 300 towers, from 3,900 in the original agreement to 3,600 towers in the agreement as amended. In addition, pursuant to the amendment, the Company receives all new co-location revenue on the towers remaining to be subleased after February 25, 2002. As consideration for entering into the amendment, the Company paid SBC a fee of $35.0 million

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


that was expensed. On November 14, 2002, the Company completed a further amendment to the SBC acquisition agreements. This amendment further reduced the maximum number of towers that the Company is committed to lease or sublease by 294 towers, from 3,600 in the amended agreement to 3,306 towers in the agreement as further amended. In addition, on February 10, 2003, in connection with the Plan of Reorganization, the Company sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million and paid SBC a fee of $7.5 million related to the 294 reduction in the maximum number of towers that it is committed to lease or sublease. This fee is included in Reorganization Items -- Professional and Other Fees in the Condensed Consolidated Financial Statements. Because these 545 towers were adjusted to fair value as part of fresh start accounting, no gain or loss was recognized on the sale. In the one month ended January 31, 2003, revenues and costs of site leasing operations, excluding depreciation, amortization and accretion expense, related to the 545 towers, were $1.2 million and $0.5 million, respectively. In the two months ended March 31, 2003, comparable revenues and costs of site leasing operations, excluding depreciation, amortization and accretion expense, related to the 545 towers, were $0.4 million and $0.2 million, respectively.

     From the initial closing on December 14, 2000 through a closing on February 25, 2002, the Company leased or subleased a total of 2,706 towers under the terms of the amended agreement. The parties agreed to complete the lease or sublease of the remaining 600 towers during the period beginning May 2003 and ending August 2004. The total purchase price for the 600 towers is expected to be approximately $156 million.

     In the quarter ended March 31, 2002, the Company subleased 41 towers, for which it paid $10.1 million in cash and issued 146,569 shares of common stock valued at $1.7 million. The Company did not sublease any towers in the quarter ended March 31, 2003.

     As of December 31, 2002, the Company had issued approximately 9.9 million shares of common stock to SBC pursuant to the SBC acquisition agreements. As part of the Plan of Reorganization discussed in Note 2, on February 10, 2003 the Company issued to SBC 12.1 million shares of Old Common Stock in full satisfaction of any obligation to issue SBC further stock or make any further adjustment payment. Of the 12.1 million shares, the Company issued 7.5 million shares of Old Common Stock in connection with the adjustment payment described above and 4.7 million shares of Old Common Stock as an advance payment on the purchase of the remaining 600 towers. All of these shares of Old Common Stock were exchanged for new warrants under the Plan of Reorganization. As a result, at all future closings with SBC, the stock portion of the payment for each site has been paid in full.

6.   FINANCING TRANSACTIONS

     CREDIT FACILITY

     SpectraSite Communications, Inc. ("Communications"), a wholly-owned subsidiary of SpectraSite, is party to an amended and restated credit facility totaling $1.0 billion. The credit facility includes a $300.0 million revolving credit facility, which may be drawn at any time, subject to the satisfaction of certain conditions precedent. The amount available will be reduced (and, if necessary, the amounts outstanding must be repaid) in quarterly installments beginning on June 30, 2004 and ending on June 30, 2007. The credit facility also includes a $301.7 million multiple draw term loan that is fully drawn and which must be repaid in quarterly installments beginning on June 30, 2005 and ending on June 30, 2007 and a $405.3 million term loan that is fully drawn and which must be repaid in quarterly installments beginning on September 30, 2007 and ending on December 31, 2007.

     With the proceeds of the sale of towers to Cingular discussed in Note 5, Communications repaid $31.4 million of the multiple draw term loan and $42.1 million of the term loan on February 11, 2003. In addition, Communications repaid $1.1 million of the multiple draw term loan and $1.4 million of the term loan on February 19, 2003. In connection with these repayments, Communications wrote off $1.6 million in debt issuance costs. This charge is included in interest expense in the unaudited condensed consolidated statement of operations.

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


As of March 31, 2003, Communications has $707.0 million outstanding under the credit facility. The remaining $300.0 million under the credit facility was undrawn. Under the terms of the credit facility, the Company could borrow approximately $191 million under the revolving credit facility as of March 31, 2003 while remaining in compliance with the debt covenants.

     At March 31, 2003, amounts due under the credit facility are as follows:

                                                             MATURITIES
                                                          ----------------
                                                           (IN THOUSANDS)
2003...............................................       $             --
2004...............................................                     --
2005...............................................                 53,010
2006...............................................                124,342
2007...............................................                529,603
Total..............................................       $        706,955
                                                          ================

     Prior to February 10, 2003, the revolving credit loans and the multiple draw term loan bore interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin of 2.50% per annum or the Eurodollar rate plus an applicable margin of 3.75% per annum. After February 10, 2003, the revolving credit loans and the multiple draw term loans bear interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus an applicable margin ranging from 2.00% to 1.00% per annum or the Eurodollar rate plus an applicable margin ranging from 3.25% to 2.25% per annum, depending on Communications' leverage ratio at the end of the preceding fiscal quarter.

     The weighted average interest rate on outstanding borrowings under the credit facility as of December 31, 2002 was 5.94%. Prior to February 10, 2003, the term loan bore interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 3.25% per annum or the Eurodollar rate plus 4.50% per annum. After February 10, 2003, the term loan bears interest, at Communications' option, at either Canadian Imperial Bank of Commerce's base rate plus 2.75% per annum or the Eurodollar rate plus 4.00% per annum.

     Communications is required to pay a commitment fee of between 1.375% and 0.500% per annum in respect of the undrawn portions of the revolving credit facility, depending on the undrawn amount. Communications may be required to prepay the credit facility in part upon the occurrence of certain events, such as a sale of assets, the incurrence of certain additional indebtedness, certain changes to the SBC transaction or the generation of excess cash flow.

     SpectraSite and each of Communications' domestic subsidiaries have guaranteed the obligations under the credit facility. The credit facility is further secured by substantially all the tangible and intangible assets of Communications and its domestic subsidiaries, a pledge of all of the capital stock of Communications and its domestic subsidiaries and 66% of the capital stock of Communications' foreign subsidiaries. The credit facility contains a number of covenants that, among other things, restrict Communications' ability to incur additional indebtedness; create liens on assets; make investments or acquisitions or engage in mergers or consolidations; dispose of assets; enter into new lines of business; engage in certain transactions with affiliates; and pay dividends or make capital distributions. In addition, the credit facility requires compliance with certain financial covenants, including a requirement that Communications and its subsidiaries, on a consolidated basis, maintain a maximum ratio of total debt to annualized EBITDA, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

     The agent banks under the Company's credit facility have advised the Company that they have approved a proposed amendment to the facility that will, among other things, reduce our unused $300 million commitment

                       SPECTRASITE, INC. AND SUBSIDIARIES

                  NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)


under our revolving credit facility by $100 million in exchange for increasing the ratios in our leverage covenant in certain future periods.

7.   STOCK OPTIONS

     The Company accounts for stock based employee compensation under APB Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and has not adopted the fair value method of accounting for stock based employee compensation. During 1997, the Company adopted a stock option plan that provided for the purchase of common stock by key employees, directors, advisors and consultants of the Company. In connection with the Plan of Reorganization discussed in Note 2, all options issued under this plan were cancelled on February 10, 2003. Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net income (loss) and net income (loss) per share for the one month ended January 31, 2003 and the three months ended March 31, 2002 would have been as follows (in thousands):

                                                                            PREDECESSOR ONE       COMPANY THREE
                                                                              MONTH ENDED          MONTHS ENDED
                                                                           JANUARY 31, 2003       MARCH 31, 2002
                                                                           ----------------       --------------
Reported net income (loss)...........................................        $     344,970        $    (452,531)
Non-cash compensation charges included in net income (loss)..........                   --                  289
Stock-based employee compensation cost that would have been included
   in net loss under the fair value method...........................                 (694)              (3,913)
                                                                           ----------------       --------------
Adjusted net income (loss)...........................................        $     344,276        $    (456,155)
                                                                           ================       ==============
Basic and diluted income (loss) per share:
Reported net income (loss)...........................................        $        2.24        $       (2.95)
Non-cash compensation charges included in net income (loss)..........                   --                   --
Stock-based employee compensation cost that would have been included
   in net loss under the fair value method...........................                   --                (0.02)
                                                                           ----------------       --------------
Adjusted net income (loss)...........................................        $        2.24        $       (2.97)
                                                                           ================       ==============

     Also on February 10, 2003, the Company adopted the 2003 Equity Incentive Plan to grant equity based incentives in New Common Stock to employees and directors. In March 2003, the Company granted approximately 2.7 million options to purchase New Common Stock under this plan. Had compensation cost for the Company's stock options to purchase New Common Stock been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss and net loss per share for the two months ended March 31, 2003 would have been as follows (in thousands):

                                                                                              REORGANIZED COMPANY
                                                                                               TWO MONTHS ENDED
                                                                                                MARCH 31, 2003
                                                                                              -------------------
Reported net loss......................................................................        $        (1,692)
Stock-based employee compensation cost that would have been included in net loss under
   the fair value method...............................................................                   (343)
                                                                                              -------------------
Adjusted net loss......................................................................        $        (2,035)
                                                                                              ===================
Basic and diluted loss per share:
Reported net loss......................................................................        $         (0.07)
Stock-based employee compensation cost that would have been included in net loss under
   the fair value method...............................................................                  (0.02)
                                                                                              -------------------
Adjusted net loss......................................................................        $         (0.09)
                                                                                              ===================

8.   DISCONTINUED OPERATIONS

     On December 31, 2002, the Company sold its network services division. Network services revenues for the three months ended March 31, 2002 were $41.8 million. Network services income before taxes for the three months ended March 31, 2002 was $2.1 million. The Company recorded a loss on disposal of the network services division of $47.0 million in 2002. The results of the network services division's operations have been reported separately as discontinued operations in the Statements of Operations. Prior period financial statements have been restated to present the operations of the division as a discontinued operation.

9.   BUSINESS SEGMENTS

     The Company operates in two business segments: wireless and broadcast. The wireless segment provides for leasing and subleasing of antenna sites on multi-tenant towers and distributed antenna systems for a diverse range of wireless communication services. The broadcast segment offers leasing and subleasing of antenna sites for broadcast communication services and a broad range of broadcast development services, including broadcast tower design and construction and antenna installation.

     Summarized financial information concerning the reportable segments as of and for the two months ended March 31, 2003, the one month ended January 31, 2003 and the three months ended March 31, 2002 is shown in the following table. The "Other" column represents amounts excluded from specific segments, such as income taxes, corporate general and administrative expenses, depreciation and amortization, restructuring and other non-recurring charges and interest. In addition, "Other" also includes corporate assets such as cash and cash equivalents, tangible and intangible assets and income tax accounts that have not been allocated to a specific segment. All reported segment revenues are generated from external customers as intersegment revenues are not significant.

                                                                   WIRELESS    BROADCAST     OTHER        TOTAL
                                                                   ----------  ----------  ----------   ----------
                                                                                   (IN THOUSANDS)
TWO MONTHS ENDED MARCH 31, 2003
   (REORGANIZED COMPANY)
Revenues......................................................     $   47,417  $    7,227  $       --   $   54,644
Income (loss) from continuing operations before income taxes..         25,860       3,213     (30,163)      (1,090)
Assets........................................................      1,378,357     110,599     108,531    1,597,487
Additions to property and equipment...........................            972         908         443        2,323
ONE MONTH ENDED JANUARY 31, 2003
   (PREDECESSOR COMPANY)
Revenues......................................................     $   23,843  $    2,950  $       --   $   26,793
Income from continuing operations before income taxes.........         13,069         892   1,011,832    1,025,793
Assets........................................................      1,310,938     177,263      96,206    1,584,407
Additions to property and equipment...........................            124       1,003       1,610        2,737
THREE MONTHS ENDED MARCH 31, 2002
   (PREDECESSOR COMPANY)
Revenues......................................................     $   61,867  $   10,537  $       --   $   72,404
Income (loss) from continuing operations before income taxes..         30,115       2,718    (110,462)     (77,629)
Assets........................................................      2,297,149     200,664     336,219    2,834,032
Goodwill......................................................         60,626          --          --       60,626
Additions to property and equipment...........................         37,313       4,983       2,757       45,053

========================================     ===================================

     No dealer, salesperson or other person is             4,500,000 Shares
authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                                                          SPECTRASITE, INC.

      ---------------------------------------

                                                              Common Stock
                 TABLE OF CONTENTS

                                             PAGE
                                             ----

Prospectus Summary..............................1          --------------------
Risk Factors....................................8
Forward-Looking Statements.....................17           [GRAPHIC OMITTED]
Use of Proceeds................................18          [LOGO - SPECTRASITE]

Price Range of Common Stock....................18          --------------------
Dividend Policy................................18
Capitalization.................................19       GOLDMAN, SACHS & CO.
Selected Consolidated Financial and Other Data.20
Management's Discussion and Analysis of                BEAR, STEARNS & CO. INC.
   Financial Condition and Results of
   Operations..................................23             CITIGROUP
Business.......................................37
Management.....................................45    CREDIT SUISSE FIRST BOSTON
Principal and Selling Stockholders.............51
Certain Relationships and Related Transactions.52          LEHMAN BROTHERS
Description of Capital Stock...................54
Shares Available For Future Sale...............56
Underwriting...................................58
Legal Matters..................................60
Experts........................................60
Where You Can Find More Information............60
Index to Consolidated Financial Statements....F-1

      ---------------------------------------


========================================     ===================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the common stock registered hereby:


SEC registration fee.........................................      $   24,701
NASD fee.....................................................          30,500
Printing expenses............................................               *
Accounting fees and expenses.................................               *
Legal fees and expenses......................................               *
Blue Sky fees and expenses...................................               *
Transfer agent fees and expenses.............................               *
Miscellaneous................................................               *
                                                                   ----------
     TOTAL...................................................               *

------------------------
*    To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         Section 7 of our amended and restated certificate of incorporation provides that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was at any time from and after the effective date of our plan of reorganization, a director or officer of the corporation or, while a director or officer of the corporation, is or was at any time from and after the effective date of our plan of reorganization, serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; PROVIDED, HOWEVER, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by our board of directors.

         Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and
(iv) any transaction from which the director derived an improper personal benefit.

         Section 6 of our amended and restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by section 102 of the DGCL.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We maintain directors' and officers' liability insurance for our officers and directors.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         The following is a summary of transactions by us involving sales of our securities that were not registered under the Securities Act during the last three years preceding the date of this registration statement:

         In April 2000, we issued 680,373 shares of unregistered old common stock, par value $0.001 per share (the "Old Common Stock") to the shareholders of Vertical Properties, Inc. ("VPI") in connection with the acquisition of VPI. The issuance of these securities was exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. All shares of Old Common Stock were cancelled in connection with our Plan of Reorganization.

         In July 2000, we issued 1,373,545 shares of Old Common Stock to Pegasus Communications Corporation in exchange for certain broadcast tower assets. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. All shares of Old Common Stock were cancelled in connection with our Plan or Reorganization.

         In November 2000, in reliance on the exemptions from registration provided by Section 4(2) and Rule 144A of the Securities Act, we issued $200.0 million aggregate principal amount of 6 3/4% Convertible Notes due 2010 (the "Convertible Notes") to qualified institutional buyers. We received proceeds of approximately $193.5 million after placement agents' commission and other fees. The Convertible Notes were cancelled in connection with our Plan of Reorganization.

         In November 2000, we sold 4.0 million shares of Old Common Stock to Trimaran Fund II, L.L.C. and certain other investors participating in the Trimaran investment program, which we refer to as the Trimaran group, for $18.75 per share. The Trimaran group also received warrants to purchase an additional
1.5 million shares at exercise prices ranging from $21.56 to $28.00 per share. The total aggregate consideration that we received for the Old Common Stock and the warrants issued to the Trimaran group was $75.0 million. The issuance of these securities was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act as transactions by an issuer not involving a public offering. All shares of Old Common Stock and the warrants issued to the Trimaran group were cancelled in connection with our Plan of Reorganization.

         In December 2000, in reliance on the exemptions from registration provided by Section 4(2) and Rule 144A of the Securities Act, we issued $200.0 million aggregate principal amount at maturity of 12 1/2% senior notes due 2010 (the "12 1/2% Senior Notes") to qualified institutional buyers. We received proceeds of approximately $190.2 million after original issue discount, placement agents' commission and other fees. The 12 1/2% Senior Notes were cancelled in connection with our Plan of Reorganization.

         From a closing in December 2000 through February 2003, we issued approximately 22 million shares of Old Common Stock and paid approximately $224.6 million in cash to affiliates of SBC Communications in exchange for leasehold and subleasehold interests in an aggregate of 2,760 wireless communications towers. The issuance of these securities was deemed to be exempt from registration under the Securities Act, in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering. All shares of Old Common Stock were cancelled in connection with our Plan or Reorganization.

         In connection with our Plan of Reorganization, we cancelled our former notes, Old Common Stock, restricted stock, stock warrants and stock options. Our Third Amended and Restated Certificate of Incorporation authorizes 250,000,000 shares of common stock.

         The securities issued pursuant to our Plan of Reorganization consist of approximately 23.75 million shares of common stock and 1.25 million warrants. These securities, along with any shares of common stock issuable upon exercise of the warrants, were or will be issued pursuant to the Plan of Reorganization in exchange for previously issued securities without registration under the Securities Act in reliance on the provisions of Section 1145 of the United States Bankruptcy Code.

         In May 2003, in reliance on the exemptions from registration provided by Section 4(2) of the Securities Act, we issued $200.0 million aggregate principal amount of 8 1/4% Senior Notes due 2010 (the "Senior Notes") to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. We received proceeds of approximately $193.5 million after placement agents' commission and other fees.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

1.1**             Form of Underwriting Agreement

2.1 Agreement to Sublease, dated as of February 16, 2000, by and between AirTouch Communications, Inc. and the other parties named therein as Sublessors, California Tower, Inc. and the Registrant. Incorporated by reference to exhibit no. 2.9 to the Registrant's Form 10-K for the year ended December 31, 1999.

2.2 Amendment to the AirTouch Agreement, dated as of March 8, 2001. Incorporated by reference to exhibit no. 2.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

2.3 Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc. and certain of its affiliates, the Registrant, and Southern Towers, Inc. (the "SBC Agreement"). Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated August 25, 2000 and filed August 31, 2000.

2.4               Amendment No. 1 to the SBC Agreement, dated December 14, 2000.
                  Incorporated by reference to exhibit no. 2.8 to the registration statement on Form S-3 of the Registrant, file no. 333-45728.

2.5               Amendment No. 2 to the SBC Agreement, dated November 14, 2001.
                  Incorporated by reference to exhibit no. 2.5 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.6               Amendment No. 3 to the SBC Agreement, dated January 31, 2002.
                  Incorporated by reference to exhibit no. 2.6 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.7               Amendment No. 4 to the SBC Agreement, dated February 25, 2002.
                  Incorporated by reference to exhibit no. 2.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.8 SpectraSite Newco Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc., SpectraSite Communications, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated May 22, 2002.

2.9 November Agreement, dated as of November 14, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated November 19, 2002.

2.10 Amended and Restated Consent and Modification, dated as of November 14, 2002, by and among Southern Towers, Inc., CA/NV Tower Holdings, LLC, SBC Tower Holdings LLC, the Registrant and SBC Wireless LLC. Incorporated by reference to exhibit no.
                  10.2 to the Registrant's Form 8-K dated November 19, 2002.

2.11 Amended and Restated Unwind Side Letter, dated as of November 14, 2002, by and among Cingular, SBC Wireless LLC, SBC Tower Holdings LLC, the Registrant, Southern Towers, Inc. and SpectraSite Communications, Inc. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated November 19, 2002.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

2.12 Proposed Plan of Reorganization of the Registrant under chapter 11 of the Bankruptcy Code. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated November 19, 2002.

3.1 Third Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated February 11, 2003.

3.2               Second Amended and Restated By-laws of the Registrant.
                  Incorporated by reference to exhibit no. 2.2 to the Registrant's Form 8-K dated February 11, 2003.

4.1 Indenture, dated as of May 21, 2003, by and between the Registrant and The Bank of New York. Incorporated by reference to exhibit no. 4.1 to the registration statement on Form S-4 of the Registrant, file no. 333-106118.

4.2 Registration Rights Agreement, dated as of May 21, 2003, by and among the Registrant, Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC, and TD Securities
                  (USA) Inc. Incorporated by reference to exhibit no. 4.2 to the registration statement on Form S-4 of the Registrant, file no. 333-106118.

4.3*              Specimen Stock Certificate.

5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

10.1 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Stephen H. Clark. Incorporated by reference to exhibit no.
                  10.1 to the Registrant's Form 8-K dated February 11, 2003.

10.2 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and David P. Tomick. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated February 11, 2003.

10.4 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Timothy G. Biltz. Incorporated by reference to exhibit no.
                  10.3 to the Registrant's Form 8-K dated February 11, 2003.

10.5 Credit Agreement, dated as of February 22, 2001, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank Of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties party thereto (the "Credit Agreement"). Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 10-K for the year ended December 31, 2000.

10.6 Amendment No. 1 to the Credit Agreement, dated October 31, 2001. Incorporated by reference to exhibit no. 10.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

10.7 Amendment No. 2 to the Credit Agreement, dated August 14, 2002. Incorporated by reference to exhibit no. 10.4 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002.

10.8 Amendment No. 3 to the Credit Agreement, dated May 15, 2003, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities
                  (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties thereto. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated May 21, 2003.

10.9 2003 Equity Incentive Plan of the Registrant. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated February 11, 2003.

10.10 Security & Subordination Agreement, dated as of April 20,1999, with Nextel Communications, Inc. ("Nextel"). Incorporated by reference to exhibit no. 10.32 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.11 Master Site Commitment Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.33 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.12 Master Site Lease Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.34 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.13 Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as agent for certain affiliates of SBC, Southern Towers, Inc. and SBC Wireless, LLC and the Registrant, as guarantors. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

10.14 Executive Severance Plans of the Registrant. Incorporated by reference to exhibit no. 10.17 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.15 Amendment to Severance Plan B of the Registrant. Incorporated by reference to exhibit no. 10.14 to the Registrant's Form 10-K for the year ended December 31, 2002.

10.16 Registration Rights Agreement, dated as of February 10, 2003, by and among the Registrant and the Holders (as defined therein). Incorporated by reference to exhibit no. 10.5 to the Registrant's Form 8-K dated February 11, 2003.

21.1 Subsidiaries of the Registrant. Incorporated by reference to exhibit no. 21.1 to the Registrant's Form 10-K for the year ended December 31, 2002.

23.1*             Consent of Ernst & Young LLP.

23.2** Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

24*               Powers of Attorney (included on signature pages of this Part
                  II).

------------------------
*    Filed herewith.

**   To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on July 17, 2003.

                                   SPECTRASITE, INC.

                                   By:  /s/ Stephen H. Clark
                                        ---------------------------------------
                                        Stephen H. Clark
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Stephen H. Clark and David P. Tomick, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on July 17, 2003, by the following persons in the capacities indicated.

         SIGNATURE                                      TITLE
         ---------                                      -----


     /s/ Stephen H. Clark               President, Chief Executive Officer and
-----------------------------           Chairman of the Board of Directors
         Stephen H. Clark               (Principal Executive Officer)


     /s/ David P. Tomick                Executive Vice President and Chief
-----------------------------           Financial Officer (Principal
         David P. Tomick                Financial Officer)


     /s/ Gabriela Gonzalez              Senior Vice President and Corporate
-----------------------------           Controller (Principal Accounting
         Gabriela Gonzalez              Officer)


     /s/ Paul M. Albert, Jr.
-----------------------------
         Paul M. Albert, Jr.            Director


     /s/ Gary S. Howard
-----------------------------
         Gary S. Howard                 Director


     /s/ Robert Katz
-----------------------------
         Robert Katz                    Director


     /s/ Richard Masson
-----------------------------
         Richard Masson                 Director

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

1.1**             Form of Underwriting Agreement

2.1 Agreement to Sublease, dated as of February 16, 2000, by and between AirTouch Communications, Inc. and the other parties named therein as Sublessors, California Tower, Inc. and the Registrant. Incorporated by reference to exhibit no. 2.9 to the Registrant's Form 10-K for the year ended December 31, 1999.

2.2 Amendment to the AirTouch Agreement, dated as of March 8, 2001. Incorporated by reference to exhibit no. 2.4 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

2.3 Agreement to Sublease, dated as of August 25, 2000, by and among SBC Wireless, Inc. and certain of its affiliates, the Registrant, and Southern Towers, Inc. (the "SBC Agreement"). Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated August 25, 2000 and filed August 31, 2000.

2.4               Amendment No. 1 to the SBC Agreement, dated December 14, 2000.
                  Incorporated by reference to exhibit no. 2.8 to the registration statement on Form S-3 of the Registrant, file no. 333-45728.

2.5               Amendment No. 2 to the SBC Agreement, dated November 14, 2001.
                  Incorporated by reference to exhibit no. 2.5 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.6               Amendment No. 3 to the SBC Agreement, dated January 31, 2002.
                  Incorporated by reference to exhibit no. 2.6 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.7               Amendment No. 4 to the SBC Agreement, dated February 25, 2002.
                  Incorporated by reference to exhibit no. 2.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

2.8 SpectraSite Newco Purchase Agreement, dated as of May 15, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc., SpectraSite Communications, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated May 22, 2002.

2.9 November Agreement, dated as of November 14, 2002, by and among Cingular Wireless LLC ("Cingular"), the Registrant, Southern Towers, Inc. and CA/NV Tower Holdings, LLC. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated November 19, 2002.

2.10 Amended and Restated Consent and Modification, dated as of November 14, 2002, by and among Southern Towers, Inc., CA/NV Tower Holdings, LLC, SBC Tower Holdings LLC, the Registrant and SBC Wireless LLC. Incorporated by reference to exhibit no.
                  10.2 to the Registrant's Form 8-K dated November 19, 2002.

2.11 Amended and Restated Unwind Side Letter, dated as of November 14, 2002, by and among Cingular, SBC Wireless LLC, SBC Tower Holdings LLC, the Registrant, Southern Towers, Inc. and SpectraSite Communications, Inc. Incorporated by reference to exhibit no. 10.3 to the Registrant's Form 8-K dated November 19, 2002.

2.12 Proposed Plan of Reorganization of the Registrant under chapter 11 of the Bankruptcy Code. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated November 19, 2002.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

3.1 Third Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to exhibit no. 2.1 to the Registrant's Form 8-K dated February 11, 2003.

3.2               Second Amended and Restated By-laws of the Registrant.
                  Incorporated by reference to exhibit no. 2.2 to the Registrant's Form 8-K dated February 11, 2003.

4.1 Indenture, dated as of May 21, 2003, by and between the Registrant and The Bank of New York. Incorporated by reference to exhibit no. 4.1 to the registration statement on Form S-4 of the Registrant, file no. 333-106118.

4.2 Registration Rights Agreement, dated as of May 21, 2003, by and among the Registrant, Lehman Brothers Inc., Citigroup Global Markets Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., Credit Suisse First Boston LLC, and TD Securities
                  (USA) Inc. Incorporated by reference to exhibit no. 4.2 to the registration statement on Form S-4 of the Registrant, file no. 333-106118.

4.3*              Specimen Stock Certificate.

5.1** Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the common stock.

10.1 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Stephen H. Clark. Incorporated by reference to exhibit no.
                  10.1 to the Registrant's Form 8-K dated February 11, 2003.

10.2 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and David P. Tomick. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 8-K dated February 11, 2003.

10.4 Employment Agreement, dated as of February 10, 2003, by and among the Registrant, SpectraSite Communications, Inc. and Timothy G. Biltz. Incorporated by reference to exhibit no.
                  10.3 to the Registrant's Form 8-K dated February 11, 2003.

10.5 Credit Agreement, dated as of February 22, 2001, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank Of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank Of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties party thereto (the "Credit Agreement"). Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 10-K for the year ended December 31, 2000.

10.6 Amendment No. 1 to the Credit Agreement, dated October 31, 2001. Incorporated by reference to exhibit no. 10.7 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.7 Amendment No. 2 to the Credit Agreement, dated August 14, 2002. Incorporated by reference to exhibit no. 10.4 to the Registrant's Form 10-Q for the quarterly period ended September 30, 2002.

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

10.8 Amendment No. 3 to the Credit Agreement, dated May 15, 2003, by and among SpectraSite Communications, Inc., as Borrower; the Registrant, as a Guarantor; CIBC World Markets Corp. and Credit Suisse First Boston, as Joint Lead Arrangers and Bookrunners; CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities
                  (USA) Inc., as Arrangers; Credit Suisse First Boston, as Syndication Agent; Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as Co-Documentation Agents; Canadian Imperial Bank of Commerce, as Administrative Agent and Collateral Agent; and the other credit parties thereto. Incorporated by reference to exhibit no. 10.1 to the Registrant's Form 8-K dated May 21, 2003.

10.9 2003 Equity Incentive Plan of the Registrant. Incorporated by reference to exhibit no. 10.6 to the Registrant's Form 8-K dated February 11, 2003.

10.10 Security & Subordination Agreement, dated as of April 20,1999, with Nextel Communications, Inc. ("Nextel"). Incorporated by reference to exhibit no. 10.32 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.11 Master Site Commitment Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.33 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.12 Master Site Lease Agreement, dated as of April 20, 1999, with Nextel. Incorporated by reference to exhibit no. 10.34 to the Registrant's registration statement on Form S-4, file no. 333-67043.

10.13 Lease and Sublease, dated as of December 14, 2000, by and among SBC Tower Holdings LLC, for itself and as agent for certain affiliates of SBC, Southern Towers, Inc. and SBC Wireless, LLC and the Registrant, as guarantors. Incorporated by reference to exhibit no. 10.2 to the Registrant's Form 10-Q for the quarterly period ended March 31, 2001.

10.14 Executive Severance Plans of the Registrant. Incorporated by reference to exhibit no. 10.17 to the Registrant's Form 10-K for the year ended December 31, 2001.

10.15 Amendment to Severance Plan B of the Registrant. Incorporated by reference to exhibit no. 10.14 to the Registrant's Form 10-K for the year ended December 31, 2002.

10.16 Registration Rights Agreement, dated as of February 10, 2003, by and among the Registrant and the Holders (as defined therein). Incorporated by reference to exhibit no. 10.5 to the Registrant's Form 8-K dated February 11, 2003.

21.1 Subsidiaries of the Registrant. Incorporated by reference to exhibit no. 21.1 to the Registrant's Form 10-K for the year ended December 31, 2002.

23.1*             Consent of Ernst & Young LLP.

23.2** Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24*               Powers of Attorney (included on signature pages of this Part
                  II).

------------------------
*    Filed herewith.

**   To be filed by amendment.